Exhibit 99

CANNELL CAPITAL LLC
245 Meriwether Circle
Alta, WY 83414
Tel (307) 733-2284 Fax (307) 264-0600
info@cannellcap.com

May 4, 2018

By Facsimile, Email and Overnight Courier
Corporate Secretary
Mr. Robert S. Molloy
Destination XL Group, Inc.
555 Turnpike Street
Canton, MA 02021

Re: Notice of Intention to Present Business and Nomination

Ladies and Gentlemen:

Tonga Partners, L.P., a Delaware limited partnership (the "Nominating Stockholder"), is a stockholder of Destination XL Group, Inc., a Delaware corporation (the "Company"). As of the date hereof, the Nominating Stockholder is the record holder of 1,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). In accordance with Section 4.15 of the Company's Fourth Amended and Restated By-Laws dated June 18, 2015 (the "By-Laws"), the undersigned hereby notifies the Secretary of the Company of its intent to nominate four (4) people for directorship (the "Nomination") at the first Annual Meeting of Stockholders of the Company after the date hereof (the "Annual Meeting"). Capitalized terms that are not otherwise defined herein shall have the meanings set forth in the By-Laws.

The Nominating Stockholder has presented four (4) nominees as opposed to a full slate of nine (9) because it seeks only nominal representation on the Board of Directors of the Company (the "Board").

All information set forth herein is as of the date hereof unless otherwise indicated.

A. INFORMATION RELATING TO THE STOCKHOLDER NOMINEES

As stated above, the Nominating Stockholder is hereby providing notice of its intent to nominate Lionel F. Conacher ("Conacher"), John Flood ("Flood"), Gus Halas ("Halas"), and Richard Van Doren, Jr. ("Van Doren" and together with Conacher, Flood, and Halas the "Stockholder Nominees") at the Annual Meeting to stand for election to the Board.

It is the Nominating Stockholder's intention that the Stockholder Nominees stand for election to replace four directors up for election by holders of Common Stock at the Annual Meeting. If the Board fixes the number of nominees to be elected by holders of Common Stock at the Annual Meeting at less than four, the Nominating Stockholder shall adjust the number of its nominees accordingly. The Nominating Stockholder reserves the right to withdraw some or all of its Stockholder Nominees prior to the Annual Meeting. The Nominating Stockholder hereby sets forth the (alphabetical) priority of the candidates in the order set forth below.

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 Priority  Stockholder Nominee  1.  Mr. Conacher  2.  Mr. Flood  3.  Mr. Halas  4.  Mr. Van Doren  In accordance with Section 4.15(j) of the By-Laws, enclosed are completed questionnaires withrespect to the background and qualification of each of the Stockholder Nominees as well as a writtenrepresentation and agreement from each of the Stockholder Nominees and both of which were in aform provided by the Secretary of the Company to the Nominating Stockholder following its request.  Set forth herein is information regarding the Nominating Stockholder, the StockholderAssociated Persons, the Stockholder Nominees and others in connection with the Nomination,including the information requested in Section 4.15(c)(1)-(7) of the By-Laws.  1 WRllTI.N CONSENT OF STOCKHOLDER NOMINEES TO NOMINATION  See Exhibits attached hereto.  2. NAME. ACE BUSINESS ADDRESS AND RESIDENCE ADDRESS OF  STOCK! IOI.DER NOMINEES  Stockholder  Nominee  Age Business Address  Residence Address  Lionel F. Conacher  55  PC ) Box 830  3 Upper Ames Avenue  Ross, CA 94957  Ross, CA 94957-0830  John L. Flood  60  222 S. 9"' Street; Suite 350  22695 Murray Street  Minneapolis, MN 55402  Shorcwood, MN 55331  Gus Halas  67  202 Oakmont Lane  202 Oakmont Lane  Wax haw, NC 28173  Waxhaw, NC 28173  Richard D. Van  Doren, Jr.  41  628 Middlefteld Road  1435 Marlborough Road  Palo Alto, CA 94301  I lillsborough, CA 94010  3.  PRINCIP \l. OCCUPATION OR EMPLOYMENT OF T1 IE STOCK! IOLDER  NOMINF.ES  This section serves to detail the Stockholder Nominees’ qualifications for membership of theBoard.

 Lionel F. Conacher, age 55, is a Senior \dvisor to private equity firm Altamont Capital Partners,  1 ,LC. 11c currently sits on the board ot two Altamont investee companies, Dakine and Mervinand was previously the Chairman of Wunderlich Securities. I le previously served as ViceChairman of Roth Capital Partners from 2012 to 2014 and the President of Thomas WeiselPartners Group from 2008 to 2010. Prior to his time at Thomas Weisel, Lionel was co¬founder and Chief Executive Officer ot W cstwind Partners Inc., a specialized Canadianinstitutional investment bank with a focus on energy, mining and Technology, Media andTelecommunications. Wesfwind grew to SI00 million in revenues in 2007 after which he soldit to Thomas Weisel. Early career included time at 1 lees International Bancorp Inc. (nowBrookfield\ssct Management), Citicorp and hirst Marathon Securities (now National BankFinancial). Lionel is also Trustee ot both the San Francisco Museum of Modem Art and theHarbourfront Centre Pte. Limited and previously served as a director of Cadillac FairviewCorporation and Great Lakes Power, Inc. Mr. Conacher holds a Bachelor of Arts degree inEconomics and Art History from Dartmouth College.  Since 2010, Mr. Conacher’s principal occupation has been serving as a Senior Advisor toAltamont Capital Partners, LLC, a private equity firm. Altamont Capital Partners, LLC, islocated at 400 I lamilton Avenue, Suite 230, Palo Alto, CA 94301.  Altamont Capital Partners, LLC can be reached online at www.altamonfcapital.com ortelephonically at (650) 264-7750.  John L. Flood, age 60, Former Chairman and Managing Partner of Craig-Hallum Capital GroupLLC, an institutional broker-dealer and investment bank which he founded in 1997 andwhere Mr. blood remains a Senior Partner. I le earned a Bachelor of Science degree inManagement from the Carlson School of Management.  Mr. Flood’s current principal occupation is serving as a Senior Partner of Craig-HallumCapital Group LLC. Since 2013, he has also served as Chairman & Managing Partner ofCraig-Hallum Capital Group LLC.  Craig-I lallum Capital Group LLC is located at 222 South Ninth Street, Suite 350  Minneapolis, MN 55402. Craig-Hallum Capital Group LLC can be reached online atwww.craig-hallum.com or telephonically at (403) 264-1915.  Gns Walds, age 67, is the Chairman of Madalena Energy Inc., OptimizeRx Corporation, andSchool Specialty Inc. He is a director of Triangle Petroleum Corp. Mr. Halas also servs as aconsultant for Central Garden & Pet Co. where he was President/CEO previously. I le wasalso chairman, president and CEO of 1-3 Energy Services Inc, president and CEO of CloreAutomotive LLC and Marley Cooling Tower Co Europe Limited. Mr. I lalas was part of theBoard of Directors ot 1 looper 1 lomes Inc. and Aquilex Corp. Mr I lalas has a Bachelor’s  Degree in physics from Virginia Tech University' and a Bachelor’s Degree in economics fromState University. He also has an MBA from IMD International.  Since 2017, Mr. I lalas’ principal occupation is serving as Chairman of Madalena Energy Inc.,OptimizeRx Corporation, and School Specialty' Inc. From 2013 to 2015, Mr. Halas’ principal  3

 Occupation was as Senior Advisor and Partner to White Deer Energy, LP. From 2011 to  2013, Mr. Ualas’ principal occupation was serving as President and CEO of Central Garden& Pet Company.  Madalena Energy Inc. is located at Suite 1600 Dome Tower, 333 7th Avenue SAX’., Calgary,Alberta T2P 2/1. Madalena Energy Inc.can be reached online atwww.madalenaenergy.comor telephonically at (403) 264-1915. OptimizcRx Corporation is located at 400 Water Street,Suite 200, Rochester, MI 48307. OptimizeRx Corporation can be reached online atwww.optimizerx.com or telephonically at (248) 651-6568 extension 815. School Specialty Inc.is located at XX 6316 Design Drive, Greenville, XX'I54942. School Specialty Inc. can be reachedonline at www.schoolspedalty.com or telephonically at (212) 786-6011.  Richard 1 an Down, age 41, is the Chief Operating Officer and Chief Financial Officer of  Samsara BioCapital, EEC, managing over S300 million in alternative assets. From 2014 —  2016, Rich was the Chief Operating Officer and Chief Financial Officer of Pacific Grove  Capital. Prior to Pacific Grove, Rich was the Chief Financial Officer of Marcato Capital  Management where he was responsible for building out the front and back office, accounting& finance, trade operations, firm compliance program and was an instrumental team memberin the successful growth ot AUM to S2.6 billion. From 2002 — 2010. Rich was the ChiefFinancial Officer of Canncll Capital where he was responsible for multi-state businessoperations, finance, compliance and investor relations.  Rich graduated from the University of San Francisco with a B.S. in Finance and has earned aGraduate Certificate in Tax from Golden Gate University.1 le sen es on the Board ofRegents at Father Junipero Serra I ligh School and is a member of the Dean's Circle at theUniversity of San Francisco School of Business Management  Since 2017, Mr. Van Doren’s principal occupation is serving as the Chief Operating Officeand Chief Financial Officer of Samsara BioCapital. From 2014 — 2016, Rich was the ChiefOperating Officer and Chief Financial Officer of Pacific Grove Capital. From 2010 to 2013,Mr. X an Doren was the Chief Financial officer of Marcato Capital Management.  Samsara Biocapital is located at 565 Everett Avenue, Palo Alto, CA 94301. It can be reachedonline at www.samsaracap.com or telephonically at (650) 285-4270.  4. Cl .ASS AND NUMB FIR OF SI IARES OF COMMON STOCK III .ED OF RECORD  AND BENEF1C1AEEY OWNED BYT11ESTOCKIIQEDER NOMINEES  The Stockholder Nominees do not own or have the right to acquire any class of securities ofthe Company.  The Stockholder Nominees do not hold any significant equity interests or any synthetic equityinterests or short interest in any principal competitor of the Company.  5.  OTI ll'.R INFORMATION REQUIRED BY Tl IF PRO  W  REEFS REGARDING  Tl IF. STOCKI IQEDER NOMINEES AND STOCI IQEDER ASSOCI ATED PERSONS  4

Other information that would be required to be included in a Proxy Statement on Schedule 14A under the Exchange Act in connection with the solicitation of proxies for the election of the Stockholder Nominees is set forth below. Item numbers correspond to the Items in Schedule 14A.

There are no direct or indirect arrangements or understandings between the Nominating Stockholder, the Stockholder Associated Persons and/or the Stockholder Nominees.

Item 4 – Persons Making the Solicitation

(b) Solicitation subject to Rule 14a-12(c).

(1) The solicitation is made by the Nominating Stockholder.

(2) There are no participants in the solicitation that have been employed to solicit the security holders.

(3) There are no persons who have been engaged to solicit the security holders. The Nominating Stockholder reserves the right to engage financial advisors or proxy solicitors, who may be considered participants in a solicitation under Regulation 14A of the Exchange Act.

(4) There are no expenditures to date and no estimate on the total amount to be spent in connection with the solicitation of the security holders. See item (3) directly above.

(5) The eventual cost of the solicitation, if any, will be borne by the Nominating Stockholder.

(6) This solicitation has not been terminated pursuant to any settlement between the Company and the Nominating Stockholder or a Stockholder Associated Person.

Item 5 - Interests of Certain Persons in Matters to be Acted Upon

(b) Solicitations subject to Rule 14a-12(c).

There is no substantial interest, direct or indirect, by security holdings or otherwise, of each participant.

See Sections A.2., A.3. A.4. above and Exhibit 2 hereto.

During the past ten years, the Stockholder Nominees have not been convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors).

To the best of the knowledge of the Stockholder Nominees and their associates, none of such persons has been, within the past year, a party to any contract, arrangement or understanding with any person with respect to any shares of Common Stock of the Company, including but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profits, division of losses or profits, or the giving or withholding of proxies.

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Neither the Stockholder Nominees nor their associates owns any shares of Common Stock nor have they purchased or sold such securities within the past two years.

The Stockholder Nominees do not own beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company.

Neither the Stockholder Nominees nor their associates have any arrangement or understanding with any person with respect to (i) any future employment with the Company or its affiliates or (ii) any future transactions to which the Company or any of its affiliates may be a party.

No family relationships exist between the Stockholder Nominees and any Company director or executive officer and the Stockholder Nominees.

Item 6 - Voting Securities and Principal Holders Thereof

(a) The class of securities owned by the Nominating Stockholder is disclosed in Section B.2. The number of shares of Common Stock outstanding is 48,759,404, as reported in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2018.

(b) The record date is as of the date of this notice.

(d) The information required by Item 403 of Regulation S-K is set forth below.

Item 403

(a) Security ownership of certain beneficial owners:

Neither the Stockholder Nominees nor the Nominating Stockholder is the beneficial owner of more than five percent of any class of the Company's voting securities.

(b) Security ownership of management.

Disclosed in A.4.

(c) Changes in control.

The Nominating Stockholder is not aware of any arrangements including any pledge by any person of securities of the Company or any of its affiliates, the operation of which may at a subsequent date result in a change in control of the Company.

Item 7 - Directors and Executive Officers

(a) The information required by Instruction 4 to Item 103 of Regulation S-K with respect

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 to the Stockholder Nominees are set forth below:  The Stockholder Nominees are not involved in any material pending legal proceeding withrespect to the Company.  (b) The Information required by Items 401, 404(a) and (b), 405 and 407 (d)(4) and 407(d)(5)and 407(h) of Regulation S-K, with respect to the Stockholder Nominees, is set forth below:  1 tern 401:  (a) Identification of Directors. The name and age of the Stockholder Nominees are set forthabove under Section A.2 above. There is no arrangement or understanding between theStockholder Nominees and any other person pursuant to which they were or have to beselected as a Stockholder Nominee or director. The Stockholder Nominees do not currentlyhold any position or office with the Company and have never served previously as a directorof the Company.  (d) Family Relationships. No family relationship exists between the Stockholder Nominees,on the one hand, and the Company, a director or executive officer of the Company, on theother hand.  (e) Business Experience. The principal occupation and business experience of theStockholder Nominees are set forth above under Section A.3.  To the best knowledge of the Nominating Stockholder, the Stockholder Nominees and theirassociates, none of the corporations or organizations set forth above under Section A.3 isotherwise a parent, subsidiary or other affiliate of the Company.  Other than as set torth herein, the Stockholder Nominees are not a director of any  company with a class of securities registered pursuant to Section 12 of the Exchange Act orsubject to the requirements of Section15(d) thereof, or any registered investment companyunder the Investment Company Act of 1940, as amended.  (f) Involvement in Certain Legal Proceedings.  The Stockholder Nominees have not been the subject of any order, action or proceeding orotherwise involved in any of the events of the type described in Item 401(f).  W ith respect to each of the Stockholder Nominees, none of the events enumerated in Item40l(f)(l)-(8) of Regulation S-K of the Exchange Act occurred during the last ten years.  Item 40400:  Since the beginning of the Company's last fiscal year, neither the Stockholder Nomineesnor its associates, including any member of their immediate family, has any material interestin any transaction, or has any material interest in a proposed transaction, to which theCompany or any subsidiary of the Company was or is to be a party and in which the  7 amount involved exceeded $120,000.

Item 404(b):

The Stockholder Nominees have not had during the Company's last fiscal year any relationship with the Company or its subsidiaries of the type described in Item 404(b) of Regulation S-K.

Item 404(c):

With respect to Item 404(c) of Regulation S-K, there have not been any filings of the type described in Item 404(c) or any promoters of the type during the last five fiscal years.

Item 405:

Neither the Nominating Stockholder nor the Stockholder Nominees were a beneficial owner of 10 per cent of any class of equity securities of the Company pursuant to Section 12 of the Exchange Act.

No late reports were filed.

(c) The information required by Item 407(a) of Regulation S-K, Section 2.5(iv)(c)(B):

Mr. Conacher, Mr. Flood, Mr. Halas, and Mr. Van Doren are independent under the independence standards applicable to the Company under paragraph (a)(1) of Item 407 of Regulation S-K of the Exchange Act and the Nasdaq listing standards.

Item 8 - Compensation of Directors and Executive Officers

The information required by Item 402 of Regulation S-K with respect to the Stockholder Nominees and their associates is set forth below:

The Stockholder Nominees have not received any compensation from the Company.

DIRECT AND INDIRECT COMPENSATION AND OTHER MATERIAL MONETARY AGREEMENTS, ARRANGEMENTS AND UNDERSTANDINGS DURING THE PAST THREE YEARS, AND ANY OTHER MATERIAL RELATIONSHIPS, BETWEEN OR AMONG THE NOMINATING STOCKHOLDER, THE STOCKHOLDER ASSOCIATED PERSONS, AND/OR EACH STOCKHOLDER NOMINEE

There is no direct or indirect arrangement or understanding between or among the Nominating Stockholder, the Stockholder Associated Persons and/or any of the Stockholder Nominees, including any direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, or any other material relationships, between or among the foregoing or their respective associates, or others acting in concert therewith.

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B. INFORMATION REGARDING THE NOMINATING STOCKHOLDER

1. NAME AND ADDRESS OF THE NOMINATING STOCKHOLDER AND THE STOCKHOLDER ASSOCIATED PERSONS

The name of the Nominating Stockholder is Tonga Partners, L.P. Tonga Partners, L.P. is a Delaware Limited Partnership.

The address of the Nominating Stockholder is 245 Meriwether Circle, Alta, WY 83414. The phone number of the Nominating Stockholder is (307) 733-2284.

The Nominating Stockholder has three Stockholder Associated Persons who are currently beneficial owners of the Company's Common Stock, and one Stockholder Associated Person who was a former beneficial owner of the Company's Common Stock. These Stockholder Associated Persons are Tristan Partners, L.P. ("Tristan"), Tristan Offshore Fund, Ltd. ("Tristan Offshore"), and the Cuttyhunk Master Portfolio ("Cuttyhunk"). Cannell Capital LLC is the General Partner and investment advisor of Tristan. Cannell Capital LLC is the investment subadvisor to Cuttyhunk. Cannell Capital LLC serves as investment advisor to Tristan Offshore. Cannell Capital LLC was the investment advisor to a separately-managed account (the "Cannell SMA") which was formerly a beneficial holder in the Company's Common Stock.

2. CLASS AND NUMBER OF SHARES OF COMMON STOCK HELD OF RECORD AND BENEFICIALLY BY THE NOMINATING STOCKHOLDER AND THE STOCKHOLDER ASSOCIATED PERSONS

As of the date hereof, the Nominating Stockholder is the record holder of 1,000 shares of the Company's Common Stock and the beneficial owner of a further 478,721 shares held in the street name. Clients advised by the Nominating Stockholder's General Partner and investment advisor, Cannell Capital LLC, own in aggregate 3,680,192 shares, inclusive of the Nominating Stockholder's holdings and shares of the Common Stock held by the Stockholder Associated Persons.

Exhibit 2 indicates the date of each purchase and sale of shares of Common Stock made by the Nominating Stockholder and the Stockholder Associated Persons, and the number of shares in each such purchase and sale.

The Nominating Stockholder and its Associated Stockholder Persons intend to continue to own the securities through the Annual Meeting and election of the Directors of the Board. The qualifying securities are not held for the purpose of changing control of the Company or gaining more than a limited number of seats on the Board of Directors.

3. CERTAIN AGREEMENTS AND ARRANGEMENTS

There is no formal agreement, arrangement or understanding with respect to the Nomination between the Nominating Stockholder, the Stockholder Associated Persons, any of their affiliates or associates, the Stockholder Nominees and or others acting in concert with any of the foregoing.

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There is no agreement, arrangement or understanding (including any derivative or short position, swap, profit interest, option, warrant, convertible security, stock appreciation or similar right, hedging transaction, or borrowed or loaned shares) that has been entered into as of the date hereof by, or on behalf of, either the Nominating Stockholder or the Stockholder Associated Persons, as applicable, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or increase or decrease the share price for the benefit of, or increase or decrease the voting power of, the Nominating Stockholder or the Stockholder Associated Persons, as applicable, with respect to shares of stock of the Company.

The Nominating Stockholder does not own beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company. To the knowledge of the Nominating Stockholder, no affiliate of the Nominating Stockholder owns any securities of the Company, except as set forth above in Section B.2.

Supplemental Disclosure of Certain Interests of the Nominating Stockholder and each of the Stockholder Nominees:

(A) The Nominating Stockholder, the Stockholder Associated Persons` or each Stockholder Nominee is not engaged in directly or indirectly, any Derivative, swap or other transaction or series of transactions, that would give the Nominating Stockholder economic risk ("Synthetic Equity Interest") similar to ownership of shares of any class of the Company.

(B) The Nominating Stockholder or each Stockholder Nominee does not have or shares any rights to vote to a proxy, agreement, arrangement, understanding or relationship of the Company pursuant to Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A except for the shares of common stock as declared in this notice.

(C) The Nominating Stockholder or each Stockholder Nominee does not have any agreement, arrangement, understanding or relationship including any repurchase or stock borrowing agreement directly or indirectly, the purpose of which is to mitigate loss to, reduce the economic risk of ownership of shares of the Company, increase or decrease the voting power of the Nominating Stockholder, with respect to the shares of the Company or which provides directly or indirectly, the opportunity to benefit from any decrease in the price of the shares of the Company ("Short Interests").

(D) The Nominating Stockholder or each Stockholder Nominee is entitled to rights to dividends on the shares of Common Stock of the Company or any Synthetic Equity Interest or Short Interests if any.

(E) The Nominating Stockholder earns both an asset-based and a performance-based fee that it is indirectly based on any increase or decrease in the value of shares of the Company or derivative instruments related to shares of the Company. The Nominating Stockholder is a Delaware Limited Partnership which holds the shares of the Company in a diversified portfolio held on behalf of its limited partners. The shares of the Company constitute less than one-twentieth (1/20th) of this portfolio. The Nominating Stockholder earns an asset-based fee of 1.5% per annum on all assets it manages for the benefit of its limited partners. The Nominating Stockholder earns a performance fee equivalent to twenty percent (20%) of all gains earned on behalf of its limited partners. These fees are subject to a so-called "High Water Mark" and are charged annually and in arrears. In its discretion, the general partner of the Nominating Stockholder reserves the right to waive both the asset-based and performance-based fees for

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selected limited partners.

Each Stockholder Nominee is not entitled to any performance related fees (other than an asset based fee) based on any increase or decrease in the price or value of any shares of the Company, any Synthetic Equity Interests or any Short Interests.

(F) Mr. J. Carlo Cannell is the natural person associated with the Nominating Stockholder who is responsible for the formulation of and decision to propose the nomination (the "Responsible Person"). Mr. J. Carlo Cannell, is the Managing Member of Cannell Capital LLC, which serves as the General Partner of and investment advisor to Tonga Partners, L.P.

Each Stockholder Nominee is a natural person.

(G) The Nominating Stockholder or each Stockholder Nominee does not have any significant equity interest or any Synthetic Equity Interest or Short Interests in any principal competitor of the Company.

(H) The Nominating Stockholder or each Stockholder Nominee does not have any direct or indirect interest in any contract with the Company, any affiliate of the Company or any principal competitor of the Company.

(I) The Nominating Stockholder or each Stockholder Nominee is not a party or a participant to any pending or threatened litigation involving the Company, its officers, directors or any affiliates of the Company.

(J) The Nominating Stockholder or each Stockholder Nominee has not had any material transaction involving the Nominating Stockholder on one hand and the Company on the other hand, in the last twelve months.

(K) There have been no material discussions regarding the business proposed to be brought before the meeting between the Nominating Stockholder and any other beneficial holder of the shares of the Company.

There have been no material discussions regarding the business proposed to be brought before the meeting between each Stockholder Nominee and any other beneficial holder of the shares of the Company.

(L) The other information relating to the Nominating Stockholder, the Stockholder Associated Persons and each Stockholder Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the nominations by the Nominating Stockholder before the meeting pursuant to Section 14(a) of the Exchange Act have been stated in this notice.

<u>The reason for proposing business:</u>

The Nominating Stockholder has a material interest of ownership of Common Stock of the Company.

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 4  RI.PRI'.SINTATIONSOPTlll- NOMINATING STOCKI lOLDKR  Hie Nominating Stockholder hereby represents that, in each case, as of the date hereof:  (i) The Nominating Stockholder is a holder of record of stock of the Company entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination.  (ii) The Nominating Stockholder may, in its sole discretion, determine to take one or more of the following actions:  (A) deliver a proxy statement and form of proxy to holders of at least the percentage of theCompany's outstanding capital stock required to approve or adopt the Nomination and/orelect the Stockholder Nominees or (B) otherwise to solicit proxies or votes from stockholdersin support of the Nomination. As of the date hereof, the Nominating Stockholder is not partof a group with respect to any ot the foregoing; however, the Nominating Stockholder may, inits sole discretion determine to form a group with any other person or entity at a later date.  (iii)The Nominating Stockholder shall provide any information reasonably requested by the Company.  5. DESCRIPTION Oh AIT ARRANGEMENTS BETWEEN THE NOMINATING  STOCKI lOl.DER. T1 IK S TOCK] 1QLDER ASSOCIATED PERSONS. T1 11 1  STOCKI IQ1 .PER NOMINEES AND OTHER PERSONS PURSUANT TO WHICH THENOMINATION IS BEING MADE  There arc no agreements, arrangements or understandings between the Nominating Stockholder,  the Stockholder Associated Persons, the Stockholder Nominees and/or any other persons, including withrespect to (i) any agreement, arrangement or understanding, direct or indirect, with respect to thisNomination between or among the foregoing acting as part of a group (as defined in Section 13(d) of theExchange Act) or in concert with any of the foregoing; nor is there (ii) any proxy (including revocableproxies), contract, arrangement, understanding or other relationship pursuant to which die foregoing hasa right to vote any shares of stock of the Company.  6. OTHER INFORMATION REQUIRED BY nil'. PROXY RULES REGARDING THE  NOMINATING STOCKI IOLDER  Since the beginning of the Company's last fiscal year, the Nominating Stockholder has not had anymaterial interest in any transaction, and has no material interest in any proposed transaction, to which theCompany or any subsidiary of the Company was or is to be a party and in which the amount involvedexceeds S 120,000. The Nominating Stockholder has not had during the Company's last fiscal year anyrelationship with the Company or its subsidiaries of the type described in Item 404(b) ot Regulation S-K.  To the best of the knowledge of the Nominating Stockholder, the Stockholder Nominees meet thedirector qualifications set forth in the Company’s governing documents and satisfy the objective criteriaof rite Nasdaq Cxchange regarding Director independence.  12

C. DESCRIPTION OF THE BUSINESS TO BE BROUGHT BEFORE THE ANNUAL MEETING; MATERIAL INTEREST IN SUCH BUSINESS AND THE REASONS THEREFORE.

In accordance with the By-Laws, the Nominating Stockholder does not intend to bring any other business before the Annual Meeting other than the election of the Stockholder Nominees.

* * *

The Nominating Stockholder requests written notice as soon as practicable of any alleged defect in this notice and reserves the right, following receipt of any such notice, to either challenge, or attempt as soon as practicable to cure, such alleged defect. The Nominating Stockholder reserves the right to give further notice of additional business or nominations to be conducted or made at the Annual Meeting or other meeting of the Company's stockholders, to revise the Nominations, or not to present any one or more of the Nominations.

The Nominating Stockholder agrees to timely update and supplement this notice as required under the By-Laws and to furnish such other information with respect to the Stockholder Nominee as may reasonably be required by the Company to determine the eligibility of the Stockholder Nominee to serve as a director of the Company.

Nothing herein shall be deemed to be an admission that the Nominating Stockholder, the Stockholder Nominee or the beneficial owners of any of the shares of Common Stock held of record by any participants in any proxy solicitation by the Nominating Stockholder pursuant to Regulation 14A under the Exchange Act, constitute a "group" within the meaning of Section 13(d) of the Exchange Act or the rules and regulations thereunder or of any provision of the Delaware General Corporation Law.

Please direct any questions regarding the information included in this notice to Mr. Stephen C. Wagstaff, Chief Financial Officer of Cannell Capital LLC and Investment Advisor to Tonga Partners, L.P, 245 Meriwether Circle, Alta, Wyoming 83414. Electronic copies of such correspondence should be directed to info@cannellcap.com. Please email or fax to confirm receipt of this notice to info@cannellcap.com or (307) 264-0600 at the earliest.

* * *

IN WITNESS WHEREOF, the Nominating Stockholder has caused this notice to be duly executed on this 3rd day of May, 2018.

TONGA PARTNERS, L.P.

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 By;  James Carlo Gannell  Managing Member of Gannell Capital LLCThe General Partner of Tonga Partners, L.P.  14

Exhibit 2

The following table indicates the date of each purchase and sale of shares of Common Stock made by the Nominating Stockholder and the Stockholder Associated Persons, and the number of shares in each such purchase and sale.

Nominating Stockholder or Stockholder Associated Persons	Transactions	Date	Quantity
Tonga	Buy	8/6/2013	2,900
Cuttyhunk	Buy	8/6/2013	1,800
Tonga	Buy	8/13/2013	2,853
Cuttyhunk	Buy	8/13/2013	1,800
Tonga	Buy	8/14/2013	3,653
Cuttyhunk	Buy	8/14/2013	2,200
Tonga	Buy	8/15/2013	9,608
Cuttyhunk	Buy	8/15/2013	5,900
Tonga	Buy	8/19/2013	16,642
Cuttyhunk	Buy	8/19/2013	10,400
Tonga	Buy	8/21/2013	100
Cuttyhunk	Buy	8/21/2013	100
Tonga	Buy	8/23/2013	2,500
Cuttyhunk	Buy	8/23/2013	1,500
Cannell SMA	Buy	8/30/2013	5,400
Cannell SMA	Buy	9/3/2013	4,036
Tonga	Buy	10/11/2013	76,313
Cuttyhunk	Buy	10/11/2013	46,824
Cannell SMA	Buy	10/11/2013	18,908
Tonga	Buy	10/14/2013	538
Cuttyhunk	Buy	10/14/2013	329
Cannell SMA	Buy	10/14/2013	133
Tonga	Buy	10/15/2013	8,351
Cuttyhunk	Buy	10/15/2013	5,124
Cannell SMA	Buy	10/15/2013	2,069
Tonga	Buy	10/16/2013	6,930
Cuttyhunk	Buy	10/16/2013	4,253
Cannell SMA	Buy	10/16/2013	1,717
Tonga	Buy	10/17/2013	9,292
Cuttyhunk	Buy	10/17/2013	5,704
Cannell SMA	Buy	10/17/2013	2,304
Tonga	Buy	10/22/2013	7,433
Cuttyhunk	Buy	10/22/2013	4,573
Cannell SMA	Buy	10/22/2013	1,794

15

Nominating Stockholder or Stockholder Associated Persons	Transactions	Date	Quantity
Tonga	Buy	10/30/2013	2,694
Cuttyhunk	Buy	10/30/2013	1,656
Cannell SMA	Buy	10/30/2013	650
Tonga	Buy	10/31/2013	10,773
Cuttyhunk	Buy	10/31/2013	6,627
Cannell SMA	Buy	10/31/2013	2,600
Tonga	Buy	11/4/2013	36,087
Cuttyhunk	Buy	11/4/2013	22,202
Cannell SMA	Buy	11/4/2013	8,711
Tonga	Buy	11/6/2013	3,771
Cuttyhunk	Buy	11/6/2013	2,319
Cannell SMA	Buy	11/6/2013	910
Tonga	Buy	11/7/2013	26,281
Cuttyhunk	Buy	11/7/2013	16,176
Cannell SMA	Buy	11/7/2013	6,348
Tonga	Buy	11/14/2013	14,424
Cuttyhunk	Buy	11/14/2013	2
Cannell SMA	Buy	11/14/2013	482
Tonga	Buy	11/15/2013	163
Cannell SMA	Buy	11/15/2013	18,191
Tonga	Buy	11/18/2013	88
Cannell SMA	Buy	11/18/2013	9,712
Tonga	Buy	11/19/2013	2
Cannell SMA	Buy	11/19/2013	198
Tonga	Buy	12/4/2013	14,068
Cuttyhunk	Buy	12/4/2013	8,084
Cannell SMA	Buy	12/4/2013	4,848
Tonga	Buy	12/5/2013	15,630
Cuttyhunk	Buy	12/5/2013	8,983
Cannell SMA	Buy	12/5/2013	5,387
Tonga	Buy	12/6/2013	13,908
Cuttyhunk	Buy	12/6/2013	7,612
Cannell SMA	Buy	12/6/2013	5,348
Tonga	Buy	1/10/2014	26,200
Cannell SMA	Buy	1/10/2014	2,435
Tonga	Buy	1/13/2014	4,849
Cannell SMA	Buy	1/13/2014	451
Tonga	Buy	1/14/2014	91
Cannell SMA	Buy	1/14/2014	9

16

 Nominating Stockholder or  Stockholder Associated Persons  Transactions  Date  Quantity  Canncll SMA  Buy  1/17/2014  20,000  Cannell SMA  Buy  1/21/2014  12,721  Tonga  Buy-  2/4/2014  3,415  Tonga  Buy  2/10/2014  52,501  Cuttyhunk  Buy-  2/10/2014  26,386  Cannell SMA  Buy  2/10/2014  1,789  Tonga  Buy-  2/11/2014  5,312  Cutty-hunk  Buy  2/11/2014  2,669  Cannell SMA  Buy-  2/11/2014  181  Tonga  Buy  2/12/2014  6,278  Cuttyhunk  Buy-  2/12/2014  3,124  Cannell SMA  Buy  2/12/2014  1,198  Tonga  Buy-  2/13/2014  11,845  Cuttyhunk  Buy  2/13/2014  5,895  Canncll SMA  Buy-  2/13/2014  2,260  Tonga  Buy  2/14/2014  14.805  Cuttyhunk  Buy-  2/14/2014  7.369  Cannell SMA  Buy  2/14/2014  2,826  Tonga  Buy-  2/18/2014  35,830  Cuttyhunk  Buy  2/18/2014  17,832  Cannell SMA  Buy-  2/18/2014  6,838  Tonga  Buy  2/19/2014  14.805  Cuttyhunk  Buy-  2/19/2014  7.369  Canncll SMA  Buy  2/19/2014  2,826  Tonga  Buy  2/20/2014  14.805  Cuttyhunk  Buy-  2/20/2014  7.369  Canncll SMA  Buy  2/20/2014  2,826  Tonga  Buy-  2/21/2014  15,295  Cuttyhunk  Buy  2/21/2014  7,615  Cannell SMA  Buy  2/21/2014  2,921  Tonga  Sell  3/13/2014  16,282  Cuttyhunk  Sell  3/13/2014  8/248  Cannell SMA  Sell  3/13/2014  5/251  Tonga  Sell  3/14/2014  35,786  Cuttyhunk  Sell  3/14/2014  18,129  Cannell SMA  Sell  3/14/2014  11,540  Tonga  Sell  4/2/2014  40,801  Cuttyhunk  Sell  4/2/2014  21/223  Tonga  Sell  4/3/2014  32,891  17

 Nominating Stockholder or  Stockholder Associated Persons  Transactions  Date  Quantity  Cuttyhunk  Sell  4/3/2014  17,109  Tonga  Sell  4/7/2014  20,349  Cuttyhunk  Sell  4/7/2014  13,278  Cannell SMA  Sell  4/7/2014  10,204  Tonga  Sell  4/8/2014  5,289  Cuttyhunk  Sell  4/8/2014  2,004  Cannell SMA  Sell  4/8/2014  2,047  Tonga  Sell  4/9/2014  102,239  Cuttyhunk  Sell  4/9/2014  81,757  Cannell SMA  Sell  4/9/2014  02,829  Tong; i  Sell  4/10/2014  15.803  Cuttyhunk  Sell  4/10/2014  7.994  Cannell SMA  Sell  4/10/2014  0,143  Tonga  Sell  4/11/2014  213  Cuttyhunk  Sell  4/11/2014  100  Cannell SMA  Sell  4/11/2014  81  Tonga  Sell  4/15/2014  15.803  Cuttyhunk  Sell  4/15/3)14  7.994  Cannell SMA  Sell  4/15/2014  0,143  Tonga  Sell  4/10/2014  7,932  Cuttyhunk  Sell  4/16/2014  3,997  Cannell SMA  Sell  4/10/3)14  3,071  Tonga  Sell  4/17/3)14  10,73)  Cuttyhunk  Sell  4/17/2014  8,430  Cannell SMA  Sell  4/17/2014  0,478  Tonga  Sell  4/21/2014  15,805  Cuttyhunk  Sell  4/21/2014  7,993  Cannell SMA  Sell  4/21/2014  6,142  Tonga  Sell  4/22/2014  11,631  Cuttyhunk  Sell  4/22/2014  5,861  Cannell SMA  Sell  4/22/2014  4,504  Tonga  Sell  4/23/2014  89,300  Cuttyhunk  Sell  4/23/2014  45.013  Cannell SMA  Sell  4/23/2014  34,594  Tristan  Bin  8/28/2017  182,115  Tristan Offshore  Bu\  8/28/2017  85,485  Tristan  Bu)  8/29/2017  221,788  Tristan Offshore  Bin  8/29/2017  104,112  Tristan  Bu\  8/30/2017  08,053  18

 Nominating Stockholder or  Stockholder Associated Persons  Transactions  Date  Quantity  Tristan Offshore  Buy  8/3D/2017  31.947  Tristan  Buy  8/31/2017  68,053  Tristan Offshore  Buy-  8/31/2017  31.947  Tristan  Buy  9/1/2017  265,150  Tristan Offshore  Buy  9/1/2017  124,439  Tristan  Buy-  9/5/2017  39,746  Tristan Offshore  Buy  9/5/2017  18,654  Tristan  Buy-  9/6/2017  40,080  Tristan Offshore  Buy  9/6/2017  18,810  Tristan  Buy-  9/7/2017  9,324  Tristan Offshore  Buy  9/7/2017  4,376  Tristan  Buy  9/8/2017  62,220  Tristan Offshore  Buy  9/8/2017  29,201  Tristan  Buy-  9/11/2017  613  Tristan Offshore  Buy  9/11/2017  287  Tristan  Buy-  9/12/2017  8,170  Tristan Offshore  Buy  9/12/2017  3,834  Tristan  Buy-  9/13/2017  34,029  Tristan Offshore  Buy  9/13/2017  15,971  Tristan  Buy  9/14/2017  35,058  Tristan Offshore  Buy-  9/14/2017  17.688  Tristan  Buy  9/15/2017  13,305  Tristan Offshore  Buy-  9/15/2017  6,244  Tristan  Buy  9/18/2017  40,835  Tristan Offshore  Buy  9/18/2017  19,165  Tristan  Buy-  9/19/2017  16.947  Tristan Offshore  Buy  9/19/2017  7,953  Tristan  Buy-  9/20/2017  77,314  Tristan Offshore  Buy  9/20/2017  36/286  Tristan  Buy-  9/21/2017  3.688  Tristan Offshore  Buy  9/21/2017  1,730  Tristan  Buy-  9/22/2017  4,276  Tristan Offshore  Buy  9/22/2017  2,006  Tristan  Buy-  9/26/2017  817  Tristan Offshore  Buy  9/26/2017  383  Tristan  Buy-  9/27/2017  36,752  Tristan Offshore  Buy  9/27/2017  17/248  Tristan  Buy-  9/28/2017  5  Tristan Offshore  Buy  9/28/2017  19

Nominating Stockholder or Stockholder Associated Persons	Transactions	Date	Quantity
Tristan	Buy	9/29/2017	25,281
Tristan Offshore	Buy	9/29/2017	11,864
Tristan	Buy	10/2/2017	17,015
Tristan Offshore	Buy	10/2/2017	7,985
Tristan	Buy	10/3/2017	210,518
Tristan Offshore	Buy	10/3/2017	98,803
Tristan	Buy	10/4/2017	91,879
Tristan Offshore	Buy	10/4/2017	43,121
Tristan	Buy	10/5/2017	22,251
Tristan Offshore	Buy	10/5/2017	10,442
Tristan	Buy	10/6/2017	78,947
Tristan Offshore	Buy	10/6/2017	37,053
Tristan	Buy	10/13/2017	4,628
Tristan Offshore	Buy	10/13/2017	2,171
Tristan	Buy	10/18/2017	2,587
Tristan Offshore	Buy	10/18/2017	1,213
Tristan	Buy	10/19/2017	3,919
Tristan Offshore	Buy	10/19/2017	1,838
Tonga	Buy	10/24/2017	1,724
Tristan	Buy	10/24/2017	1,428
Tristan Offshore	Buy	10/24/2017	657
Cuttyhunk	Buy	10/24/2017	491
Tonga	Buy	10/26/2017	7,371
Tristan	Buy	10/26/2017	6,111
Tristan Offshore	Buy	10/26/2017	2,815
Cuttyhunk	Buy	10/26/2017	2,103
Tonga	Buy	10/31/2017	891
Tristan	Buy	10/31/2017	736
Tristan Offshore	Buy	10/31/2017	339
Cuttyhunk	Buy	10/31/2017	253
Tonga	Buy	11/9/2017	13,223
Tristan	Buy	11/9/2017	10,959
Tristan Offshore	Buy	11/9/2017	5,047
Cuttyhunk	Buy	11/9/2017	3,771
Tonga	Buy	11/10/2017	6,646
Tristan	Buy	11/10/2017	5,508
Tristan Offshore	Buy	11/10/2017	2,537
Cuttyhunk	Buy	11/10/2017	1,896
Tonga	Buy	11/14/2017	4,061

20

Nominating Stockholder or Stockholder Associated Persons	Transactions	Date	Quantity
Tristan	Buy	11/14/2017	3,365
Tristan Offshore	Buy	11/14/2017	1,550
Cuttyhunk	Buy	11/14/2017	1,158
Tonga	Buy	11/16/2017	22,177
Tristan	Buy	11/16/2017	18,386
Tristan Offshore	Buy	11/16/2017	8,469
Cuttyhunk	Buy	11/16/2017	6,328
Tonga	Buy	11/21/2017	8,133
Tristan	Buy	11/21/2017	6,742
Tristan Offshore	Buy	11/21/2017	3,105
Cuttyhunk	Buy	11/21/2017	2,320
Tonga	Buy	11/22/2017	7,894
Tristan	Buy	11/22/2017	6,542
Tristan Offshore	Buy	11/22/2017	3,013
Cuttyhunk	Buy	11/22/2017	2,251
Tonga	Buy	11/24/2017	8,013
Tristan	Buy	11/24/2017	6,642
Tristan Offshore	Buy	11/24/2017	3,059
Cuttyhunk	Buy	11/24/2017	2,286
Tonga	Buy	11/27/2017	8,013
Tristan	Buy	11/27/2017	6,642
Tristan Offshore	Buy	11/27/2017	3,059
Cuttyhunk	Buy	11/27/2017	2,286
Tonga	Buy	11/28/2017	1,444
Tristan	Buy	11/28/2017	1,195
Tristan Offshore	Buy	11/28/2017	550
Cuttyhunk	Buy	11/28/2017	411
Tonga	Buy	11/29/2017	1,724
Tristan	Buy	11/29/2017	1,428
Tristan Offshore	Buy	11/29/2017	657
Cuttyhunk	Buy	11/29/2017	491
Tonga	Buy	11/30/2017	3,664
Tristan	Buy	11/30/2017	3,036
Tristan Offshore	Buy	11/30/2017	1,398
Cuttyhunk	Buy	11/30/2017	1,045
Tonga	Buy	12/1/2017	2,453
Tristan	Buy	12/1/2017	2,032
Tristan Offshore	Buy	12/1/2017	936
Cuttyhunk	Buy	12/1/2017	699

21

Nominating Stockholder or Stockholder Associated Persons	Transactions	Date	Quantity
Tonga	Buy	12/19/2017	111,979
Tristan	Buy	12/19/2017	92,845
Tristan Offshore	Buy	12/19/2017	42,770
Cuttyhunk	Buy	12/19/2017	31,956
Tonga	Buy	12/20/2017	1,523
Tristan	Buy	12/20/2017	1,262
Tristan Offshore	Buy	12/20/2017	581
Cuttyhunk	Buy	12/20/2017	434
Tonga	Buy	12/21/2017	14,561
Tristan	Buy	12/21/2017	12,071
Tristan Offshore	Buy	12/21/2017	5,560
Cuttyhunk	Buy	12/21/2017	4,155
Tonga	Buy	12/22/2017	78,351
Tristan	Buy	12/22/2017	64,963
Tristan Offshore	Buy	12/22/2017	29,926
Cuttyhunk	Buy	12/22/2017	22,360
Tonga	Buy	12/26/2017	41,020
Tristan	Buy	12/26/2017	34,009
Tristan Offshore	Buy	12/26/2017	15,666
Cuttyhunk	Buy	12/26/2017	11,705
Tonga	Buy	12/27/2017	14,548
Tristan	Buy	12/27/2017	12,061
Tristan Offshore	Buy	12/27/2017	5,556
Cuttyhunk	Buy	12/27/2017	4,151
Tonga	Buy	12/28/2017	41
Tristan	Buy	12/28/2017	33
Tristan Offshore	Buy	12/28/2017	15
Cuttyhunk	Buy	12/28/2017	11
Tonga	Buy	12/29/2017	43,982
Tristan	Buy	12/29/2017	36,467
Tristan Offshore	Buy	12/29/2017	16,799
Cuttyhunk	Buy	12/29/2017	12,552
Tonga	Buy	1/8/2018	1,804
Tristan	Buy	1/8/2018	1,494
Tristan Offshore	Buy	1/8/2018	688
Cuttyhunk	Buy	1/8/2018	514
Tonga	Buy	2/7/2018	791
Tristan	Buy	2/7/2018	166
Tristan Offshore	Buy	2/7/2018	335

22

Nominating Stockholder or Stockholder Associated Persons	Transactions	Date	Quantity
Cuttyhunk	Buy	2/7/2018	208
Tonga	Buy	2/8/2018	6,738
Tristan	Buy	2/8/2018	1,422
Tristan Offshore	Buy	2/8/2018	2,870
Cuttyhunk	Buy	2/8/2018	1,784
Tonga	Buy	2/9/2018	2,040
Tristan	Buy	2/9/2018	430
Tristan Offshore	Buy	2/9/2018	868
Cuttyhunk	Buy	2/9/2018	539
Tonga	Buy	3/23/2018	48,870
Tristan	Buy	3/23/2018	4,347
Tristan Offshore	Buy	3/23/2018	65,788
Cuttyhunk	Buy	3/23/2018	11,094
Tonga	Buy	3/26/2018	2,028
Tristan	Buy	3/26/2018	180
Tristan Offshore	Buy	3/26/2018	2,732
Cuttyhunk	Buy	3/26/2018	460
Tonga	Buy	3/27/2018	187
Tristan	Buy	3/27/2018	16
Tristan Offshore	Buy	3/27/2018	255
Cuttyhunk	Buy	3/27/2018	42
Tonga	Buy	4/17/2018	10,521
Tristan	Buy	4/17/2018	937
Tristan Offshore	Buy	4/17/2018	14,158
Cuttyhunk	Buy	4/17/2018	2,389
Tonga	Buy	4/18/2018	3,306
Tristan	Buy	4/18/2018	294
Tristan Offshore	Buy	4/18/2018	4,450
Cuttyhunk	Buy	4/18/2018	750

23

 \ajnc: Lionel F. Conacher  CONFIDENTIAL  DESTINATION XI CJROUP, INC.  Questionnaire for  Potential Director Nominees  Please revicw this Questionnaire and answer accurately (in ink other than black) Please be sure that  even question in this Questionnaire is answered; if the answer to any question is “None*’ or “Not  Applicable," please so state If the space supplied is insufficient to answer any question, please attach extra  sheets of paper. The Appendix at the hack of this Questionnaire explains the meaning of certain terms used in theQuestionnaire.  Please sign, date and return the completed Questionnaire to the Legal Department. 555 Turnpike Street.Canton. Massachusetts 02021 as soon as possible.  If you have questions as to any terminology used in this Questionnaire or as to the significance of any  particular fact or situation, please contact Robert S. Molloy at (7811 828-9300 \2029 or Kathy Lehmann at (781)828-9300 x2543 oral klchmannddxlg.com.  Thank you for your assistance.

PART I
PERSONAL AND PROFESSIONAL HISTORY
(Reg. S-K, Item 401)

1. Basic Information

Name: Lionel F. Conacher

Date of Birth: June 9 1962

Home Address: 3 Upper Ames Ave, Ross CA 94957-0830

Home Telephone: 415-485-1211

Work Address:

Work Telephone: 415-860-1915

Email: lionelf@conacher.com

2. Directorships

a. Are you (or have you been at any time during the last five years) a director of any company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, is subject to the periodic reporting requirements of Section 15(d) of such Act, or is registered as an investment company under the Investment Company Act of 1940?

____ Yes ✓ No

b. If so, please list each such company.

- 2 -

 3.  Business Experience Since February I. 2013  Please describe your business experience, principal occupations and employment from February  l. 2(113 to the present You need not repeat any information given in answer to Question 2. Givedates to the nearest month. Give the name and a brief description of the principal business of anycompany or other organization lor which you worked and state whether the company is a parent,subsidiary or other affiliate of the Company. if applicable Give enough information about thenature of your responsibilities in your prior positions U'-tf. size of operation supervised) to enablethe reader to assess the level of your professional competence  Parent. Subsidiary  Period  Company or Other or Other Affiliate  Principal  Position anti  (please indicate  Organization  of the Company  Business  Responsibilities  month vear of startdale and end datcj  Jo-  T3/.C  4.  Family Relationships to Other Company Ott'icers or Directors  a,  Arc you related by blood, marriage or adoption to any other person who is a director or  officer of the Company or who has been nominated or chosen to become one’  (For  purposes of this question only, include any such family relationship not more remote than  first cousin.)  Yes  ^ No  b.  If so. please provide the following information:  Name of Relative  Relationship  5.  Arrangements. Understandings, or Contracts  a. Were you selected or are you to be selected to become a director or officer of the  Company as the result of any arrangement, understanding or contract between yourselfand any other person?  - 3-

 b If so. please give the name(s) ot such personas) and describe the arrangement or  understanding.  Arc there any agreements or arrangements between you and any person or emits otherthan the Company relating to compensation or other payment in connection with youtservice as a director of the Company?  d. If so. please give the namc(s) ot such person(s) entity and describe the material terms of  the arrangement or understanding.  ln\ol\cmcnt in Certain I \ pes of I egal Proceedings  a. Since February l. 2008, have you 11) (lied a bankruptcy or insolvency petition. (2) been  the subject of such a petition filed by someone else. (3) had any business or property pulin receivership. (4) been a partner or former partner of a partnership subject to such apennon or receiv ership. or (5; t>ecn an officer or former officer of a corporation or otherorganization subject to such a petition or receivership?  Yes  y No  b. Since February I. 2008. have you been com icted in any criminal proceeding (excluding  traffic violations)?  ___ Yes  [/\o  c  Are you a named subject of a pending criminal proceeding (excluding traffic v iolations)?  d. Since February 1, 2008, have you ever been enjoined, suspended or otherwise limited by  any court or other authority from participating in any of the follow ing activities:  (I) acting as a futures commission merchant, introducing broker, commodity trading  advisor, commodity pool operator, floor broker, leverage transaction merchant orother person regulated by the Commodity Futures Trading Commission(“C.F. I .C ") or a similar foreign governmental entity, or an associated person ofthe foregoing?

 (21 actmp as an investment advisor, underwriter, broker or dcalei in securities, or an  associated person of any of lire foregoing?  Yes j/ No  (3) acting as director or employee or otherwise being affiliated with any investment  company, bank, savings and loan association, or insurance company?  Yes  * No  (4)  engaging m any other activ ny connected w ith securities or commodities?  15)  engaging in any other type of business practice?  Yes  ^  No  (6) engaging or continuing in any other conduct or practice in connection with any of  the above activities”  »/  Yes No  (7)  associating w ith any person engaged in any of the above activities?  Since February t. 2008, have y ou been tound by a court or by the Securities and  Exchange Commission uhe "SEC ) or C.F I .C. or a similar foreign governmental entityto have violated any foreign, federal or state securities law or commodities law (whetheror not the finding or Judgment was subsequently rev ersed, suspended or vacated)?  Since February 1, 2008. have you been the subject of, or a party to. any foreign, federalor state judicial or administrative order, judgment decree or finding relating to an allegedviolation of  (1)  anv foreign, federal or slate securities or commodities law or reculation?  v/  Yes  No  (2) any law or regulation respecting financial institutions or insurance companies,  including, but not limited to, a temporary or permanent injunction, order ofdisgorgement or restitution, civ il money penalty or temporary or permanentcease-and-desist order, or removal or prohibition order?

____ Yes _✓_ No

(3) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity?

____ Yes _✓_ No

g. Since February 1, 2008, have you been the subject of, or party to, any sanction or order of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member?

____ Yes _✓_ No

h. Since February 1, 2008, have you been subject to any judicial or administrative proceeding before any court, commission (including the SEC or C.F.T.C.), board or other government agency concerning any matter similar in nature to the matters described in parts d., e., f. and g. of this question which did not result in a judgment or finding or is now pending?

____ Yes _✓_ No

i. To your knowledge, since February 1, 2008, have you been subject to any investigation by any government agency or body concerning any matter similar in nature to the matters described in parts d., e., f. and g. of this question which did not result in the institution of judicial or administrative proceedings or is now pending?

____ Yes _✓_ No

j. Since February 1, 2008, have you been named in, or found liable or guilty in, any civil or criminal proceeding or investigation by any foreign, federal or state governmental agency alleging fraud or breaches of any duties to shareholders or other constituents of a company?

____ Yes _✓_ No

k. Since February 1, 2008, have you been subject to any order, judgment or decree that restrains or enjoins you from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the SEC or similar foreign governmental entity or (iii) arising out of the conduct of the business of an underwriter, broker, dealer or municipal securities dealer, investment advisor or paid solicitor of purchasers of securities?

____ Yes _✓_ No

l. Since February 1, 2008, have you been subject to a United States Postal Service false representation order?

- 6 -

 m. Are vou subject to a temporary restraining order or preliminary injunction with respect to  conduct alleged by the 1 nited States Postal Service to constitute a scheme or dev ice forobtaining money or property through the mail bv means of false representations'  n. Have you been involved in. or has any inquiry, investigation, lawsuit or disciplinary  action been initiated against y ou by any regulatory or professional organization,  including, but not limited to. the SF.C. any state securities commission. FTNRA (formerlyNASO) or any foreign regulatory authority?  o. Do you know of any inquiry, investigation, lawsuit or disciplinary action initialed against  the Company, any of its officers, directors, principals, associates, affiliates, predecessorsor five percent stockholders by any regulatory organization including, hut not limited to,the SHC. any state securities commission. FINRA (formerly NASD) or any foreignregulatory authority?  Yes  * No  p. If your answer to any of the above questions is "Yes,” please describe in detail what  happened. Please name all persons m\ oived. give the court and/or agency docket numbervil the proceeding, and prov ide any other information that might explain or aid inunderstanding your involvement in the proceeding.  Do you consent to being named in the Proxy Statement ana agree to serve as a director if elected?  V Yes  No  PARI If  COMPENSATION(Reg. S-K. Item 402)  8 the Company w ill review its records to gather information on all compensation paid to you by  the Company and its subsidiaries 1 he follow ing questions arc intended to help ensure that allcompensation is identified and to otherwise assist in the Company s review.  a. During the last fiscal year, did you receive any compensation as a director or officer of  the Company from any person other than the Company or its subsidiaries?  -  7-

 if\c>. picusc describe.  h. (’Sense describe any consulting lees earned from, or paid or pay able by the Company  and/or us subsidiaries to you, including through joint ventures. If none, please soindicate  c Do you ha\e an employment agreement with the Company or any of its subsidiaries? If  so. please describe.  Vo  d Do you have any agreement or arrangement w ith the Company or its subsidiaries, or does  the Company or its subsidiaries have any plan, tinder which you w ill receive any paymentat. follow ing m in connection w ith your resignation, retirement or other termination ofyour employment or from a change in control of the Company or a change in yourresponsibilities following a change in control? If so, please describe.  c Please describe any other compensation (regardless of amount) earned or paid to you  during the last fiscal year that is not already reported in this Question 8 (including  compensation related to transactions between the Company or any of Us subsidiaries andany third party from which you or any Immediate Family member receivescompensation). If none, please so indicate.  PART 111  I'RANS ACTIONS \N ITH THF. COMPANY OR ANY SI BSIDIAKY (Reg. S-K, Item 404(a))  The questions in this section arc designed to assist the Company in identifying the existence of any"related party transactions’', including a transaction that would be required to be disclosed in the

 Compam s proxy statement. I lie SLC. requires the Company 10 include information that relates to  transactions involving your Immediate Family members. Please refer to the dellnition of "Immediate  Family’' in Appendix A below in connection w ith your responses to these questions. Please also completethe attached Annex A, which is a list of your Immediate Family members. I his is intended to help yourespond to the questions below  9 Since the beginning of fiscal 20 i 7 ti.e.. January 2l>. 201 "7). have you, any Associate of yours or  any member of your Immediate f amily had. or do you propose to have, any interest, directly orindirectly, in any transaction (or series of similar transactions! in which the Company. any of itssubsidiaries or any of their pension, retirement or similar plans was or is to be a participant andthe amount involved in such transaction exceeds $120,000° Please note you are deemed to havean indirect interest in a transaction betw een the Company and any entity of winch youBeneficially Own ten percent or more of its equity interests. If you answer ••yes" to this questionor the following question, please note that additional follow -up may be necessary.  If yes. for each such transaction, please provide the following information:  •  the name of such person:  •  a description of the relationship to you and the Company.  • the nature of such person's interest in the transaction(s) (including such person’s position(s)  or relationships!s) vviih. or ownership in. a firm, corporation, or other entity dial is party to. or  has an interest in. such transaction):  •  when such transaction(s) occurred or will occur:  •  the amount of such transact ion(s); and  •  the amount of such person’s interest in the transaction! s) (without regard to profit or toss).  !0. If you. any Associate of yours or any member of your Immediate Family is or was at any time  since the beginning of llsea! 201’. or proposes to be. engaged, directly or indirectly, in any  financial transaction lor series of similar transactions), arrangement or relationship (including anyindebtedness or guarantee of indcbicdness) in any amount involving the Company, any of itssubsidiaries or any ol their pension, retirement or similar plans as a participant, please indicatebelow ihe name of such person and indicate such person’s relationship to you and the Company,  the nature of the debt, the largest aggregate amount outstanding during the Company 's last fiscalyear, the amount outstanding at February3. 2018. the amount of principal paid during theCompany’s Iasi fiscal year, the amount of interest paid during the Company's last fiscal year, andthe rate of interest paid or charged thereon.  Not applicable  t disclose the following:

 II.  Do von or any of your Associates have any interest, direct or indirect, by security holdings orotherwise, in any matters to be acted upon at the 201X Annual Meeting (other than elections tooffice or interests under option or retirement plans).’ Ifyes, please describe such interest.  PART IV  LEGAL PROCEEDINGStReg. VK.. Item1UJ. Instruction 4)  i 2. Interests Adverse to the Company  a. Are you or any of the follow ing persons a party ad\ ersc to the Company or any of its affiliates, or do you or any such person hold an interest adverse to the Company or any of its affiliates, in any legal proceeding?  i.  You?  ii. Your spouse, or any relative of you or your spouse who lives in your home or who is a  director v>r officer of the Company?  iii. Any corporation or organization of which you are a director, officer or partner?  iv. Any corporation or organization of which you arc, directly or indirectly, the Beneficial  Owner of foe percent or more of any class of equity securities?  v Any trust or estate in wInch y ou have a beneficial interest or of which you are a trustee or  fiduciary ?

 v i To \ our know ledge. any person or an> partnership, syndicate or other group who or  which is the Beneficial Owner of more than H\c percent of the outstanding shares of anyJass of the Company's voting securities?  vii. Any member of the Immediate Family or any or the foregoing persons?  It your answer to any of the above questions is 'Yes.'' please pro\ ide the following informationfor cadi such legal proceeding: (1) name of court or agency. (2) date proceeding was instituted.13» principal parties to proceeding. (4) a description of the factual basis alleged to underlie theproceeding, (5) die relief sought and (6) your relationship, if any, to each of the parties to theproceeding.  b. Do you know of any legal, regulatory or administrative proceeding brought or contemplated h\ any governmental authority (including but not limited to antitrust price-fixing, lax. environmental, copyright or patent litigation) to which you. the Company or any subsidiary of the Company is or may be a party or of w hich the property of the Company or any subsidiary of the (. ompany is subject0  Yes  No  Ifyour answer is yes, please provide a description below  PAR I \  SECURITY OWNERSHIP (Reg. S-K, hem 4U3)  13. Interests in tlic C oilmans s Securities isee Appendix A>  I)o you Beneficially Own. or have the right to acquire (for example, through the exerciseof an option or pursuant to the power to revoke a trust) Beneficial Ownership withrespect to, any equity securities of the Company or any of its affiliates:  (I)  Directly?  (2) Indirectly through your spouse, any minor child of yours, or any relative of you  or your spouse who lives in your home?  7  Yes  No  -  11  -

 Indirectly through any corporation of which you or any member ofyourImmediate Family is a director, officer or partner?  Vos  /  indirectly through any corporation of which you or any member of your  Immediate f amily is, directly or indirectly , the Beneficial Owner of five percentof any class of equity securities'1  Ves  (5) Indirectly through any trust or estate in which you or any member of your  Immediate Family has a beneficial interest or of which you or any member ofyour Immediate Family i-. a trustee or fiduciary?  (<»)  Jointly?  Ves  . t:  -

 b. Il'yiHH answer to any portion of (Question i .»a is "Vo." please provide the following  information.  C  Of amount shown incolumn B, number ofshares with respect to  which you have the  l>  A  B  right to acquire  Nature of  E  C lass of  Amount Owned  Beneficial Ownership  Beneficial  Direct or indirect  securities  Beneficially  within M> davs  Ownership'  ownership4  Includes shares deemed to be Beneficially Owned as specified in Appendix A.  ’ Sec Appendix A. Slate nature of right to acquire Beneficial Ow nership (for example, “subject tooption").  ' For ali shares listed, slate whether you have (a) sole voting power, (b) shared voting power, (c) soleinvestment power or (d) shared investment power if you share voting or investment power, pleaseidentify the person with whom such power is shared and describe the arrangement or agreement under  which it is shared.  4 If shares are owned directly, so state. If shares are owned indirectly, state die nature of such indirectownership (for example, "by w ife").  -  13 -

 c.  \\ tilt respect lo any securities listed in your answer lo Question  13b. do you wish to  disclaim Beneficial Ownership thereof?  /  Yes  v No  If so, please indicate the class and amount of securities us to w hich > on arc disclaiming  Beneficial Ownership.  Class of Securities  Amount  d Uo >on know ot any person, company or group who or which is the Beneficial Owner or  pledgee of more than five percent of the outstanding shares ol any class of theCompany 's voting securities or who or which has the right to acquire BeneficialOwnership of more than five percent of any class of such securities?  It so. please state the name of such person, company or group.  Cet/>'  i-LC  e. To your know ledge, do any holders of more than five percent of any class of the  C ompany s voting securities hold such securities pursuant to any voting trust or similaragreement?  II »o. picase stale the namc(s) and address! es t of the voting irusteels).  f. Arc any or the shares Beneficially Owned by you. as described in 13a and IJbabove.  held in a margin account or othenv ise pledged as security or collateral? If so. brieflydescribe the details below and indicate the number of shares pledged as security.  /•  Yes  . V, No  !4-

 14  (. banjos m t ontrol  a. Are you aware ol any arrange moms., including any pledge of securities of the Company  or any of it-, affiliates or subsidiaries that bnve resulted in. or may at a later date result in.a change in control of the Company?  h It so. please describe.  PARI VI  PAYMENTS TO FOREIGN OFFICIALS AND IRAN RE LA I ED ACTIVITIES  15  Payments to foreign Officials or Institutions  a. Have you made any pay mem or offer to pay am money or anything of value to any  foreign official, foreign political party, foreign party official, or candidate tor foreignpolitical office tor the purpose of;  (1\ influencing any act or decision of such foreign person or institution, or  12)  inducing such foreign person or institution to influence any act or decision of a  foreign government.  in order to assist ihe Company or any other person or entity to obtain or retain business  for or with any person or to direct business to any person?  b. Have you made any offer of any money or anything of value to any person, foreign or  domestic, vs Idle knowing or having reason to know that all or part ofthe money or valueoffered would he used for the purposes described in Question 15a?  I h. Iran Relaied Activities:  • For purposes of this Question 16. "affiliate" includes any L .S. or foreign entity that you directly  or indirectly control ti c. have the power to direct or cause the direction of the management andpolicies of that entity through ownership of voting securities by contract, or otherwise).  - 15-

 W e also request that you inform us immediately if you or any of your affiliates engages, or plansto engage, in any of the aeti\itie> described below at any lime during The current fiscal year orthereafter.  a During the past two years. have you or any of your affiliates engaged in any transactions  with, relating to. or benefiting Iran, its government (including its agencies, politicalsubdivisions, and any entity controlled by it it acting on its behalf, or any persons orentities in Iran, whether such transactions arc direct or indirect?  PART Ml  COMPENSATION COMMITTEE INTERLOCKS (Reg. S-K. Item 407(e)(4))  Compensation ( ommmee Matters  Did you at any time during fiscal 2017 serve as an executive officer of another company whichhad as a member of its compensation committee {or other Board committee performingequivalent functions or. in the absence of any such committee, the Board of Directors) anexecutive officer ol the Company?  If yes. please identity the odier company, your position w nh such other company, the Companyexecutive officer m question and his position w ith sucli other company:  Officer Membership on Other Boards and Committees  a. Did you at any time during fiscal 2017 serve as a member of the compensation committee  (or other Board committee performing equivalent functions or, in the absence of any suchcommittee, the entire Board of Directors) of another company, one of whose executiveofficers serv ed on the compensation committee of the Company?  If yes. please identify the other company, your position with such other company, and themember of the Company’s compensation committee in question;  b. Did you at any lime during fiscal 2017 serve as a member of the Board of Directors of  another company, one of whose executive officers served on die compensation committeeof the Company?

 It yes, please identify the other company and the member of the Company'scompensation comittinee in question'  c. Did you at any time during fiscal 201' serve as a member of the compensation committee  ( or other Board committee performing equivalent functions or. in tlie absence of any suchcommittee, the entire Board of Directors! of another company, one of whose executiveofficers served as a director of the Company (but not necessarily a member of thecompensation committee of the Company )?  Yes  /  No  If yes, please identify the other company, your position with such other company, and themember of the Company's Board of Directors in question:  PART VIII  Al DIT COMMITTEE FINANCIAL EXPERTISE  Financial Expertise  a. Do you have education and experience as a principal financial officer, principal  accounting officer, controller, public accountant or auditor or it) u position that involvesthe performance of similar function0  If so. please describe (i) the position(s) that you held, (ii) a statement of your specificduties, (iit) the name of the company or companies in which you held such position(s)and (iv) the period(s) during which you held such position!s):  See CV at end of questionnaire.  h. If your answer to Question iv is "No,” have you held a position in which you gained  experience in one or more positions that involve the performance of functions similar tothose that arc performed by principal financial officers, principal accounting officers,controllers, public accountants or auditors?  If so. please describe ii) live posit ion(s) that you held, (ii) a statement of your specificduties, (iii) the name of the company or companies in which you held such position(s)and (iv) the period(s) during which you held such posilion(s):  - 17-  See CV at end of questionnaire.

 0.  Supcrv isorv Role  a.  Do you have experience actively supen King a principal financial official officer.  principal accounting officer, controller, public accountant, auditor or person performing  -.innlar functions?  II so. please describe (i) iiie position! s) that you held, (ii) a statement of your specificduties, (ill t the name of the company or companies in which you held such position! s)and (iv) the period!si during which you held such positions):  See CV at end of questionnaire  b Do you have experience overseeing or assessing the performance of companies or public  accountants with respect to the preparation, auditing or evaluation of financialstatements?  If so. please describe (i) the posilion(s) that you held, (ii) a statement of your specificduties, (iii) the name of die company or companies in which you held such positionaland (iv) the penodisi during which you held such position(s);  See CV at end of questionnaire  21.  r.xpcricnce  a.  Do you have any oilier relevant experience through which you gained  1  1;  an understanding of generally accepted accounting principals t "GAAP") and  financial  ^atements?  tf  No  C) the ability to assess the general application of GAAP in connection with the  accounting for estimates, accruals and reserves?  /  13)  Ves No  experience preparing, auditing, analyzing or evaluating financial statements thatpresent the breadth and level of accounting issuer that are generally comparableto the breadth mid complexity of issues that can reasonably be expected to bo  raised by the Company's financial statements or experience actively supervising  • me or more persons engaged in such activities?  - 18 -

 l/  Yes  No  l l >  an understanding ot internal controls and procedures lor financial reporting?  P)  an understanding of audit committee tunctions?  Yes  No  If your answer is “Yes' with respect to any of items (ii through (v) above, please providea general statement of support with respect to each answer;  22.  Finance or Accounting Decree  Do you have an advanced degree in finance or accounting?  V Yes  No  If so. please described the advanced degree, the name of the institution where you earned suchdegree and tire year in which you received such degree:  See CV at end of questionnaire.  2.>  Certified Public Accountant  Are you a certified public accountant, or the equivalent, in good standing?i tied p  Yes  v/ No  If so. please state the period during which you actively practiced as a certified public accountant(or the equiv alent );  24.  Are you certified or otherwi*e identified as hav ing accounting or financial expertise by a  recognized private body that establishes ana administers standards in respect of such expertise,and in good standing?  -  19-

 If so. please (i) describe the nature of such certification, (iii identity the administering body and  (ii) suite the period during which you base been so certified;  l aw s ami Regulation?.  Please provide a general statement describing your level of familiarity and experience with (i) allapplicable laws and regulations regarding the preparation of financial statements of publiccompanies and i it) rex iew ing. preparing, auditing or analy zing financial statements ol public  companies  gee  at encj 0f questionnaire.  Other Relevant Qualifications or P.xpenence  To the extent not covered by Questions lb-25 above regarding your experience in evaluating thefinancial statements of public companies, please provide a description of any of your otherrelevant qualifications or experience that would assist the Company in evaluating your ability tounderstand and evaluate the Company’s financial statements and its other financial informationand to make know Icdgcablc and through inquiries vv hethcr (i> the Company's financial statements“fairly present" its financial condition, results of operations and cash flows in accordance with  GAAP: and (ii) the Company's financial statements and other financial information, taken  together, "fairly present the Company's financial condition, results ot operations and cash How;

I consent to being named in the Company's Proxy Statement and Annual Report and other solicitation materials, if so nominated as a director of the Company. I confirm my understanding that the provisions of the Company's governing documents must be complied with and satisfied in order for me to qualify, and be properly nominated as, a director of the Company, including the provisions of Section 4.15 of the Fourth Amended and Restated By-Laws of Destination XL Group, Inc. The answers to the foregoing questions are complete and accurate in all respects to the best of my knowledge and belief. I will notify the Company promptly if any of my responses change. In the absence of notice from me concerning any changes in the foregoing answers following the date of this Questionnaire, the Company is to understand that the information appearing in this Questionnaire remains, to the best of my knowledge, accurate and complete.

Lionel F. Conacher
(Print full name)

[signature]
(Signature)

Dated: May 1, 2018

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Appendix A

Definition of "Beneficial Ownership"

The SEC has adopted a definition of "beneficial ownership," as used in this Questionnaire, that is different from the one with which you may be familiar in the context of insider trading. Securities owned "beneficially" would include not only securities held by you for your own benefit, whether in bearer form or registered in your own name or otherwise, but also securities held by others for your benefit (regardless of whether or how they are registered) such as, for example, securities held for you by custodians, brokers, relatives, executors, administrators, or trustees, and securities held for your account by pledgees, securities owned by a partnership in which you are a member, and securities owned by any corporation which is or should be regarded as a personal holding corporation of yours.

The SEC's definition of "beneficial ownership" provides generally that:

(a) A person "beneficially owns" a security if he or she, directly or indirectly, has or shares voting power (*i.e.*, the power to vote, or to direct the voting of such security) and/or investment power (*i.e.*, the power to dispose or to direct the disposition of such security) whether through any contract, arrangement, understanding, relationship or otherwise.

(b) A person is also deemed to be the beneficial owner of a security if he or she has the right to acquire such security within 60 days including any right to acquire such a security during that time period (a) through the exercise of any option, warrant or right; (b) through the conversion of a security; (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

In the view of the SEC, any person or entity that controls, or has the power to control, a beneficial owner is itself a beneficial owner with respect to the securities owned by the controlled person or entity. Thus, for example, a parent company would be the beneficial owner of securities owned by a subsidiary over which it has control. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise.

Please note that under the definitions set forth above, there may be more than one beneficial owner of the same security, such as when a person places securities in a revocable discretionary account with a trustee or investment adviser who can vote or dispose of the securities; in that case, the individual would have investment power since he or she could revoke the arrangement and the trustee or investment adviser would have voting power and investment power. Thus, both the individual and the investment adviser would have beneficial ownership of the same securities.

Definition of "Executive Officer"

When used in reference to any company or business entity, "executive officer" means the chief executive officer, president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for the company. (Executive officers of subsidiaries may be deemed executive officers of the company if they perform such policy making functions for the company.)

Definition of "Immediate Family"

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 A person’s “immediate family” includes such person’s spouse, parents, stepparents, children,  stepchildren, siblings, mothers- and tathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law (whether by blood or adoption), or anyone residing in such person’s home (other than a tenant oremployee).  Definition of “Associate”  The term “associate," as used in this Questionnaire, means:  1. any corporation or organization (other than the Company or a majorityowned subsidiary of the  Company) of which you arc an officer or partner or are, directly or indirectly, the beneficialowner of 10% or more of any class of equity securities;  2. any trust or other estate in which you have a substantial beneficial interest or as to which you  serve as trustee or in a similar fiduciary capacity; and  3. your spouse, or any relative of you or your spouse, who lives with you, or who is a director or  officer of the Company or any of its parents or subsidiaries.  -23-

Annex A

Immediate Family Members

Relationship	Name	Employer	Title	Board Memberships
Spouse	Joan T. Dea			Schwab, Cineplex
Children	Lionel, Chloë, Jasper			
Step-children				
Sons-in-law				
Daughters-in-law				
Parents				
Step-parents				
Parents-in-law				
Siblings				
Brothers-in-law				
Sisters-in-law				
Other persons sharing your household (other than tenants and employees)				

- 24 -

Wunderlich Securities - Memphis TN 2014 - 2017
chairman
Lead restructuring and ultimate sale to B. Riley on behalf of Altamont at 1.5x our money.

LIONEL F. CONACHER

PO Box 830 / 3 Upper Ames ☐ Ross, CA 94957 ☐ (415) 860-1915 ☐ lionelf@conacher.com

PROFESSIONAL EXPERIENCE

Altamont Capital Partners - Palo Alto

~~NORTH AMERICAN TERMINALS MANAGEMENT~~ 2010-PRESENT

CONSULTANT Senior Advisor/Operating Partner

~~Advising on Economic aspects of potential investments in the US.~~

Responsible for sourcing transactions in Canada and U.S. sit on portfolio company boards (Dalevre, Marvin, Wunderlich)

THOMAS WEISEL PARTNERS INC. – SAN FRANCISCO, CA 2008 – 2010

PRESIDENT & CHIEF OPERATING OFFICER

Led a NASDAQ listed investment bank through merger integration and restructuring to ultimate sale of the firm at a 100 percent premium to market value.

WESTWIND PARTNERS INC. – TORONTO, CANADA 2002 – 2007

CO-FOUNDER, PRESIDENT & CHIEF EXECUTIVE OFFICER

Co-founded boutique institutional investment bank with a focus on energy, mining and TMT in early 2002 and grew it to $100MM revenues; 100 person firm with offices in Toronto, Calgary, Montreal and London, UK. Led the sale of the firm to Thomas Weisel Partners for $170MM in late 2007.

THOMSON KERNAGHAN & CO., LTD. – TORONTO, CANADA 1999 – 2001

HEAD OF INVESTMENT BANKING

Started investment banking group of 100 year old retail firm and grew it to $50MM business in under 3 years representing 25 percent of the firm's revenues.

FIRST MARATHON SECURITIES (NOW NBF FINANCIAL) – TORONTO, CANADA 1995 – 1999

HEAD OF MEDIA & ENTERTAINMENT

Started the media and entertainment banking practice at Canada's leading independent institutional investment bank and became one of the top revenue producers at the firm.

CADILLAC FAIRVIEW INC. – TORONTO, CANADA 1994 – 1996

DIRECTOR

Mezzanine debt class representative on the board of major commercial real estate company bankruptcy restructuring.

HEES INTERNATIONAL BANCORP INC. (NOW BROOKFIELD ASSET MANAGEMENT)– TORONTO, CANADA 1989 – 1994

MANAGING PARTNER

Managing Partner responsible for the financing of all the public companies in the Edper Group of companies (total market cap $100B representing 20 percent of the TSX). Director and member of the operating committee of Great Lakes Power, Inc. (now Brookfield Power).

CITICORP INC. – TORONTO, CANADA / LONDON, UK 1986 – 1988

VICE PRESIDENT

Vice President in Citicorp Investment Banking Group, Loan Structuring and Syndication.

CHEMICAL BANK – NEW YORK, NY 1985 – 1986

ASSISTANT VICE PRESIDENT

HANOVER FIRE DEPARTMENT – HANOVER, NH 1981 – 1985

FIREFIGHTER

CONTINUED ...

LIONEL F. CONACHER PAGE 2

PROFESSIONAL ORGANIZATIONS AND AFFILIATIONS

~~Magellan Fuel Solutions - Board of Directors~~
San Francisco Museum of Modern Art - Board of Trustees, Chair Audit Committee
Harbourfront Centre, Toronto, Canada - Board of Directors
Respect in Sport, Calgary, Canada - Advisory Board
Young Presidents Organization, Norcal Chapter
Luminato Festival, Toronto, Canada - Gold Founding Supporter

EDUCATION

A.B. ECONOMICS & ART HISTORY
Dartmouth College - Hanover, NH

PERSONAL

Married, Joan T. Dea, 3 children
Interests: Cycling, tennis, golf, skiing, surfing, hunting & fishing, bag piping, contemporary art

 NAME:  UqtjA- K Co a  cJ\tf  DESTINATION XL CROUP, INC.  Ql ESTIONNAIRE FOR DIRECTORS REGARDING INDEPENDENCE  Response Mechanics: Please revsew tin* Questionnaire and answer accurately (in ink other titan  black) Please be sure that evert1 question in this Questionnaire is answered; if the answ er to anyquestion is "None” or "Not Applicable," please so state lithe space prov iJcJ for answers isinadequate, please use attachments to provide the additional detail. Unless otherwise stated,answers should be given as of the date on which you complete this Questionnaire. A limitednumber of questions may appear to overlap. Accordingly, you should feel free to cross-reference your answers in order to avoid repealing information.  Purpose of Responses: fhe questions below arc designed to elicit a variety of information thatcould he useful to the Board in determining the "independence" of its Directors. In making thisdetermination, the Board will be guided by a few specific requirements, but otherwise will needto rely on broad general principles and its own collective judgment. Unless one of severalobjective (actors causes a Director not to be "independent" under Nasdaq requirements, thequestion lor the Hoard w ill be whether one or more current, and in some cases certain former,relationships that involve the Company or members of its management, taken as a whole, causethe Director not to be "independent." In this regard, the New York Slock Exchange (solely forinformational purposes given that the Company is an Nasdaq-listed company) has staled lhaf  "it is nm possible 10 ant idfHite or explicitly to provide for. all circumstances thatmight signal t*>lcoital conflicts of interest. or that might hear on the materiality ofa director v relationship to a listed companyAccordingly, ii is best thatboards making independence determinations broadly consider all relevant factsand circumstances In particular, when assessing the materiality of a director srelationship m ith the company, the hoard should consider the issue not merelyfrom the standpoint of the director, but also pom that of persons or organizationswith which the dine tot has an affiliation Material relationships can includecommercial industrial, hanking, consulting, legal, accounting, charitable andfamilial relationships, among others.  Materiality mid Significance - Some Information on Standards: Because neither Nasdaq norapplicable law and regulations have specifically staled what "material" means in this context, theBoard will need to apply a broad, common law standard of materiality w hether a reasonableinvestor would attach importance to the existence of the relationship in determining that theDirector in i/uesiion was not independent. For purposes of completing this Questionnaire, it isimportant to note not only that a single significant relationship may be material, but also thatmultiple relationships which individually arc not significant may. collectively, be material whenviewed as a whole. Wherever possible this Questionnaire attempts to define in context what is"material,'' but in many instances it is simpiy not possible to give a bright-line standard for youto apply. In those instances, please keep in mind that the Board, in making its determinationneeds more, rather than less information so that it can put itsell in the shoes of the "reasonableinvestor." When the facts might lend themselves to multiple interpretations from the “reasonableinvestor" standard, it is appropriate for the Board as a whole, rather than each individual

 Director, io reach a judgment as lu materiality. In some utstances. this Questionnaire uses theterm "sigiufkam." which ^ intended to \.ast a broader net than the term '“material" while stillallowing you 10 use your discretion in responding. In all events, if you have any doubts as todisclosure, please err on the side ot disclosing what may arguably be "insignificant" or  ••immaterial” relationships, so as to enable the Board to make The most accurate and informed ofdeterminations.  L sc of Responses, i ompnnv Information Awisiunee: 1 he inlormalion solicited by this  Questionnaire will he used by the Board to comply with legal and Nasdaq requirements that havebecome the locus of much public attention and are closely monitored by institutional investors.Each Director has a vested interest in the process being as complete and thorough as possible\ithe .lame lime, the Board is well aware that it would be unduly burdensome to require eachDirector to disclose every single relationship, no matter how routine or insignificant orincidental, which may have any bearing on any of the questions in this Questionnaire. Therefore,in addition to asking you to make your own judgment as to whether any specific relationship isof the kind as to which a reasonable investor would want more information, the Board isprepared to make available Company data and resources to assist you in ascertaining whetherspecific entities with whom you or your immediate family or affiliates have a relationship alsohave a relationship with the Company or its management or affiliates.  Some Denned Terms: l or purposes ol this Questionnaire, the following terms have thefollowing meanings unless otherwise noted:  • 'immediate family ” member means any of the following; your spouse, parents, children, siblings, mothers and fathers-in-law. sons and daughters-in-law. brothers and sisters-in- law and anyone (other than persons employed by you) who shares your home.  • "Affiliate” means, with respect to any person, any person, directly or indirectly through one iii more intermediaries, controlling, controlled by or under common control with  such person.  • "Control,” when used with respect to any person, means the power to direct the  management and policies of such person, directly or indirectly, whether through the  ownership of voting securities, by contract or otherwise, and the terms "controlling” and"controlled” have meanings correlative to die foregoing.  Please note that the definitions of "affiliate” and "control” are nut necessarily objective  definitions and you should therefore he over inclusive in your assessment of whether a personhas been or is "affiliated with another person, including the Company.  ['lease note that Nasdaq l isting Rules and the Securities and Exchange Commission rules  effectively require the Company to monitor the independence of directors and members oltheAudit Committee, Compensation Committee and Nominaiing/Corporate Governance committeethroughout the year. As a result, if there is any change or proposed change in the facts on whichvour answers to this questionnaire are based, it is important that you notify Robert S. Molloy a((781) 828-0300 x2029 or Kathy Lehmann at (781) 82K-930U *2543 or via email(klehmann adxlu.com) as soon as possible.  Thank you for your attention in completing this important Questionnaire.

 back(;roi nu  Du you >crvc on lire board of directors ot other companies?  Yes  y/'  No  IF N FS. please provide a complete description ol this sen ice. However, in the event youserve on a number of "affiliated" or related entities, please fee! free to list the "Parent” or  similar entity with a general reference to the other entities.  „  , ,  u  ^ . i  />  Arc you. or is any member ol your immediate family," now employed, or have you orany member ol your "immediate family'' been employed within the last three years, asan executive officer of another company for which any of the Company's currentexecutive officers serve or served at the same lime on the other company's compensationcommittee?  Yes  IF YES. please provide a complete description of this relationship.  FMPl.Oy MF.NT  Since January 1, 2015. have you (or any member of your "immediate family”) beenemploy ed by the Company ot any of its subsidiaries or predecessors?  Yes  __ ..  No  \/^  IF’ y KS. please provide a complete description of this employment.  Since January 1.2015. have you or any member of your "immediate family” received  more than S 120.000 per year in direct compensation ur other payments from the  Company or any of its subsidiaries or predecessors, in any capacity, oilier than (i) directorand committee fees or (ii) pension or other forms of deferred compensation for priorsen ice (provided such compensation is not contingent in any way on continued service)?  IF YES. please prov ide a complete description ot this compensation or other paymentand related services tor the Company or any of its subsidiaries or predecessors.  Since January l. 2015, have you (or any member of your "immediate family”) had anypersona! sendees contract(s) with the Company or any of its subsidiaries or predecessors  3 or a member of senior management of the Company or any of its subsidiaries or predecessors?

Yes ______________ No ✓

IF YES, please provide a complete description of this arrangement. You may attach a copy or an existing summary of the contract(s).

III. THIRD PARTY RELATIONSHIPS

1. Since January 1, 2015, have you (or any member of your "**immediate family**") been an executive officer, employee, partner or controlling stockholders of a company that makes payments to, or receives payments from, the Company or any of its subsidiaries or predecessors for property or services in an amount which, in any single fiscal year, exceeds the greater of $200,000 or 5% of such other company's consolidated gross revenues?

   Yes ______________ No ✓

   IF YES, please provide a complete description of this service or employment relationship.

2. Since January 1, 2015, have you had any ongoing business or professional relationship with the Company or any of its subsidiaries or predecessors (other than service as a Director of the Company), whether or not material in an economic sense, that involves continued dealing with management, such as the relationship between the Company and any investment banker, financial advisor, accounting or consulting firm, public or investor relations firm, or legal counsel?

   Yes ______________ No ✓

   IF YES, please provide a complete description of this relationship.

3. Since January 1, 2015, have you (or any member of your "**immediate family**") had any material business or professional relationship with either:

   (a) the Company or any of its subsidiaries or predecessors (other than service as a Director of the Company); or

   (b) a member of senior management of the Company or any of its subsidiaries or predecessors (whether related to such member's duties and responsibilities as an employee of the Company or his or her personal business/finances)?

   For purposes of this question, you should assume that any gross revenue should be considered "material" if it exceeds 5% of your (or any member of your "**immediate**

4

family's") (i) annual gross income, derived from all sources, during either of the last two years, or (ii) net worth, on a fair market value basis. At the same time, a relationship may be material, even if it does not cross this threshold, if it is otherwise significant for you or a member of your "**immediate family**," either individually, or when viewed in the context of other relationships, or when taken together with multiple relationships involving you and your "**immediate family**" as a whole.

Yes ____________ No ✓

IF YES, please provide a complete description of this relationship.

4. Since January 1, 2015, have you (or any member of your "**immediate family**") performed services or been employed by or a representative of or "**affiliated**" with any firm or organization, or received any financial benefit from any such firm or organization, providing services (including, without limitation, professional advisory, financial consultation, tax, or legal counsel services) for the Company or any of its subsidiaries or predecessors or a member of senior management of the Company or any of its subsidiaries or predecessors?

Yes ____________ No ✓

IF YES, please provide a complete description of this service or employment relationship.

5. Since January 1, 2015, have you (or has any member of your "**immediate family**") been a controlling shareholder, member of the board of directors or trustees of, general partner of, an executive officer of or otherwise "**affiliated**" with a customer, supplier or service provider of the Company or any of its subsidiaries or predecessors?

Yes ____________ No ✓

IF YES, please provide a complete description of this relationship.

6. Since January 1, 2015, have you (or any member of your "**immediate family**") been employed by, on the board of directors or trustees of, or otherwise "**affiliated**" with a not-for-profit entity that receives direct and/or significant contributions from the Company or any of its subsidiaries or predecessors, including any members of any such Company's senior management, or any foundation or similar entity established by or on the behalf of any of the foregoing?

Yes ____________ No ✓

IF YES, please provide a complete description of this relationship.

5

 *7  IV.  l.  2.  2  Are you (or any member of your immediate family ”) now a current partner of ourIndependent auditors, or did you or a family member at any time within the three years  prior to the date you sign this (Juestionnaire. work on our company ’s audit as a partner oremployee of our independent auditors  Ye>  IF YEN. please provide a complete description of this relationship.Al HIT COMMITTEE MAT ! F.KS  Since January 1.2015. ha\e you been ■affiliated” with or employed by. or has anymember of your "immediate family" been affiliated” with or employed in a  professional capacity by. a present or former internal or external auditor of the Companyor any of its subsidiaries or predecessors?  Yes So l/_If Y F.S, please provide a complete description of this relationship or involvement.  Since January 1.201 7, have you received or do you currently have the right to receive.directly or indirectly, any consulting, adv isory. or other compensatory fees, including anyfees paid, directly or indirectly, for services as a consultant or a legal or linancial advisor(including fees paid to your firm even if you are not the actual service provider),  regardless of the amount, from the Company or any of its subsidiaries or predecessorsolhei than ti) director and committee lees or tii) pension or other forms ot deferred  compensation for prior service (provided such compensation is not contingent in any wayon continued service)?  Yes No V'  IF Y F.S. please provide a complete description of this compensation.  Since January 1. 2015. base you owned, (seen employed by. or served as a director (or ina similar capacity ) of any entity that accepted any consulting, advisory, or other  compensatory fee from the Company or any of its subsidiaries or predecessors?  Vm XU \s  IF YES. please provide a complete description of this compensation.

 4 Since January i. 2017. have you been an "affiliated person ol the C ompany or any  subsidiary ihoreoi? For purposes of this question only, "affiliated person" of theCompany or any subsidiary thereof means (A) with respect to any person, any persondirectly, or indirectly through one or more intermediaries, controlling, controlled by. orunder common control with such person; (B i any executive officer of any‘affiliate'’;  (C) any director who also is an employee ol an "affiliate"; (D) any general partner of an"affiliate": and iE) any managing member of an “affiliate."1  IF YES, please provide a complete description ot this relationship.  V.  COMPENSATION COMMITTEE MATTERS  I.  Since January  1,2017, have you received or do y ou currently have the right to receive,  directly or indirectly, any consulting, advisory', or other compensatory fees, including anyfees paid, directly or indirectly, for services as a consultant or a legal or financial advisor(including fees paid to your firm even if you are not the actual service provider),regardless of the amount, from the Company or any of its subsidiaries or predecessorsother than (i) director and committee fees or tiii pension or other forms of deferredcompensation for prior sen ice (pro\ ided such compensation is not contingent in any wayon continued serviceV?  IF VES, please pnn idc a complete description of this compensation.  2. Since January 1. 2015, have you owned, been employed by. or served as a director (or in  a similar capacity) ol any entity dial accepted any consulting, advisory, or othercompensatory fee from the Company or any of its subsidiaries oi predecessors?  If YES. please prov ide a complete description ot this compensation.  3. Since January 1.201?. have you been an ‘ affiliated person" of the Company or any  subsidiary thereof? lor purposes uf this question only, "affiliated person" of theCompany or any subsidiary thereof means (A) with respect to any person, any person  Please note, the Securities and l vchange Commission has adopiod a presumption that a person who ts not anexecutive officer or (lie direct or indirect beneficial owner of 10% or more of any class of voting equitysecurities of the listed company or ot an entity that controls, is controlled by or is under common control withthe Company will noi be deemed to be an affiliated person."  7 directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such person; (B) any executive officer of any "**affiliate**"; (C) any director who also is an employee of an "**affiliate**"; (D) any general partner of an "**affiliate**"; and (E) any managing member of an "**affiliate**."[2]

Yes ____________ No ✓

IF YES, please provide a complete description of this relationship.

4. With respect to any compensation consultant, legal counsel or other adviser (each, a "Consultant") retained by the Compensation Committee in fiscal 2017, did you have, or do you have, any business or personal relationship with such Consultant?

Yes ____________ No ✓

IF YES, please provide a complete description of this relationship.

5. With respect to any Consultant retained by the Compensation Committee in fiscal 2017, do you have any knowledge of, or reason to believe, that there is an actual or potential conflict of interest between (i) yourself or the Company, its directors or its executive officers and (ii) such Consultant?

Yes ____________ No ✓

IF YES, please provide a complete description of this relationship.

VI. MISCELLANEOUS

1. Do you or any member of your "**immediate family**" have any other relationship (either current or former) with the Company or members of its senior management (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that **might reasonably be considered significant** to consideration of your **actual or perceived independence** as a Director of the Company? For purposes of illustration, potentially significant relationships could include (without limitation) commercial, industrial, investment management, banking, consulting, legal, accounting, financial, professional, close personal, charitable or familial relationships, among others.

Yes ____________ No ✓

IF YES, please provide a complete description of this relationship.

---

[2] Please note, the Securities and Exchange Commission has adopted a presumption that a person who is not an executive officer or the direct or indirect beneficial owner of 10% or more of any class of voting equity securities of the listed company or of an entity that controls, is controlled by or is under common control with the Company will not be deemed to be an "**affiliated person**."

8

 In the event that you subsequently learn o; any information that would affect the accuracy or  completeness ol the information that you have previously reported in this Questionnaire, pleasecontact Robert s Mo Hoy at 178 i > 828-9300 \2029 or Kathy1 ehmann at (781) 828-9700 x2547 orai ?Jehni:tn:i ii■dxlu.com immediately.  Please complete, sign and return the Questionnaire to Kathy Lehmann by PDF or tax at (781)821-5174.  Vour signature at the end of this Questionnaire constitutes your consent to the disclosure of theinformation contained in your answers in the C ompany's Proxy Statement and Annual Report asand to the extent required by the Securities and Exchange Commission and applicable Nasdaqrules and federal and stale securities laws. You should be aware that a director of a registrantwho files proxy materials or reports that arc false or misleading in any material respect may.among other things, be personally liable to shareholders who have been damaged by the false ormisleading statements. Therefore you should answer completely and accurately each part of thisQuestionnaire.  1 have attached  additional pages to this Questionnaire.  I consent to being named in the Company's Proxy Statement and Annual Report and other  solicitation materials, if so nominated us a director of the Company , i confirm my understandingthat the provisions of the C ompany's governing documents must be complied with and satisfiedin order for me to quality, and be properly nominated as. a director of the Company, includingthe provisions of Section 415 of the Fourth Amended and Restated By-Laws of Destination XLGroup. Inc. The answers to the foregoing questions are complete and accurate in all respects tothe best ot my knowledge and belief.1 will notify the Company promptly if any of my responseschange. In the absence of notice from me concerning any changes in the foregoing answers  follow ing the date of this Questionnaire, the Company is to understand that the information  appearing in this Questionnaire remains, to the best of my know ledge, accurate and complete.  Signature  Name: Please prim or ty pe  0

Destination XL Group, Inc.
Business Relationships Questionnaire

Have you, or your spouse or dependents, had any actual or proposed direct or indirect business relationships with KPMG, or have you provided services to KPMG during the period from January 29, 2017 through the date of this questionnaire?

Please circle your response: Yes or No

If yes, please describe the relationship and any fees or revenues received or receivable?

____
____
____
____

The answer to the foregoing question is correctly stated to the best of my knowledge and belief.

Signature [signature]

Print Name Lionel F. Conacher

Date May 1, 2018

 Definitions for Purposes of This Questionnaire  Dependent  Direct business relationship  Indirect business relationship  means any person who received more than half oftheir support for the most recent calendar year fromthe relevant individual.  when an individual or entity' enters into a businessrelationship as one of the principal parties to thatrelationship.  when a third party controlled by the individual orentity enters into a business relationship as one of theprincipal parties to that relationship. This includesinstances when, for example, a trust or personalholding company controlled by an individual entersinto a business relationship.

Name: John L. Flood

CONFIDENTIAL

DESTINATION XL GROUP, INC.

Questionnaire for
Potential Director Nominees

Please review this Questionnaire and answer accurately (in ink other than black). **Please be sure that *every* question in this Questionnaire is answered; if the answer to any question is "None" or "Not Applicable," please so state.** If the space supplied is insufficient to answer any question, please attach extra sheets of paper. The Appendix at the back of this Questionnaire explains the meaning of certain terms used in the Questionnaire.

Please sign, date and return the completed Questionnaire to the Legal Department, 555 Turnpike Street, Canton, Massachusetts 02021 as soon as possible.

If you have questions as to any terminology used in this Questionnaire or as to the significance of any particular fact or situation, please contact Robert S. Molloy at (781) 828-9300 x2029 or Kathy Lehmann at (781) 828-9300 x2543 or at klehmann@dxlg.com.

Thank you for your assistance.

 PARI 1  PERSONAL AND PROFESSIONAL HISTORY (Reg. S-K, Item 401)  Basic Information  Name:  Date of Birth:  Home Address:  Home Telephone;Work Address:  Em.il:  2. Directorships  f\J /, , -fi-OO-0  ^ ^ (<k(j  S/idrcmvA; f4^  7^ 7 ”7  £22 ^ Si/f^T  mac/J 0 Ovub'W  /rll/IA  a. Arc you (or have you been at any lime during the last five years) a director of any  company which has a class of securities registered pursuant to Section 12 of the  Securities Exchange Act of 1934, is subject to the periodic reporting requirements ofSection15(d) of such Act, or is registered as an investment company under theInvestment Company Act of 1940?  b.  If so, please list each such company.  -2-

 3.  Business Experience Since February 1,2013  Please describe your business experience, principal occupations and employment from February1, 2013 to the present. You need not repeat any information given in answer to Question 2. Givedates to the nearest month. Give the name and a brief description of the principal business of anycompany or other organization for which you worked and stale whether the company is a parent,subsidiary or other affiliate of the Company, if applicable. Give enough information about thenature of your responsibilities in your prior positions (e.g., size of operation supervised) to enablethe reader to assess the level of your professional competence.  Parent, Subsidiary  Period  Company or Other or Other Affiliate  Principal  Position and  purposes of this question only, include any such family relationship not more remote than  ifrst cousin.)  Yes  No  b.  If so, please provide the following information;  Name of Relative  Relationship  5.  Arrangements. Understandings, or Contracts  a. Were you selected or arc you to be selected to become a director or officer of the  Company as the result of any arrangement, understanding or contract between yourselfand any other person?  -3*

 b. If so, please give the name(s) of such person(s) and describe the arrangement or  understanding.  c. Arc there any agreements or arrangements between you and any person or entity other  than the Company relating to compensation or other payment in connection with yourservice as a director of the Company?  Yes V No  d, If so, please give the name(s) of such person(s)/entity and describe the material terms of  the arrangement or understanding.  6.  Involvement in Certain Types of Legal Proceedings  a. Since February 1,2008, have you (1) filed a bankruptcy or insolvency petition, (2) been  the subject of such a petition filed by someone else, (3) had any business or properly putin receivership, (4) been a partner or former partner of a partnership subject to such apetition or receivership, or (5) been an officer or former officer of a corporation or otherorganization subject to such a petition or receivership?  Yes  ' No  h.  Since February !, 2008, have you been convicted in any criminal proceeding (excluding  traffic violations)^  Yes  v No  c.  Are you a named subject of a pending criminal proceeding (excluding traffic violations)?  Yes y No  Since February 1, 2008, have you ever been enjoined, suspended or otherwise limited byany court or other authority from participating in any of the following activities:  (1) acting as a futures commission merchant, introducing broker, commodity trading  advisor, commodity pool operator, floor broker, leverage transaction merchant orother person regulated by the Commodity Futures Trading Commission(“C.F.T.C.”) or a similar foreign governmental entity, or an associated person ofthe foregoing?  Vpc  ^  Mn  -4 -

 (2) acting as an investment advisor, underwriter, broker or dealer in securities, or an  associated person of any of the foregoing?  Yes  / No  (3) acting as director or employee or otherwise being affiliated with any investment  company, bank, savings and loan association, or insurance company?  Yes  / No  (4)  engaging in any other activity connected with securities or commodities?  Yes  / No  (5)  engaging in any other type of business practice?  Yes  ^ No  (6) engaging or continuing in any other conduct or practice in connection with any of  the above activities?  associating with any person engaged in any of the above activities? Yes J_ No  e. Since February 1,2008, have you been found by a court or by the Securities and  Exchange Commission (the “SEC”) or C.F.T.C. or a similar foreign governmental entityto have violated any foreign, federal or state securities law or commodities law (whetheror not the finding or judgment was subsequently reversed, suspended or vacated)?  f. Since February 1,2008, have you been the subject of, or a parly to, any foreign, federal  or slate judicial or administrative order, judgment, decree or finding relating to an allegedviolation of:  (1) any foreign, federal or state securities or commodities law or regulation?  (2) any law or regulation respecting financial institutions or insurance companies,  including, but not limited to, a temporary or permanent injunction, order ofdisgorgement or restitution, civil money penalty or temporary or permanentcease-and-desist order, or removal or prohibition order?  -5-

____ Yes ✓ No

(3) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity?

____ Yes ✓ No

g. Since February 1, 2008, have you been the subject of, or party to, any sanction or order of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member?

____ Yes ✓ No

h. Since February 1, 2008, have you been subject to any judicial or administrative proceeding before any court, commission (including the SEC or C.F.T.C.), board or other government agency concerning any matter similar in nature to the matters described in parts d., e., f. and g. of this question which did not result in a judgment or finding or is now pending?

____ Yes ✓ No

i. To your knowledge, since February 1, 2008, have you been subject to any investigation by any government agency or body concerning any matter similar in nature to the matters described in parts d., e., f. and g. of this question which did not result in the institution of judicial or administrative proceedings or is now pending?

____ Yes ✓ No

j. Since February 1, 2008, have you been named in, or found liable or guilty in, any civil or criminal proceeding or investigation by any foreign, federal or state governmental agency alleging fraud or breaches of any duties to shareholders or other constituents of a company?

____ Yes ✓ No

k. Since February 1, 2008, have you been subject to any order, judgment or decree that restrains or enjoins you from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the SEC or similar foreign governmental entity or (iii) arising out of the conduct of the business of an underwriter, broker, dealer or municipal securities dealer, investment advisor or paid solicitor of purchasers of securities?

____ Yes ✓ No

l. Since February 1, 2008, have you been subject to a United States Postal Service false representation order?

- 6 -

 in. Are you subject to a temporary restraining order or preliminary injunction with respect to  conduct alleged by the United States Postal Service to constitute a scheme or device forobtaining money or properly through the mail by means of false representations?  n. Have you been involved in, or has any inquiry, investigation, lawsuit or disciplinary  action been initiated against you by any regulatory or professional organization,  including, but not limited to, the SEC, any state securities commission, FINRA (formerlyNASD) or any foreign regulatory authority?  o. Do you know of any inquiry, investigation, lawsuit or disciplinary action initiated against  the Company, any of its officers, directors, principals, associates, affiliates, predecessorsor five percent stockholders by any regulatory organization including, but not limited to,the SEC, any state securities commission, FINRA (formerly NASD) or any foreignregulatory authority?  Yes  / No  p. If your answer to any of the above questions is “Yes,” please describe in detail what  happened. Please name all persons involved, give the court and/or agency docket numberof the proceeding, and provide any other information that might explain or aid inunderstanding your involvement in the proceeding.  7,  Do you consent to being named in the Proxy Statement and agree to serve as a director if elected?  /  Yes  No  PART II  COMPENSATION(Reg. S-K, Item 402)  8. The Company will review its records to gather information on all compensation paid to you by  the Company and its subsidiaries. The following questions are intended to help ensure that allcompensation is identified and to otherwise assist in the Company’s review.  a. During the last fiscal year, did you receive any compensation as a director or officer of  the Company from any prtson other than the Company or its subsidiaries?  Yes  No  - 7 -

 If yes, please describe.  b. Please describe any consulting fees earned from, or paid or payable by the Company  and/or its subsidiaries to you, including through joint ventures. If none, please soindicate.  X None Per e-mail from John Flood 05/01/18  c. Do you have an employment agreement with the Company or any of its subsidiaries? If  so, please describe.  Yes  No  d. Do you have any agreement or arrangement with the Company or its subsidiaries, or does  the Company or its subsidiaries have any plan, under which you will receive any paymentat, following or in connection with your resignation, retirement or other termination ofyour employment or from a change in control of the Company or a change in yourresponsibilities following a change in control? If so, please describe.  Yes  /  No  e. Please describe any other compensation (regardless of amount) earned or paid to you  during the last fiscal year that is not already reported in this Question 8 (including  compensation related to transactions between the Company or any of its subsidiaries andany third party from which you or any Immediate Family member receivescompensation). If none, please so indicate.  None  PART III  TRANSACTIONS WITH THE COMPANY OR ANY SUBSIDIARY (Reg. S-K, Item 404(a))  The questions in this section are designed to assist the Company in identifying the existence of any“related party transactions”, including a transaction that would be required to be disclosed in the  -8-

Company's proxy statement. The SEC requires the Company to include information that relates to transactions involving your Immediate Family members. Please refer to the definition of "Immediate Family" in Appendix A below in connection with your responses to these questions. Please also complete the attached *Annex A*, which is a list of your Immediate Family members. This is intended to help you respond to the questions below.

9. Since the beginning of fiscal 2017 (i.e., January 29, 2017), have you, any Associate of yours or any member of your Immediate Family had, or do you propose to have, any interest, directly or indirectly, in any transaction (or series of similar transactions) in which the Company, any of its subsidiaries or any of their pension, retirement or similar plans was or is to be a participant and the amount involved in such transaction exceeds $120,000? Please note you are deemed to have an indirect interest in a transaction between the Company and any entity of which you Beneficially Own ten percent or more of its equity interests. If you answer "yes" to this question or the following question, please note that additional follow-up may be necessary.

_____ Yes __✓__ No

If yes, for each such transaction, please provide the following information:

- the name of such person;
- a description of the relationship to you and the Company;
- the nature of such person's interest in the transaction(s) (including such person's position(s) or relationships(s) with, or ownership in, a firm, corporation, or other entity that is party to, or has an interest in, such transaction);
- when such transaction(s) occurred or will occur;
- the amount of such transaction(s); and
- the amount of such person's interest in the transaction(s) (without regard to profit or loss).

10. If you, any Associate of yours or any member of your Immediate Family is or was at any time since the beginning of fiscal 2017, or proposes to be, engaged, directly or indirectly, in any financial transaction (or series of similar transactions), arrangement or relationship (including any indebtedness or guarantee of indebtedness) in any amount involving the Company, any of its subsidiaries or any of their pension, retirement or similar plans as a participant, please indicate below the name of such person and indicate such person's relationship to you and the Company, the nature of the debt, the largest aggregate amount outstanding during the Company's last fiscal year, the amount outstanding at February 3, 2018, the amount of principal paid during the Company's last fiscal year, the amount of interest paid during the Company's last fiscal year, and the rate of interest paid or charged thereon.

__✓__ Not applicable

I disclose the following: ______________________________

____

- 9 -

 11. Do you or any of your Associates have any interest, direct or indirect, by security holdings or  otherwise, in any matters to be acted upon at the 2018 Annual Meeting (other than elections tooffice or interests under option or retirement plans)? if yes, please describe such interest.  Yes  No  PART IV  LEGAL PROCEEDINGS  (Reg. S-K, Item 103, Instruction 4)  12. Interests Adverse to the Company  a. Are you or any of the following persons a party adverse to the Company or any of its affiliates, or do you or any such person hold an interest adverse to the Company or any of its affiliates, in any legal proceeding?  i.  You?  ii. Your spouse, or any relative of you or your spouse who lives in your home or who is a  director or officer of the Company?  Yes  /  No  iii.  Any corporation or organization of which you arc a director, officer or partner?  Yes  \/ No  iv. Any corporation or organization of which you arc, directly or indirectly, the Beneficial  Owner of five percent or more of any class of equity securities?  Yes  /No  v. Any trust or estate in which you have a beneficial interest or of which you are a trustee or  fiduciary?  -10-

 vi. To your knowledge, any person or any partnership, syndicate or other group who or  which is the Beneficial Owner of more than five percent of the outstanding shares of anyclass of the Company’s voting securities?  Yes  vii.  Any member of the Immediate Family of any of the foregoing persons?  Yes  v No  If your answer to any of the above questions is “Yes,” please provide the following infonnationfor each such legal proceeding: (1) name of court or agency, (2) date proceeding was instituted,  (3) principal parties to proceeding, (4) a description of the factual basis alleged to underlie theproceeding, (5) the relief sought, and (6) your relationship, if any, to each of the parlies to theproceeding.  b. Do you know of any legal, regulatory or administrative proceeding brought or contemplated by any governmental authority (including but not limited to antitrust price-fixing, tax, environmental, copyright or patent litigation) to which you, the Company or any subsidiary of the Company is or may be a party or of which the property of the Company or any subsidiary of the Company is subject?  Yes  If your answer is yes, please provide a description below:  PART V  SECURITY OWNERSHIP (Reg. S-K, Item 403)  13. Interests in the Company’s Securities (see Appendix A)  a. Do you Beneficially Own, or have the right to acquire (for example, through the exercise  of an option or pursuant to the power to revoke a trust) Beneficial Ownership withrespect to, any equity securities of the Company or any of its affiliates:  (1)  Directly?  Yes  (2) Indirectly through your spouse, any minor child of yours, or any relative of you  or your spouse who lives in your home?  Yes  - II -

 Indirectly through any corporation of which you or any member of yourImmediate Family is a director, officer or partner?  /  No  Indirectly through any corporation of which you or any member of your  Immediate Family is, directly or indirectly, the Beneficial Owner of five percentof any class of equity securities?  Yp.<!  y  No  Indirectly through any trust or estate in which you or any member of your  Immediate Family has a beneficial interest or of which you or any member of  your Immediate Family is a trustee or fiduciary?  Yes  Jointly?  V No  /  - 12-

 b. If your answer to any portion of Question 13a is “Yes,” please provide the following  information.  C  Of amount shown incolumn B, number ofshares with respect to  which you have the  D  A  B  right to acquire  Nature of  E  Class of  Amount Owned  Beneficial Ownership  Beneficial  Direct or indirect  securities  Beneficially1  within 60 days'  Ownership3  ownership11  1 Includes shares deemed to be Beneficially Owned as specified in Appendix A.  2 See Appendix A. Slate nature of right to acquire Beneficial Ownership (for example, “subject tooption”).  ' For all shares listed, state whether you have (a) sole voting power, (b) shared voting power, (c) soleinvestment power or (d) shared investment power. If you share voting or investment power, pleaseidentify the person with whom such power is shared and describe the arrangement or agreement under  which it is shared.  * If shares are owned directly, so slate. If shares arc owned indirectly, state the nature of such indirectownership (for example, “by wife”).  -  13  -

 With respect to any securities listed in your answer to Question 13b, do you wish todisclaim Beneficial Ownership thereof?  Yes  No  If so, please indicate the class and amount of securities as to which you are disclaimingBeneficial Ownership.  Class of Securities  Amount  Do you know of any person, company or group who or which is the Beneficial Owner orpledgee of more than five percent of the outstanding shares of any class of theCompany’s voting securities or who or which has the right to acquire BeneficialOwnership of more than five percent of any class of such securities?  Yes  _2_ No  If so, please state the name of such person, company or group.  To your knowledge, do any holders of more than five percent of any class of the  Company’s voting securities hold such securities pursuant to any voting trust or similaragreement?  If so, please state the name(s) and address(es) of the voting trustec(s).  Are any of the shares Beneficially Owned by you, as described in 13a and 13b above,held in a margin account or otherwise pledged as security or collateral? If so, brieflydescribe the details below and indicate the number of shares pledged as security.

 14.  Changes in Control  Are you aware of any arrangements, including any pledge of securities of the Company  or any of its affiliates or subsidiaries that have resulted in, or may at a later date result in,  a change in control of the Company?  Yes  /No  If so, please describe.  PART VI  PAYMENTS TO FOREIGN OFFICIALS AND IRAN RELATED ACTIVITIES  15.  Payments to Foreign Officials or Institutions  a. Have you made any payment or offer to pay any money or anything of value to any  foreign official, foreign political party, foreign party official, or candidate for foreignpolitical office for the purpose {if:  (1) influencing any act or decision of such foreign person or institution, or  (2) inducing such foreign person or institution to influence any act or decision of a  foreign government,  in order to assist the Company or any other person or entity to obtain or retain business  for or with any person or to direct business to any person?  Yes  V*  No  Have you made any offer of any money or anything of value to any person, foreign or  domestic, while knowing or having reason to know that all or part of the money or value  offered would bedsed for the purposes described in Question  beds  15a?  Yes  / >  16.  Iran Related Activities:  • For purposes of this Question 16, “affiliate” includes any U.S. or foreign entity that you directly  or indirectly control (i.e. have the power to direct or cause the direction of the management andpolicies of that entity through ownership of voting securities by contract, or otherwise).  -15-

- We also request that you inform us immediately if you or any of your affiliates engages, or plans to engage, in any of the activities described below at any time during the current fiscal year or thereafter.

  a. During the past two years, have you or any of your affiliates engaged in any transactions with, relating to, or benefiting Iran, its government (including its agencies, political subdivisions, and any entity controlled by it or acting on its behalf), or any persons or entities in Iran, whether such transactions are direct or indirect?

     ____ Yes ✓ No

PART VII
COMPENSATION COMMITTEE INTERLOCKS
(Reg. S-K, Item 407(e)(4))

17. Compensation Committee Matters

Did you at any time during fiscal 2017 serve as an executive officer of another company which had as a member of its compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the Board of Directors) an executive officer of the Company?

____ Yes ✓ No

If yes, please identify the other company, your position with such other company, the Company executive officer in question and his position with such other company:____________________

____

18. Officer Membership on Other Boards and Committees

a. Did you at any time during fiscal 2017 serve as a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another company, one of whose executive officers served on the compensation committee of the Company?

   ____ Yes ✓ No

   If yes, please identify the other company, your position with such other company, and the member of the Company's compensation committee in question:

   ____

   ____

b. Did you at any time during fiscal 2017 serve as a member of the Board of Directors of another company, one of whose executive officers served on the compensation committee of the Company?

- 16 -

 Yes  V No  If yes, please identify the other company and the member of the Company’scompensation committee in question:  c. Did you at any time during fiscal 2017 serve as a member of the compensation committee  (or other Board committee performing equivalent functions or, in the absence of any suchcommittee, the entire Board of Directors) of another company, one of whose executiveofficers served as a director of the Company (but not necessarily a member of thecompensation committee of the Company)?  If yes, please identify the other company, your position with such other company, and themember of the Company’s Board of Directors in question:  PART VIII  AUDIT COMMITTEE FINANCIAL EXPERTISE  19.  Financial Expertise  a. Do you have education and experience as a principal financial officer, principal  accounting officer, controller, public accountant or auditor or in a position that involvesthe performance of similar function?  Yes  y  No  If so, please describe (i) the positions) that you held, (ii) a statement of your specificduties, (iii) the name of the company or companies in which you held such position(s)and (iv) the period(s) during which you held such position(s):  b. If your answer to Question 19 is “No,” have you held a position in which you gained  experience in one or more positions that involve the performance of functions similar tothose that are performed by principal financial officers, principal accounting officers,controllers, public accountants or auditors?  Yes  *  No  Per e-mail from John Flood 05/01/18  If so, please describe (i) the position(s) that you held, (ii) a statement of your specific  duties, (iii) the name of the company or companies in which you held such position(s)  and (iv) the period(s) during which you held such position(s):  -  17-

20. Supervisory Role

a. Do you have experience actively supervising a principal financial official officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions?

✓ Yes ___ No As Chairman & Managing Partner of Craig-Hallum had daily interaction and decision making and directive with our CFO

If so, please describe (i) the position(s) that you held, (ii) a statement of your specific duties, (iii) the name of the company or companies in which you held such position(s) and (iv) the period(s) during which you held such position(s):

From 1997 to present worked at Craig-Hallum Capital LLC, an institutional broker-dealer and investment bank I founded in 1997. Served at different times as Chairman, Managing Partner, and Senior Advisor with duties commensurate with those titles.

b. Do you have experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements?

✓ Yes ___ No I interact with many CFO's & CEOs that we write research on. Recommending or not recommending to own equity in their companies.

If so, please describe (i) the position(s) that you held, (ii) a statement of your specific duties, (iii) the name of the company or companies in which you held such position(s) and (iv) the period(s) during which you held such position(s):

From 1997 to present worked at Craig-Hallum Capital LLC, an institutional broker-dealer and investment bank I founded in 1997. Served at different times as Chairman, Managing Partner, and Senior Advisor with duties commensurate with those titles.

Experience

a. Do you have any other relevant experience through which you gained:

(1) an understanding of generally accepted accounting principals ("GAAP") and financial statements?

✓ Yes ___ No

(2) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves?

___ Yes ✓ No Internally with reserves & accruals

(3) experience preparing, auditing, analyzing or evaluating financial statements that present the breadth and level of accounting issuer that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements or experience actively supervising one or more persons engaged in such activities?

- 18 -

 (4)  an understanding of internal controls and procedures for financial reporting?  If your answer is “Yes” with respect to any of items (i) through (v) above, please providea general statement of support with respect to each answer:  22.  Finance or Accounting Degree  Do you have an advanced degree in finance or accounting?  —  No  £SL tea  */&*<*p<&*  /trainee.  If so, please described the advanced degree, the name of the institution where you earned suchdegree and the year in which you received such degree:  23.  Certified Public Accountant  Arc you a certified public accountant, or the equivalent, in good standing?  If so, please slate the period during which you actively practiced as a certified public accountant  (or the equivalent):  24.  Accounting or Financial Expertise  Arc you certified or otherwise identified as having accounting or financial expertise by a  recognized private body that establishes and administers standards in respect of such expertise,  and in good standing?  -  19-

 If so, please (i) describe the nature of such certification, (ii) identify the administering body and  (ii) stale the period during which you have been so certified:  25.  Laws and Regulations  Please provide a general statement describing your level of familiarity and experience with (i) allapplicable laws and regulations regarding the preparation of financial statements of public  companies and (ii) reviewing, preparing, auditing or analyzing financial statements of publiccompanies: / / / /  v&a i//m jhAuuAdi ho 1/  26.  Other Relevant Qualifications or Experience  To the extent not covered by Questions 19-25 above regarding your experience in evaluating thefinancial statements of public companies, please provide a description of any of your otherrelevant qualifications or experience that would assist lire Company in evaluating your ability tounderstand and evaluate the Company’s financial statements and its other financial informationand to make knowledgeable and through inquiries whether (i) the Company’s financial statements“fairly present” its financial condition, results of operations and cash flows in accordance withGAAP; and (ii) the Company’s financial statements and other financial information, takentogether, “fairly present” the Company’s financial condition, results of operations and cash flow:  Ae  m /Mi/  AC (firA  (f/  /y  7  ^  7  /(Afi U  us ^ (rjf  J  Wfjmisuf  -  20-

 I consent to being named in the Company’s Proxy Statement and Annual Report and other  solicitation materials, if so nominated as a director of the Company. 1 confirm my understanding that theprovisions of the Company’s governing documents must be complied with and satisfied in order for me toqualify, and be properly nominated as, a director of the Company, including the provisions of Section  4.15 of the Fourth Amended and Restated By-Laws of Destination XL Group, Inc. The answers to theforegoing questions arc complete and accurate in all respects to the best of my knowledge and belief. Iwill notify the Company promptly if any of my responses change. In the absence of notice from meconcerning any changes in the foregoing answers following the date of this Questionnaire, the Companyis to understand that the information appearing in this Questionnaire remains, to the best of myknowledge, accurate and complete.  Dated:  4/50 .2018  -21  -

Appendix A

Definition of "Beneficial Ownership"

The SEC has adopted a definition of "beneficial ownership," as used in this Questionnaire, that is different from the one with which you may be familiar in the context of insider trading. Securities owned "beneficially" would include not only securities held by you for your own benefit, whether in bearer form or registered in your own name or otherwise, but also securities held by others for your benefit (regardless of whether or how they are registered) such as, for example, securities held for you by custodians, brokers, relatives, executors, administrators, or trustees, and securities held for your account by pledgees, securities owned by a partnership in which you are a member, and securities owned by any corporation which is or should be regarded as a personal holding corporation of yours.

The SEC's definition of "beneficial ownership" provides generally that:

(a) A person "beneficially owns" a security if he or she, directly or indirectly, has or shares voting power (*i.e.*, the power to vote, or to direct the voting of such security) and/or investment power (*i.e.*, the power to dispose or to direct the disposition of such security) whether through any contract, arrangement, understanding, relationship or otherwise.

(b) A person is also deemed to be the beneficial owner of a security if he or she has the right to acquire such security within 60 days including any right to acquire such a security during that time period (a) through the exercise of any option, warrant or right; (b) through the conversion of a security; (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

In the view of the SEC, any person or entity that controls, or has the power to control, a beneficial owner is itself a beneficial owner with respect to the securities owned by the controlled person or entity. Thus, for example, a parent company would be the beneficial owner of securities owned by a subsidiary over which it has control. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise.

Please note that under the definitions set forth above, there may be more than one beneficial owner of the same security, such as when a person places securities in a revocable discretionary account with a trustee or investment adviser who can vote or dispose of the securities; in that case, the individual would have investment power since he or she could revoke the arrangement and the trustee or investment adviser would have voting power and investment power. Thus, both the individual and the investment adviser would have beneficial ownership of the same securities.

Definition of "Executive Officer"

When used in reference to any company or business entity, "executive officer" means the chief executive officer, president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for the company. (Executive officers of subsidiaries may be deemed executive officers of the company if they perform such policy making functions for the company.)

Definition of "Immediate Family"

- 22 -

 A person’s “immediate family” includes such person’s spouse, parents, stepparents, children,  stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law (whether by blood or adoption), or anyone residing in such person’s home (other than a tenant oremployee).  Definition of “Associate”  The term “associate,” as used in this Questionnaire, means:  1. any corporation or organization (other than the Company or a majority-owned subsidiary of the  Company) of which you arc an officer or partner or are, directly or indirectly, the beneficialowner of 10% or more of any class of equity securities;  2. any trust or other estate in which you have a substantial beneficial interest or as to which you  serve as trustee or in a similar fiduciary capacity; and  3. your spouse, or any relative of you or your spouse, who lives with you, or who is a director or  officer of the Company or any of its parents or subsidiaries.  -23 -

Annex A

Immediate Family Members

Relationship	Name	Employer	Title	Board Memberships
Spouse				
Children	JOHN R. FLOOD II	Centennial Resource Development	Accountant	
Step-children	Justin T. Flood	Southern Wine + Spirits	Sales	
Sons-in-law	Christopher J. Flood - not employed			
Daughters-in-law				
Parents				
Step-parents				
Parents-in-law				
Siblings	No Affiliations			
Brothers-in-law				
Sisters-in-law				
Other persons sharing your household (other than tenants and employees)				

- 24 -

NAME: JOHN FLOOD

DESTINATION XL GROUP, INC.

QUESTIONNAIRE FOR DIRECTORS REGARDING INDEPENDENCE

Response Mechanics: Please review this Questionnaire and answer accurately (in ink other than black). **Please be sure that *every* question in this Questionnaire is answered; if the answer to any question is "None" or "Not Applicable," please so state.** If the space provided for answers is inadequate, please use attachments to provide the additional detail. Unless otherwise stated, answers should be given as of the date on which you complete this Questionnaire. A limited number of questions may *appear* to overlap. Accordingly, you should feel free to cross-reference your answers in order to avoid repeating information.

Purpose of Responses: The questions below are designed to elicit a variety of information that could be useful to the Board in determining the "independence" of its Directors. In making this determination, the Board will be guided by a few specific requirements, but otherwise will need to rely on broad general principles and its own collective judgment. Unless one of several objective factors causes a Director not to be "independent" under Nasdaq requirements, the question for the Board will be whether one or more current, and in some cases certain former, relationships that involve the Company or members of its management, taken as a whole, cause the Director not to be "independent." In this regard, the New York Stock Exchange (solely for informational purposes given that the Company is an Nasdaq-listed company) has stated that:

> *"it is not possible to anticipate, or explicitly to provide for, all circumstances that might signal potential conflicts of interest, or that might bear on the materiality of a director's relationship to a listed company. . . Accordingly, it is best that boards making 'independence' determinations broadly consider all relevant facts and circumstances. In particular, when assessing the materiality of a director's relationship with the company, the board should consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others."*

Materiality and Significance – Some Information on Standards: Because neither Nasdaq nor applicable law and regulations have specifically stated what "material" means in this context, the Board will need to apply a broad, common law standard of materiality: *whether a reasonable investor would attach importance to the existence of the relationship in determining that the Director in question was not independent.* For purposes of completing this Questionnaire, it is important to note not only that a single significant relationship may be material, but also that multiple relationships which individually are not significant may, collectively, be material when viewed as a whole. Wherever possible this Questionnaire attempts to define in context what is "material," but in many instances it is simply not possible to give a bright-line standard for you to apply. In those instances, please keep in mind that the Board, in making its determination needs more, rather than less information so that it can put itself in the shoes of the "reasonable investor." When the facts might lend themselves to multiple interpretations from the "reasonable investor" standard, it is appropriate for the Board as a whole, rather than each individual

1

Director, to reach a judgment as to materiality. In some instances, this Questionnaire uses the term "significant," which is intended to cast a broader net than the term "material" while still allowing you to use your discretion in responding. In all events, if you have any doubts as to disclosure, please err on the side of disclosing what may arguably be "insignificant" or "immaterial" relationships, so as to enable the Board to make the most accurate and informed of determinations.

Use of Responses, Company Information Assistance: The information solicited by this Questionnaire will be used by the Board to comply with legal and Nasdaq requirements that have become the focus of much public attention and are closely monitored by institutional investors. Each Director has a vested interest in the process being as complete and thorough as possible. At the same time, the Board is well aware that it would be unduly burdensome to require each Director to disclose every single relationship, no matter how routine or insignificant or incidental, which may have any bearing on any of the questions in this Questionnaire. Therefore, in addition to asking you to make your own judgment as to whether any specific relationship is of the kind as to which a reasonable investor would want more information, the Board is prepared to make available Company data and resources to assist you in ascertaining whether specific entities with whom you or your immediate family or affiliates have a relationship also have a relationship with the Company or its management or affiliates.

Some Defined Terms: For purposes of this Questionnaire, the following terms have the following meanings unless otherwise noted:

- "**Immediate family**" member means any of the following: your spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than persons employed by you) who shares your home.
- "**Affiliate**" means, with respect to any person, any person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such person.
- "**Control**," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "**controlling**" and "**controlled**" have meanings correlative to the foregoing.

Please note that the definitions of "**affiliate**" and "**control**" are not necessarily objective definitions and you should therefore be over inclusive in your assessment of whether a person has been or is "**affiliated**" with another person, including the Company.

Please note that Nasdaq Listing Rules and the Securities and Exchange Commission rules effectively require the Company to monitor the independence of directors and members of the Audit Committee, Compensation Committee and Nominating/Corporate Governance committee throughout the year. As a result, if there is any change or proposed change in the facts on which your answers to this questionnaire are based, it is important that you notify Robert S. Molloy at (781) 828-9300 x2029 or Kathy Lehmann at (781) 828-9300 x2543 or via email (klehmann@dxlg.com) as soon as possible.

Thank you for your attention in completing this important Questionnaire.

2

 I.  BACKGROUND  1.  Do you serve on the board of directors of other companies?  Yes  No  x  IF YES, please provide a complete description of this service. However, in the event youserve on a number of “affiliated” or related entities, please feel free to list the “Parent” orsimilar entity with a general reference to the other entities.  2. Arc you, or is any member of your “immediate family,” now employed, or have you or  any member of your “immediate family” been employed within the last three years, asan executive officer of another company for which any of the Company’s currentexecutive officers serve or served at the same time on the other company’s compensationcommittee?  Yes  No  x  IF YES, please provide a complete description of this relationship.  II.  EMPLOYMENT  1. Since January I, 2015, have you (or any member of your “immediate family”) been  employed by the Company or any of its subsidiaries or predecessors?  Yes  No  x  IF YES, please provide a complete description of this employment.  2. Since January 1, 2015, have you or any member of your “immediate family” received  more than $120,000 per year in direct compensation or other payments from the  Company or any of its subsidiaries or predecessors, in any capacity, other than (i) directorand committee fees or (ii) pension or other forms of deferred compensation for priorservice (provided such compensation is not contingent in any way on continued service)?  Yes  No  x  IF YES, please provide a complete description of this compensation or other paymentand related services for the Company or any of its subsidiaries or predecessors.  3. Since January 1, 2015, have you (or any member of your “immediate family”) had any  personal services contract(s) with the Company or any of its subsidiaries or predecessors  3 or a member of senior management of the Company or any of its subsidiaries orpredecessors?  Yes  No  x  IF YES, please provide a complete description of this arrangement. You may attach a  copy or an existing summary of the contract(s).  III.  THIRD PARTY RELATIONSHIPS  1. Since January 1, 2015, have you (or any member of your “immediate family”) been an  executive officer, employee, partner or controlling stockholders of a company that makespayments to, or receives payments from, the Company or any of its subsidiaries orpredecessors for property or services in an amount which, in any single fiscal year,exceeds the greater of $200,000 or 5% of such other company’s consolidated grossrevenues?  Yes  No  x  IF YES, please provide a complete description of this service or employmentrelationship.  2. Since January 1,2015, have you had any ongoing business or professional relationship  with the Company or any of its subsidiaries or predecessors (other than service as a  Director of the Company), whether or not material in an economic sense, that involvescontinued dealing with management, such as the relationship between the Company andany investment banker, financial advisor, accounting or consulting firm, public orinvestor relations firm, or legal counsel?  Y es  No  _x  IF YES, please provide a complete description of this relationship.  3. Since January 1, 2015, have you (or any member of your “immediate family”) had any  material business or professional relationship with .either:  (a) the Company or any of its subsidiaries or predecessors (other than service  as a Director of the Company); or  (b) a member of senior management of the Company or any of its subsidiaries  or predecessors (whether related to such member’s duties and  responsibilities as an employee of the Company or his or her personalbus i ncss/fi nances)?  For purposes of this question, you should assume that any gross revenue should beconsidered “material” if it exceeds 5% of your (or any member of your “immediate  4 family's") (i) annual gross income, derived from all sources, during either of the last two years, or (ii) net worth, on a fair market value basis. At the same time, a relationship may be material, even if it does not cross this threshold, if it is otherwise significant for you or a member of your "**immediate family**," either individually, or when viewed in the context of other relationships, or when taken together with multiple relationships involving you and your "**immediate family**" as a whole.

Yes ____________ No ____xx____

IF YES, please provide a complete description of this relationship.

4. Since January 1, 2015, have you (or any member of your "**immediate family**") performed services or been employed by or a representative of or "**affiliated**" with any firm or organization, or received any financial benefit from any such firm or organization, providing services (including, without limitation, professional advisory, financial consultation, tax, or legal counsel services) for the Company or any of its subsidiaries or predecessors or a member of senior management of the Company or any of its subsidiaries or predecessors?

   Yes ____________ No ___x_______

   IF YES, please provide a complete description of this service or employment relationship.

5. Since January 1, 2015, have you (or has any member of your "**immediate family**") been a controlling shareholder, member of the board of directors or trustees of, general partner of, an executive officer of or otherwise "**affiliated**" with a customer, supplier or service provider of the Company or any of its subsidiaries or predecessors?

   Yes ____________ No ___x_______

   IF YES, please provide a complete description of this relationship.

6. Since January 1, 2015, have you (or any member of your "**immediate family**") been employed by, on the board of directors or trustees of, or otherwise "**affiliated**" with a not-for-profit entity that receives direct and/or significant contributions from the Company or any of its subsidiaries or predecessors, including any members of any such Company's senior management, or any foundation or similar entity established by or on the behalf of any of the foregoing?

   Yes ____________ No ___x_______

   IF YES, please provide a complete description of this relationship.

5

 7. Are you (or any member of your “immediate family”) now a current partner of our  independent auditors, or did you or a family member at any time within the three years  prior to the date you sign this Questionnaire, work on our company’s audit as a partner oremployee of our independent auditors?  Yes  Not sure. My son Chris worked for KPMG 2016-2017  No  IF YES, please provide a complete description of this relationship.  IV.  AUDIT COMMITTEE MATTERS  1. Since January 1,2015, have you been “affiliated” with or employed by, or has any  member of your “immediate family” been “affiliated” with or employed in a  professional capacity by, a present or former internal or external auditor of the Companyor any of its subsidiaries or predecessors?  Yes  x see above  No  IF YES, please provide a complete description of this relationship or involvement.My son Chris worked for KPMG 2016-2017  2. Since January 1, 2017, have you received or do you currently have the right to receive,  directly or indirectly, any consulting, advisory, or other compensatory fees, including anyfees paid, directly or indirectly, for services as a consultant or a legal or financial advisor(including fees paid to your firm even if you are not the actual service provider),regardless of the amount, from the Company or any of its subsidiaries or predecessorsother than (i) director and committee fees or (ii) pension or other forms of deferredcompensation for prior service (provided such compensation is not contingent in any wayon continued service)?  Yes  No  x  IF YES, please provide a complete description of this compensation.  3. Since January 1, 2015, have you owned, been employed by, or served as a director (or in  a similar capacity) of any entity that accepted any consulting, advisory, or othercompensatory fee from the Company or any of its subsidiaries or predecessors?  Yes  No  x  IF YES, please provide a complete description of this compensation.  6

4. Since January 1, 2017, have you been an "**affiliated person**" of the Company or any subsidiary thereof? **<u>For purposes of this question only</u>**, "**affiliated person**" of the Company or any subsidiary thereof means (A) with respect to any person, any person directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such person; (B) any executive officer of any "**affiliate**"; (C) any director who also is an employee of an "**affiliate**"; (D) any general partner of an "**affiliate**"; and (E) any managing member of an "**affiliate**."[1]

Yes ______________ No _______x_______

IF YES, please provide a complete description of this relationship.

V. COMPENSATION COMMITTEE MATTERS

1. Since January 1, 2017, have you received or do you currently have the right to receive, directly or indirectly, any consulting, advisory, or other compensatory fees, including any fees paid, directly or indirectly, for services as a consultant or a legal or financial advisor (including fees paid to your firm even if you are not the actual service provider), regardless of the amount, from the Company or any of its subsidiaries or predecessors other than (i) director and committee fees or (ii) pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service)?

Yes ______________ No ______x________

IF YES, please provide a complete description of this compensation.

2. Since January 1, 2015, have you owned, been employed by, or served as a director (or in a similar capacity) of any entity that accepted any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries or predecessors?

Yes ______________ No _______x______

If YES, please provide a complete description of this compensation.

3. Since January 1, 2017, have you been an "**affiliated person**" of the Company or any subsidiary thereof? **<u>For purposes of this question only</u>**, "**affiliated person**" of the Company or any subsidiary thereof means (A) with respect to any person, any person

[1] Please note, the Securities and Exchange Commission has adopted a presumption that a person who is not an executive officer or the direct or indirect beneficial owner of 10% or more of any class of voting equity securities of the listed company or of an entity that controls, is controlled by or is under common control with the Company will not be deemed to be an "**affiliated person**."

7

 directly, or indirectly through one or more intermediaries, controlling, controlled by, orunder common control with such person; (B) any executive officer of any “affiliate”;  (C) any director who also is an employee of an “affiliate”; (D) any general partner of an“affiliate”; and (E) any managing member of an “affiliate.”2  Yes  No  x  IF YES, please provide a complete description of this relationship.  4. With respect to any compensation consultant, legal counsel or other adviser (each, a  “Consultant”) retained by the Compensation Committee in fiscal 2017, did you have, ordo you have, any business or personal relationship with such Consultant?  Yes  No  x  IF YES, please provide a complete description of this relationship.  5. With respect to any Consultant retained by the Compensation Committee in fiscal 2017,  do you have any knowledge of, or reason to believe, that there is an actual or potentialconflict of interest between (i) yourself or the Company, its directors or its executiveofficers and (ii) such Consultant?  Yes  No  x  IF YES, please provide a complete description of this relationship.  VI.  MISCELLANEOUS  1. Do you or any member of your “immediate family” have any other relationship (cither  current or former) with the Company or members of its senior management (either  directly or as a partner, shareholder or officer of an organization that has a relationship  with the Company) that might reasonably be considered significant to consideration ofyour actual or perceived independence as a Director of the Company? For purposes ofillustration, potentially significant relationships could include (without limitation)commercial, industrial, investment management, banking, consulting, legal, accounting,financial, professional, close personal, charitable or familial relationships, among others.  Yes  No  x  IF YES, please provide a complete description of this relationship.  Please note, the Securities and Exchange Commission has adopted a presumption that a person who is not anexecutive officer or the direct or indirect beneficial owner of 10% or more of any class of voting equitysecurities of the listed company or of an entity that controls, is controlled by or is under common control withthe Company will not be deemed to be an “affiliated person."  8

In the event that you subsequently learn of any information that would affect the accuracy or completeness of the information that you have previously reported in this Questionnaire, please contact Robert S. Molloy at (781) 828-9300 x2029 or Kathy Lehmann at (781) 828-9300 x2543 or at klehmann@dxlg.com immediately.

Please complete, sign and return the Questionnaire to Kathy Lehmann by PDF or fax at (781) 821-5174.

Your signature at the end of this Questionnaire constitutes your consent to the disclosure of the information contained in your answers in the Company's Proxy Statement and Annual Report as and to the extent required by the Securities and Exchange Commission and applicable Nasdaq rules and federal and state securities laws. You should be aware that a director of a registrant who files proxy materials or reports that are false or misleading in any material respect may, among other things, be personally liable to shareholders who have been damaged by the false or misleading statements. Therefore you should answer completely and accurately each part of this Questionnaire.

* * * * *

I have attached __________ additional pages to this Questionnaire.

I consent to being named in the Company's Proxy Statement and Annual Report and other solicitation materials, if so nominated as a director of the Company. I confirm my understanding that the provisions of the Company's governing documents must be complied with and satisfied in order for me to qualify, and be properly nominated as, a director of the Company, including the provisions of Section 4.15 of the Fourth Amended and Restated By-Laws of Destination XL Group, Inc. The answers to the foregoing questions are complete and accurate in all respects to the best of my knowledge and belief. I will notify the Company promptly if any of my responses change. In the absence of notice from me concerning any changes in the foregoing answers following the date of this Questionnaire, the Company is to understand that the information appearing in this Questionnaire remains, to the best of my knowledge, accurate and complete.

Dated: ____________________ 2018

John P Flood
Signature

JOHN L. FLOOD
Name: Please print or type

9

 Destination XL Group, Inc.  Business Relationships Questionnaire  Have you, or your spouse or dependents, had any actual or proposed direct or indirectbusiness relationships with KPMG, or have you provided services to KPMG during theperiod from January 29, 2017 through the dale of this questionnaire?  Please circle your response  orNo  If yes, please describe the relationship and any fees or revenues received or receivable?  My son Christopher James Flood worked at KPMG from September 2016 until April of2018. He resigned earlier in April 2018.  L  have not provided anv services for KPMG.  The answer to the foregoing question is correctly slated to the best of my knowledgeand belief.

 Definitions For Purposes of This Questionnaire  Dependent  Direct business relationship  Indirect business relationship  means any person who received more than half oftheir support for the most recent calendar year fromthe relevant individual.  when an individual or entity enters into a businessrelationship as one of the principal parties to thatrelationship.  when a third party controlled by the individual orentity enters into a business relationship as one of theprincipal parties to that relationship. This includesinstances when, for example, a trust or personalholding company controlled by an individual entersinto a business relationship.

 Name:  CONFIDENTIAL  DESTINATION XL GROLP. LNC.  Questionnaire fur  Potential Director Nominees  Please review this Questionnaire and answer accurately (in ink other than black). Please be sure thatevery question in (his Questionnaire is answered; if the answer lo any question is “None” or “NotApplicable,” please so state. If the space supplied is insufficient to answer any question, please attach extrasheets of paper. The Appendix at the back of this Questionnaire explains the meaning ol certain terms used in theQuestionnaire.  Please sign, date and return the completed Questionnaire to the Legal Department, 555 Turnpike Street.Canton, Massachusetts 02021 as soon as possible.  If you have questions as to any terminology used in this Questionnaire or as to the significance of any  particular fact or situation, please contact Robert S. Molloy at (781) 828-9300 x2029 or Kathy Lehmann at (781)828-9300 x2543 or at klehmann@dxlg.com.  Thank you for your assistance.

 PART I  PERSONAL AND PROFESSIONAL HISTORY (Reg. S-K, Item 401)  L  Basic Information  Name:  S "T^ . Vl A A. S  Date of Birth;  _  -  ,  Home Address:  ,2.0 <2.  o ^  10 ~ C-rtPt.  U3  P C.  2^/73  Home Telephone:  ^0- 4 4 S'-  i  Work Address:  tS 'chvi£  ^3  t4~t>rU£,  Work Telephone:  "-f I "?> ~  *8 o  *  *~j Cs> C? &  Email:  Cus  & Mf{,L ‘ COM-  2.  Directorships  a. Are you (or have you been at any lime during the last live years) a director of any  company which has a class of securities registered pursuant to Section 12 of the  Securities Exchange Act of 1934, is subject to the periodic reporting requirements ofSection15(d) of such Act, or is registered as an investment company under theInvestment Company Act of 1940?  Yes S No  b.  If so, please list each such company.  -2-

 3.  Business Experience Since February 1. 2013  Please describe your business experience, principal occupations and employment from February1, 2013 to the present. You need not repeat any information given in answer to Question 2. (jivedates to the nearest month. Give the name and a brief description of the principal business of anycompany or other organization for which you worked and state whether the company is a parent,subsidiary or other affiliate of the Company, if applicable. Give enough information about thenature of your responsibilities in your prior positions (e.g., size of operation supervised) to enablethe reader to assess the level of your professional competence.  Parent, Subsidiary  Period  Company or Other  or Other Affiliate  Principal  Position and  (please indicate Organizationmonth/vear of start  udate and end date)aic anu enu mil. > CtUJr*'*1't «  */»r;. 7/*s***~0t  OJmri pu/  of the Company Business Responsibilities  ft T *  ***&-&*  <j 1/&OI3  jo4l - PC T/teLtHAi  e?pri"it/L  Oil  on* On $  T>tfLtcroc^  ^ t/t /^y  4.  Family JtclaUonships to Other Company Officers or Directors  1  ii> - TV^sl^-r  SVfaafU/iL-r  Sc/Z-oo*  ,£*4 A J  Are you related by blood, marriage or adoption to any other person who is a director orofficer of the Company or who has been nominated or chosen to become one?(Forpurposes of this question only, include any such family relationship not more remote thanfirst cousin.)  Yes  If so, please provide the following information;  Name of Relative  Relationship  5.  Arrangements. Understandings, or Contracts  a. Were you selected or are you to be selected to become a director or officer of the  Company as die result of any arrangement, understanding or contract between yourselfand any other person?  /  Yes yNo  -3-

 b. If so, please give the name(s) of such person(s) and describe the arrangement or  understanding.  c. Are there any agreements or arrangements between you and any person or entity other  than the Company relating to compensation or other payment in connection with yourservice as a director of the Company?  Yes L/No  d. If so, please give the name(s) of such person(s)/entity and describe the material terms of  the arrangement or understanding.  6.  Involvement in Certain Types of Legal Proceedings  a. Since February 1, 2008, have you (1) filed a bankruptcy or insolvency petition, (2) been  the subject of such a petition filed by someone else. (3) bad any business or property putin receivership, (4) been a partner or former partner of a partnership subject to such apetition or receivership, or (5) been an officer or former officer of a corporation or otherorganization subject to such a petition or receivership?  b. Since February 1,2008, have you been convicted in any criminal proceeding (excluding  traffic violations)?  Yes  ^ No  c.  Are you a named subject of a pending criminal proceeding (excluding traffic violations)?  d. Since February' 1, 2008, have you ever been enjoined, suspended or otherwise limited by  any court or other authority from participating in any of the following activities:  (1) acting as a futures commission merchant, introducing broker, commodity trading  advisor, commodity poo! operator, floor broker, leverage transaction merchant orother person regulated by the Commodity Futures Trading Commission(“C.F.T.C.”) or a similar foreign governmental entity, or an associated person ofthe foregoing?  -4 -

 (2) acting as an investment advisor, underwriter, broker or dealer in securities, or an  associated person of any of the foregoing?  (3) acting as director or employee or otherwise being affiliated with any investment  company, bank, savings and loan association, or insurance company?  (4)  engaging in any other activity connected with securities or commodities?  Yes  S  Mo  engaging in any other type of business practice?  Yes  >/No  (6)  engaging or continuing in any other conduct or practice in connection with any of  the above activities?  associating with any person engaged in any of the above activities?  Yes  No  e. Since February 1,2008, have you been found by a court or by the Securities and  Exchange Commission (the "SEC”) or C.K.T.C. or a similar foreign governmental entityto have violated any foreign, federal or state securities law or commodities law (whetheror not the finding or judgment was subsequently reversed, suspended or vacated)?  f. Since February 1,2008, have you been the subject of, or a party to. any foreign, federal  or state judicial or administrative order, judgment, decree or finding relating to an allegedviolation of:  (1) any foreign, federal or state securities or commodities law or regulation?  (2) any law or regulation respecting financial institutions or insurance companies,  including, but not limited to, a temporary or permanent injunction, order ofdisgorgement or restitution, civil money penalty or temporary or permanentcease-and-desist order, or removal or prohibition order?

_____ Yes _✓_ No

(3) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity?

_____ Yes _✓_ No

g. Since February 1, 2008, have you been the subject of, or party to, any sanction or order of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member?

_____ Yes _✓_ No

h. Since February 1, 2008, have you been subject to any judicial or administrative proceeding before any court, commission (including the SEC or C.F.T.C.), board or other government agency concerning any matter similar in nature to the matters described in parts d., e., f. and g. of this question which did not result in a judgment or finding or is now pending?

_____ Yes _✓_ No

i. To your knowledge, since February 1, 2008, have you been subject to any investigation by any government agency or body concerning any matter similar in nature to the matters described in parts d., e., f. and g. of this question which did not result in the institution of judicial or administrative proceedings or is now pending?

_____ Yes _✓_ No

j. Since February 1, 2008, have you been named in, or found liable or guilty in, any civil or criminal proceeding or investigation by any foreign, federal or state governmental agency alleging fraud or breaches of any duties to shareholders or other constituents of a company?

_____ Yes _✓_ No

k. Since February 1, 2008, have you been subject to any order, judgment or decree that restrains or enjoins you from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the SEC or similar foreign governmental entity or (iii) arising out of the conduct of the business of an underwriter, broker, dealer or municipal securities dealer, investment advisor or paid solicitor of purchasers of securities?

_____ Yes _✓_ No

l. Since February 1, 2008, have you been subject to a United States Postal Service false representation order?

- 6 -

____ Yes ✓ No

m. Are you subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

____ Yes ✓ No

n. Have you been involved in, or has any inquiry, investigation, lawsuit or disciplinary action been initiated against you by any regulatory or professional organization, including, but not limited to, the SEC, any state securities commission, FINRA (formerly NASD) or any foreign regulatory authority?

____ Yes ✓ No

o. Do you know of any inquiry, investigation, lawsuit or disciplinary action initiated against the Company, any of its officers, directors, principals, associates, affiliates, predecessors or five percent stockholders by any regulatory organization including, but not limited to, the SEC, any state securities commission, FINRA (formerly NASD) or any foreign regulatory authority?

____ Yes ✓ No

p. If your answer to any of the above questions is "Yes," please describe in detail what happened. Please name all persons involved, give the court and/or agency docket number of the proceeding, and provide any other information that might explain or aid in understanding your involvement in the proceeding.

7. Do you consent to being named in the Proxy Statement and agree to serve as a director if elected?

✓ Yes ____ No

PART II
COMPENSATION
(Reg. S-K, Item 402)

8. The Company will review its records to gather information on all compensation paid to you by the Company and its subsidiaries. The following questions are intended to help ensure that all compensation is identified and to otherwise assist in the Company's review.

a. During the last fiscal year, did you receive any compensation as a director or officer of the Company from any person other than the Company or its subsidiaries?

____ Yes ✓ No

- 7 -

 If yes, please describe.  b. Please describe any consulting fees earned from, or paid or payable by the Company  and/or its subsidiaries to you. including through joint ventures. If none, please soindicate.  c. Do you have an employment agreement with the Company or any of its subsidiaries? If  so, please describe.  Yes  No  d. Do you have any agreement or arrangement with the Company or its subsidiaries, or docs  the Company or its subsidiaries have any plan, under which you will receive any paymentat, following or in connection with your resignation, retirement or other termination ofyour employment or from a change in control of the Company or a change in yourresponsibilities following a change in control? If so, please describe.  Yes '/^No  e. Please describe any other compensation (regardless of amount! earned or paid to you  during the last fiscal year that is not already reported in this Question 8 (including  compensation related to transactions between the Company or any of its* subsidiaries andany third party from which you or any Immediate Family member receivescompensation). If none, please so indicate.  PART Hi  TRANSACTIONS WITH THE COMPANY OR ANY SUBSIDlARN (Reg. S-K, Item 404(a))  The questions in this section arc designed to assist the Company in identifying the existence of any“related party transactions”, including a transaction that would be required to be disclosed in the  -8-

Company's proxy statement. The SEC requires the Company to include information that relates to transactions involving your Immediate Family members. Please refer to the definition of "Immediate Family" in Appendix A below in connection with your responses to these questions. Please also complete the attached *Annex A*, which is a list of your Immediate Family members. This is intended to help you respond to the questions below.

9. Since the beginning of fiscal 2017 (i.e., January 29, 2017), have you, any Associate of yours or any member of your Immediate Family had, or do you propose to have, any interest, directly or indirectly, in any transaction (or series of similar transactions) in which the Company, any of its subsidiaries or any of their pension, retirement or similar plans was or is to be a participant and the amount involved in such transaction exceeds $120,000? Please note you are deemed to have an indirect interest in a transaction between the Company and any entity of which you Beneficially Own ten percent or more of its equity interests. If you answer "yes" to this question or the following question, please note that additional follow-up may be necessary.

_____ Yes ✓ No

If yes, for each such transaction, please provide the following information:

- the name of such person;
- a description of the relationship to you and the Company;
- the nature of such person's interest in the transaction(s) (including such person's position(s) or relationships(s) with, or ownership in, a firm, corporation, or other entity that is party to, or has an interest in, such transaction);
- when such transaction(s) occurred or will occur;
- the amount of such transaction(s); and
- the amount of such person's interest in the transaction(s) (without regard to profit or loss).

10. If you, any Associate of yours or any member of your Immediate Family is or was at any time since the beginning of fiscal 2017, or proposes to be, engaged, directly or indirectly, in any financial transaction (or series of similar transactions), arrangement or relationship (including any indebtedness or guarantee of indebtedness) in any amount involving the Company, any of its subsidiaries or any of their pension, retirement or similar plans as a participant, please indicate below the name of such person and indicate such person's relationship to you and the Company, the nature of the debt, the largest aggregate amount outstanding during the Company's last fiscal year, the amount outstanding at February 3, 2018, the amount of principal paid during the Company's last fiscal year, the amount of interest paid during the Company's last fiscal year, and the rate of interest paid or charged thereon.

✓ Not applicable

-9-

 I disclose the following:  11. Do you or any of your Associates have any interest direct or indirect, by security holdings or  otherwise, in any matters to be acted upon at the 2018 Annual Meeting (other than elections tooffice or interests under option or retirement plans)? If yes, please describe such interest  PART IV  LEGAL PROCEEDINGS  (Reg. S-K, item 1(13, Instruction 4)  12. Interests Adverse to the Company  a. Are you or any of the following persons a party adverse to the Company or any of its affiliates, or do you or any such person hold an interest adverse to the Company or any of its affiliates, in any legal proceeding?  You?  ii. Your spouse, or any relative of you or your spouse who lives in your home or who is a  director or officer of the Company?  Yes  ,/ No  iii.  Any corporation or organisation of which you are a director, officer or partner?  iv. Any corporation or organization of which you are, directly or indirectly, the Beneficial  Owner of five percent or more of any class of equity securities?  Yes  s/No  v. Any trust or estate in which you have a beneficial interest or of which you are a trustee or  fiduciary?  Yes  t /No  -  10-

 vi. To your knowledge, any person or any partnership, syndicate or other group who or  which is the Beneficial Owner of more than five percent of the outstanding shares of anvclass of the Company’s voting securities?  vii. Any member of the Immediate Family of any of the foregoing persons0  If your answer to any of the above questions is “Yes,” please provide the following informationfor each such legal proceeding; (1) name of court or agency. (2) date proceeding was instituted,  (3) principal parties to proceeding, (4) a description of the factual basis alleged to underlie theproceeding, (5) the relief sought, and (6) your relationship, if any, to each of the parties to theproceeding.  b. Do you know of any legal, regulatory' or administrative proceeding brought or contemplated by any governmental authority (including but not limited to antitrust price-fixing, tax, environmental, copyright or patent litigation) to which you, the Company or any subsidiary' of the Company is or may be a party or of which the property of the Company or any subsidiary of the Company is subject?  If your answer is yes, please provide a description below;  PART V  SECURITY OWNERSHIP (Reg. S-K, Item 403)  13. Interests in the Company’s Securities (see Appendix A)  a. Do you Beneficially Own, or have the right to acquire (for example, through the exercise  of an option or pursuant to the power to revoke a trust) Beneficial Ownership withrespect to, any equity securities of the Company or any of its affiliates;  (I) Directly?  Yes  No  (2) Indirectly through your spouse, any minor child of yours, or any relative of you  or your spouse who lives in your home?  -11  -

 Yes  No  (3) Indirectly through any corporation of which you or any member of your  Immediate Family is a director, officer or partner?  (4) Indirectly through any corporation of which you or any member of your  Immediate Family is. directly or indirectly, the Beneficial Owner of five percentof any class of equity securities?  Yes v/ No  (5) Indirectly through any trust or estate in which you or any member of your  Immediate Family has a beneficial interest or of which you or any member of  your Immediate Family is a trustee or fiduciary?  Yes V No  (6)  Jointly?  -  12-

b. If your answer to any portion of Question 13a is "Yes," please provide the following information.

A Class of securities	B Amount Owned Beneficially[1]	C Of amount shown in column B, number of shares with respect to which you have the right to acquire Beneficial Ownership within 60 days[2]	D Nature of Beneficial Ownership[3]	E Direct or indirect ownership[4]

N/A

[1] Includes shares deemed to be Beneficially Owned as specified in Appendix A.

[2] See Appendix A. State nature of right to acquire Beneficial Ownership (for example, "subject to option").

[3] For all shares listed, state whether you have (a) sole voting power, (b) shared voting power, (c) sole investment power or (d) shared investment power. If you share voting or investment power, please identify the person with whom such power is shared and describe the arrangement or agreement under which it is shared.

[4] If shares are owned directly, so state. If shares are owned indirectly, state the nature of such indirect ownership (for example, "by wife").

- 13 -

 c. With respect to any securities listed in your answer to Question 13b, do you wish to  disclaim Beneficial Ownership thereof?  If so, please indicate the class and amount of securities as to which you are disclaiming  Beneficial Ownership.  Class of Securities  Amount  d. Do you know of any person, company or group who or which is the Beneficial Owner or  pledgee of more than five percent of the outstanding shares of any class of theCompany’s voting securities or who or which has the right to acquire BeneficialOwnership of more than five percent of any class of such securities?  If so, please state the name of such person, company or group.  c. To your knowledge, do any holders of more than five percent of any class of the  Company’s voting securities hold such securities pursuant to any voting trust or similaragreement?  If so. please slate the name(s) and address(es) of the voting trustee!si.  f. Are any of the shares Beneficially Owned by you. as described in 13a and 13b above,  held in a margin account or otherw ise pledged as security or collateral? If so, brieflydescribe the details below and indicate the number of shares pledged as security.  - 14-

 14.  Changes in Control  a. Are you aware of any arrangements, including any pledge of securities of the Company  or any of its affiliates or subsidiaries that have resulted in, or may at a later date result in,a change in control of the Company?  Yes ^ Mo  b  If so, please describe.  PART VI  PAYMENTS TO FOREIGN OFFICIALS AMD IRAN RELATED ACTIV ITIES  15.  Payments to Foreign Officials or Institutions  a. Have you made any payment or offer to pay any money or anything of value to any  foreign official, foreign political party, foreign party official, or candidate for foreignpolitical office for the purpose of:  (1) influencing any act or decision of such foreign person or institution, or  (2) inducing such foreign person or institution to influence any act or decision of a  foreign government.  in order to assist the Company or any other person or entity to obtain or retain business  for or with any person or to direct business to any person?  b. Have you made any offer of any money or anything of value to any person, foreign or  domestic, while knowing or having reason to know that all or pait of the money or valueoffered would be used for the purposes described in Question 15a?  16. Iran Related Activities:  • F’or purposes of this Question 16. “affiliate” includes any U.S. or foreign entity that you directly  or indirectly control (i.c. have the power to direct or cause the direction of the management andpolicies of that entity through ownership of voting securities by contract, or otherwise).  - 15-

- We also request that you inform us immediately if you or any of your affiliates engages, or plans to engage, in any of the activities described below at any time during the current fiscal year or thereafter.

  a. During the past two years, have you or any of your affiliates engaged in any transactions with, relating to, or benefiting Iran, its government (including its agencies, political subdivisions, and any entity controlled by it or acting on its behalf), or any persons or entities in Iran, whether such transactions are direct or indirect?

  ____ Yes ✓ No

PART VII
COMPENSATION COMMITTEE INTERLOCKS
(Reg. S-K, Item 407(e)(4))

17. Compensation Committee Matters

Did you at any time during fiscal 2017 serve as an executive officer of another company which had as a member of its compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the Board of Directors) an executive officer of the Company?

____ Yes ✓ No

If yes, please identify the other company, your position with such other company, the Company executive officer in question and his position with such other company:____________________

____

18. Officer Membership on Other Boards and Committees

a. Did you at any time during fiscal 2017 serve as a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another company, one of whose executive officers served on the compensation committee of the Company?

____ Yes ✓ No

If yes, please identify the other company, your position with such other company, and the member of the Company's compensation committee in question:

____

____

b. Did you at any time during fiscal 2017 serve as a member of the Board of Directors of another company, one of whose executive officers served on the compensation committee of the Company?

- 16 -

 Yes  If yes, please identify the other company and the member of the Company’scompensation committee in question;  C. Did you at any time during fiscal 2017 serve as a member of the compensation committee  (or other Board committee performing equivalent functions or, in the absence of any suchcommittee, the entire Board of Directors') of another company, one of whose executiveofficers served as a director of the Company (but not necessarily a member of thecompensation committee of the Company)?  If yes, please identify the other company, your position with such other company, and themember of the Company’s Board of Directors in question:  PART VIII  AUDIT COMMITTEE FINANCIAL EXPERTISE  19.  Financial Expertise  a. Do yon have education and experience as a principal financial officer, principal  accounting officer, controller, public accountant or auditor or in a position that involvesthe performance of similar function?  If so, please describe (i) the position(s) that you held, (ii) a statement of your specific  duties, (iii) the name of the company or companies in which you held such position(s)and (iv) the penod(s) during which you held such position(s);  b. If your answer to Question 19 is “No,” have you held a position in which you gained  experience in one or more positions that involve the performance of functions similar tothose that are performed by principal financial officers, principal accounting officers,controllers, public accountants or auditors?  If so, please describe (i) the position(s) that you held, (ii) a statement of your specificduties, (iii) the name of the company or companies in which you held such position(s)and (iv) the period(s) during which you held such position(s);  /tl  D  £f <t  /9->i  OP "T/*//€

 20.  Supervisory Role  a. Do you have experience actively supervising a principal financial official officer,  principal accounting officer, controller, public accountant, auditor or person performingsimilar functions?  If so, please describe (i) the positional that you held, (ii) a statement of your specificduties, (iii) the name of the company or companies in which you held such positionaland (iv) the period(s) during which you held such positionfs);  ) iLk  ftO "  (L-L-hQ lit W HrhJ o f  b.  Do you have experience overseeing or assessing ihe performance of companies or public  accountants with respect to the preparation, auditing or evaluation of financialstatements?  Ifso, please describe (i) the positional that you held, (ii) a statement of your specificduties, (Hi) the name of the company or companies in which you held such position(s)and (iv) the pcriod(s) during which you held such position(s):  ******  4  c>  21.  Experience  a.  Do you have any other relevant experience through which you gained:  (l)  an understanding of generally accepted accounting principals (“GAAP”) and  ifnancial statements?  _j/Ycs  No  (2) the ability to assess the general application of GAAP in connection with the  accounting for estimates, accruals and reserves?  (3) experience preparing, auditing, analyzing or evaluating financial statements that  present the breadth and level of accounting issuer that are generally comparableto the breadth and complexity of issues that can reasonably be expected to beraised by the Company's financial statements or experience actively supervisingone or more persons engaged in such activities?  - 18-

 |4)  an understanding of internal controls and procedures for financial reporting?  l  /  ves  No  (5)  an understanding of audit committee functions ’  _\j/_Yes  No  If your answer is ‘Yes” with respect to any of items (i) through (v > above, please providea general statement of support with respect to each answer;  ST v^OfL  -SAT  l  n thfioa (2. ou.-<  ^ *1  IT.  A*>  X ^ tit-o/L n  AS  O  Finance or Recounting Decree  J  Do you have an advanced degree in finance or accounting?  /  Yes  t/ No  If so, please described the advanced degree, the name of the institution where you earned suchdegree and the year in which you received such degree:  Certified Public Accountant  Arc you a certified public accountant, or the equivalent, in good standing?  Yes  /No  If so. please stale the period during which you actively practiced as a certified public accountant(or the equivalent):  Accounting or Financial txpcnisc  Arc you certified or otherwise identified as having accounting or financial expertise by a  recognized private body that establishes and administers standards in respect of such expertise,and in good standing?

____ Yes ✓ No

If so, please (i) describe the nature of such certification, (ii) identify the administering body and (ii) state the period during which you have been so certified:

25. Laws and Regulations

Please provide a general statement describing your level of familiarity and experience with (i) all applicable laws and regulations regarding the preparation of financial statements of public companies and (ii) reviewing, preparing, auditing or analyzing financial statements of public companies:

I HAVE EXPERIENTIAL UNDERSTANDING

26. Other Relevant Qualifications or Experience

To the extent not covered by Questions 19-25 above regarding your experience in evaluating the financial statements of public companies, please provide a description of any of your other relevant qualifications or experience that would assist the Company in evaluating your ability to understand and evaluate the Company's financial statements and its other financial information and to make knowledgeable and through inquiries whether (i) the Company's financial statements "fairly present" its financial condition, results of operations and cash flows in accordance with GAAP; and (ii) the Company's financial statements and other financial information, taken together, "fairly present" the Company's financial condition, results of operations and cash flow:

JUST MY EXPERIENCE

- 20 -

 I consent to being named in die Company’s Proxy Statement and Animal Report and other  solicitation materials, if so nominated as a director of the Company. I confirm my understanding that theprovisions of the Company's governing documents must be complied with and satisfied in order for me toqualify, and bo properly nominated as, a director of the Company, including the provisions of Section  4.15 of the Fourth Amended and Restated Fly-Laws of Destination XL Group, Inc. The answers to theforegoing questions are complete and accurate in all respects to the best of my knowledge and belief. Iwill notify the Company promptly if any of my responses change. In the absence of notice from meconcerning any changes in the foregoing answers following the date of this Questionnaire, the Companyis to understand that the information appearing in this Questionnaire remains, to the best of myknowledge, accurate and complete.  Dated:  I  o ( ,2018  -21-

Appendix A

Definition of "Beneficial Ownership"

The SEC has adopted a definition of "beneficial ownership," as used in this Questionnaire, that is different from the one with which you may be familiar in the context of insider trading. Securities owned "beneficially" would include not only securities held by you for your own benefit, whether in bearer form or registered in your own name or otherwise, but also securities held by others for your benefit (regardless of whether or how they are registered) such as, for example, securities held for you by custodians, brokers, relatives, executors, administrators, or trustees, and securities held for your account by pledgees, securities owned by a partnership in which you are a member, and securities owned by any corporation which is or should be regarded as a personal holding corporation of yours.

The SEC's definition of "beneficial ownership" provides generally that:

(a) A person "beneficially owns" a security if he or she, directly or indirectly, has or shares voting power (*i.e.*, the power to vote, or to direct the voting of such security) and/or investment power (*i.e.*, the power to dispose or to direct the disposition of such security) whether through any contract, arrangement, understanding, relationship or otherwise.

(b) A person is also deemed to be the beneficial owner of a security if he or she has the right to acquire such security within 60 days including any right to acquire such a security during that time period (a) through the exercise of any option, warrant or right; (b) through the conversion of a security; (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

In the view of the SEC, any person or entity that controls, or has the power to control, a beneficial owner is itself a beneficial owner with respect to the securities owned by the controlled person or entity. Thus, for example, a parent company would be the beneficial owner of securities owned by a subsidiary over which it has control. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise.

Please note that under the definitions set forth above, there may be more than one beneficial owner of the same security, such as when a person places securities in a revocable discretionary account with a trustee or investment adviser who can vote or dispose of the securities; in that case, the individual would have investment power since he or she could revoke the arrangement and the trustee or investment adviser would have voting power and investment power. Thus, both the individual and the investment adviser would have beneficial ownership of the same securities.

Definition of "Executive Officer"

When used in reference to any company or business entity, "executive officer" means the chief executive officer, president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for the company. (Executive officers of subsidiaries may be deemed executive officers of the company if they perform such policy making functions for the company.)

Definition of "Immediate Family"

- 22 -

 A person’s “immediate family" includes such person’s spouse, parents, stepparents, children,  stepchildren, siblings, mothers- and fathers-in-law, sons- and daughtcrs-in-law, and brothers- and sistersin-law (whether by blood or adoption), or anyone residing in such person’s home (other than a tenant oremployee).  Definition of “Associate"  The term ‘ associate,’’ as used in this Questionnaire, means:  1. any corporation or organization (oilier than the Company or a majorityowned subsidiary of the  Company) of which you are an officer or partner or are, directly or indirectly, the beneficialowner of 10% or more of any class of equity securities;  2. any trust or other estate in which you have a substantial beneficial interest or as to which you  serve as trustee or in a similar fiduciary capacity; and  your spouse, or any relative of you or your spouse, wiio lives with you, or who is a director orofficer of the Company or any of its parents or subsidiaries.  -23-

Annex A

Immediate Family Members

Relationship	Name	Employer	Title	Board Memberships
Spouse	Valerie Halas		~~Student~~ Home Maker	N/A
Children	Evan Halas		Student	N/A
Step-children	Felicia Halas		Student	N/A
Sons-in-law				
Daughters-in-law				
Parents				
Step-parents				
Parents-in-law				
Siblings				
Brothers-in-law				
Sisters-in-law				
Other persons sharing your household (other than tenants and employees)				

- 24 -

NAME: Gus D. Halas

DESTINATION XL GROUP, INC.

QUESTIONNAIRE FOR DIRECTORS REGARDING INDEPENDENCE

Response Mechanics: Please review this Questionnaire and answer accurately (in ink other than black). **Please be sure that *every* question in this Questionnaire is answered; if the answer to any question is "None" or "Not Applicable," please so state**. If the space provided for answers is inadequate, please use attachments to provide the additional detail. Unless otherwise stated, answers should be given as of the date on which you complete this Questionnaire. A limited number of questions may *appear* to overlap. Accordingly, you should feel free to cross-reference your answers in order to avoid repeating information.

Purpose of Responses: The questions below are designed to elicit a variety of information that could be useful to the Board in determining the "independence" of its Directors. In making this determination, the Board will be guided by a few specific requirements, but otherwise will need to rely on broad general principles and its own collective judgment. Unless one of several objective factors causes a Director not to be "independent" under Nasdaq requirements, the question for the Board will be whether one or more current, and in some cases certain former, relationships that involve the Company or members of its management, taken as a whole, cause the Director not to be "independent." In this regard, the New York Stock Exchange (solely for informational purposes given that the Company is an Nasdaq-listed company) has stated that:

> *"it is not possible to anticipate, or explicitly to provide for, all circumstances that might signal potential conflicts of interest, or that might bear on the materiality of a director's relationship to a listed company. . . Accordingly, it is best that boards making 'independence' determinations broadly consider all relevant facts and circumstances. In particular, when assessing the materiality of a director's relationship with the company, the board should consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others."*

Materiality and Significance – Some Information on Standards: Because neither Nasdaq nor applicable law and regulations have specifically stated what "material" means in this context, the Board will need to apply a broad, common law standard of materiality: *whether a reasonable investor would attach importance to the existence of the relationship in determining that the Director in question was not independent*. For purposes of completing this Questionnaire, it is important to note not only that a single significant relationship may be material, but also that multiple relationships which individually are not significant may, collectively, be material when viewed as a whole. Wherever possible this Questionnaire attempts to define in context what is "material," but in many instances it is simply not possible to give a bright-line standard for you to apply. In those instances, please keep in mind that the Board, in making its determination needs more, rather than less information so that it can put itself in the shoes of the "reasonable investor." When the facts might lend themselves to multiple interpretations from the "reasonable investor" standard, it is appropriate for the Board as a whole, rather than each individual Director, to reach a judgment as to materiality. In some instances, this Questionnaire uses the

1

term "significant," which is intended to cast a broader net than the term "material" while still allowing you to use your discretion in responding. In all events, if you have any doubts as to disclosure, please err on the side of disclosing what may arguably be "insignificant" or "immaterial" relationships, so as to enable the Board to make the most accurate and informed of determinations.

Use of Responses, Company Information Assistance: The information solicited by this Questionnaire will be used by the Board to comply with legal and Nasdaq requirements that have become the focus of much public attention and are closely monitored by institutional investors. Each Director has a vested interest in the process being as complete and thorough as possible. At the same time, the Board is well aware that it would be unduly burdensome to require each Director to disclose every single relationship, no matter how routine or insignificant or incidental, which may have any bearing on any of the questions in this Questionnaire. Therefore, in addition to asking you to make your own judgment as to whether any specific relationship is of the kind as to which a reasonable investor would want more information, the Board is prepared to make available Company data and resources to assist you in ascertaining whether specific entities with whom you or your immediate family or affiliates have a relationship also have a relationship with the Company or its management or affiliates.

Some Defined Terms: For purposes of this Questionnaire, the following terms have the following meanings unless otherwise noted:

- "**Immediate family**" member means any of the following: your spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than persons employed by you) who shares your home.
- "**Affiliate**" means, with respect to any person, any person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such person.
- "**Control**," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "**controlling**" and "**controlled**" have meanings correlative to the foregoing.

Please note that the definitions of "**affiliate**" and "**control**" are not necessarily objective definitions and you should therefore be over inclusive in your assessment of whether a person has been or is "**affiliated**" with another person, including the Company.

Please note that Nasdaq Listing Rules and the Securities and Exchange Commission rules effectively require the Company to monitor the independence of directors and members of the Audit Committee, Compensation Committee and Nominating/Corporate Governance committee throughout the year. As a result, if there is any change or proposed change in the facts on which your answers to this questionnaire are based, it is important that you notify Robert S. Molloy at (781) 828-9300 x2029 or Kathy Lehmann at (781) 828-9300 x2543 or via email (klehmann@dxlg.com) as soon as possible.

Thank you for your attention in completing this important Questionnaire.

I.

2

BACKGROUND

1. Do you serve on the board of directors of other companies?

Yes ✓ No ____

IF YES, please provide a complete description of this service. However, in the event you serve on a number of "**affiliated**" or related entities, please feel free to list the "Parent" or similar entity with a general reference to the other entities.

TRIANGLE PETROLEUM (TPLM) SCHOOL SPECIALTY (SCOO)
MADALENA ENERGY (MDLNF) OPTIMIZER Rx (OPRX)

2. Are you, or is any member of your "**immediate family,**" now employed, or have you or any member of your "**immediate family**" been employed within the last three years, as an executive officer of another company for which any of the Company's current executive officers serve or served at the same time on the other company's compensation committee?

Yes ____ No ____

IF YES, please provide a complete description of this relationship.

II. EMPLOYMENT

1. Since January 1, 2015, have you (or any member of your "**immediate family**") been employed by the Company or any of its subsidiaries or predecessors?

Yes ____ No ✓

IF YES, please provide a complete description of this employment.

2. Since January 1, 2015, have you or any member of your "**immediate family**" received more than $120,000 per year in direct compensation or other payments from the Company or any of its subsidiaries or predecessors, in any capacity, other than (i) director and committee fees or (ii) pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service)?

Yes ____ No ✓

IF YES, please provide a complete description of this compensation or other payment and related services for the Company or any of its subsidiaries or predecessors.

3. Since January 1, 2015, have you (or any member of your "**immediate family**") had any personal services contract(s) with the Company or any of its subsidiaries or predecessors

3

 or a member of senior management of the Company or any of its subsidiaries orpredecessors?  Yes  No  IF YES, please provide a complete description of this arrangement. You may attach a  copy or an existing summary of the contract! s).  ill.  THIRD PARTY RELATIONSHIPS  I. Since January 1,2015. have you (or any member of your "immediate family”) been an  executive officer, employee, partner or controlling stockholders of a company that makespayments to, or receives payments from, the Company or any of its subsidiaries orpredecessors for properly or services in an amount which, in any single fiscal year,exceeds the greater of $200,000 or 5% of such other company’s consolidated gross  revenues?  IF YES. please provide a complete description of this service or employmentrelationship.  2. Since January 1, 2015, have you had any ongoing business or professional relationship  witli the Company or any of its subsidiaries or predecessors (other than service as a  Director of the Company), whether or not material in an economic sense, that involvescontinued dealing with management, such as the relationship between the Company andany investment banker, financial advisor, accounting or consulting firm, public orinvestor relations firm, or legal counsel?  S'  Yes  No  \/  IF YES, please provide a complete description of this relationship.  3. Since January 1, 2015, have you (or any member of your "immediate family”) had any  material business or professional relationship with cither:  (a) the Company or any of its subsidiaries or predecessors (other than service  as a Director of die Company); or  (b) a member of senior management of the Company or any of its subsidiaries  or predecessors (whether related to such member’s duties and  responsibilities as an employee of the Company or his or her personalbusincss/finances)?  For purposes of this question, you should assume that any gross revenue should beconsidered "material” if it exceeds 5% of your (or any member of your "immediate  4 family's") (i) annual gross income, derived from all sources, during either of the last two years, or (ii) net worth, on a fair market value basis. At the same time, a relationship may be material, even if it does not cross this threshold, if it is otherwise significant for you or a member of your "**immediate family,**" either individually, or when viewed in the context of other relationships, or when taken together with multiple relationships involving you and your "**immediate family**" as a whole.

Yes ______________ No ✓

IF YES, please provide a complete description of this relationship.

4. Since January 1, 2015, have you (or any member of your "**immediate family**") performed services or been employed by or a representative of or "**affiliated**" with any firm or organization, or received any financial benefit from any such firm or organization, providing services (including, without limitation, professional advisory, financial consultation, tax, or legal counsel services) for the Company or any of its subsidiaries or predecessors or a member of senior management of the Company or any of its subsidiaries or predecessors?

Yes ______________ No ✓

IF YES, please provide a complete description of this service or employment relationship.

5. Since January 1, 2015, have you (or has any member of your "**immediate family**") been a controlling shareholder, member of the board of directors or trustees of, general partner of, an executive officer of or otherwise "**affiliated**" with a customer, supplier or service provider of the Company or any of its subsidiaries or predecessors?

Yes ______________ No ✓

IF YES, please provide a complete description of this relationship.

6. Since January 1, 2015, have you (or any member of your "**immediate family**") been employed by, on the board of directors or trustees of, or otherwise "**affiliated**" with a not-for-profit entity that receives direct and/or significant contributions from the Company or any of its subsidiaries or predecessors, including any members of any such Company's senior management, or any foundation or similar entity established by or on the behalf of any of the foregoing?

Yes ______________ No ✓

IF YES, please provide a complete description of this relationship.

5

 7. Are you (or any member of your "immediate family’’) now a current partner of our  independent auditors, or did you or a family member at any time within the three years  prior to the date you sign this Questionnaire, work on our company’s audit as a partner oremployee of our independent auditors?  Yes  If YES. please provide a complete description of this relationship.  IV.  AUDIT COMMITTEE MATTERS  1. Since January 1.2015, have you been "affiliated” with or employed by, or has any  member of your "immediate family” been “affiliated” with or employed in a  professional capacity by, a present or former internal or external auditor of the Companyor any of its subsidiaries or predecessors?  Yes  No  IF YES, please provide a complete description of this relationship or involvement.  2. Since January 1,2017, have you received or do you currently have the rigid to receive,  directly or indirectly, any consulting, advisory, or other compensatory fees, including anyfees paid, directly or indirectly, for serv ices as a consultant or a legal or financial advisor(including fees paid to your firm even if you are not the actual service provider),regardless of the amount, from the Company or any of its subsidiaries or predecessorsother than (i) director and committee fees or (ii) pension or other forms of deferredcompensation for prior service (provided such compensation is not contingent in any wayon continued sendee)?  Yes  No  IF YES, please provide a complete description of this compensation.  3. Since January 1, 2015, have you owned, been employed by, or served as a director (or in  a similar capacity) of any entity that accepted any consulting, advisory, or othercompensatory fee from the Company or any of its subsidiaries or predecessors?  IF YES, please provide a complete description of this compensation.  6

4. Since January 1, 2017, have you been an "**affiliated person**" of the Company or any subsidiary thereof? **For purposes of this question only**, "**affiliated person**" of the Company or any subsidiary thereof means (A) with respect to any person, any person directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such person; (B) any executive officer of any "**affiliate**"; (C) any director who also is an employee of an "**affiliate**"; (D) any general partner of an "**affiliate**"; and (E) any managing member of an "**affiliate**."[1]

Yes ____________ No ✓

IF YES, please provide a complete description of this relationship.

V. COMPENSATION COMMITTEE MATTERS

1. Since January 1, 2017, have you received or do you currently have the right to receive, directly or indirectly, any consulting, advisory, or other compensatory fees, including any fees paid, directly or indirectly, for services as a consultant or a legal or financial advisor (including fees paid to your firm even if you are not the actual service provider), regardless of the amount, from the Company or any of its subsidiaries or predecessors other than (i) director and committee fees or (ii) pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service)?

Yes ____________ No ✓

IF YES, please provide a complete description of this compensation.

2. Since January 1, 2015, have you owned, been employed by, or served as a director (or in a similar capacity) of any entity that accepted any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries or predecessors?

Yes ____________ No ✓

If YES, please provide a complete description of this compensation.

3. Since January 1, 2017, have you been an "**affiliated person**" of the Company or any subsidiary thereof? **For purposes of this question only**, "**affiliated person**" of the Company or any subsidiary thereof means (A) with respect to any person, any person directly, or indirectly through one or more intermediaries, controlling, controlled by, or

[1] Please note, the Securities and Exchange Commission has adopted a presumption that a person who is not an executive officer or the direct or indirect beneficial owner of 10% or more of any class of voting equity securities of the listed company or of an entity that controls, is controlled by or is under common control with the Company will not be deemed to be an "**affiliated person.**"

7

under common control with such person; (B) any executive officer of any "**affiliate**"; (C) any director who also is an employee of an "**affiliate**"; (D) any general partner of an "**affiliate**"; and (E) any managing member of an "**affiliate**."[2]

Yes ____________ No ✓

IF YES, please provide a complete description of this relationship.

4. With respect to any compensation consultant, legal counsel or other adviser (each, a "Consultant") retained by the Compensation Committee in fiscal 2017, did you have, or do you have, any business or personal relationship with such Consultant?

Yes ____________ No ✓

IF YES, please provide a complete description of this relationship.

5. With respect to any Consultant retained by the Compensation Committee in fiscal 2017, do you have any knowledge of, or reason to believe, that there is an actual or potential conflict of interest between (i) yourself or the Company, its directors or its executive officers and (ii) such Consultant?

Yes ____________ No ✓

IF YES, please provide a complete description of this relationship.

VI. MISCELLANEOUS

1. Do you or any member of your "**immediate family**" have any other relationship (either current or former) with the Company or members of its senior management (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that **might reasonably be considered significant** to consideration of your **actual or perceived independence** as a Director of the Company? For purposes of illustration, potentially significant relationships could include (without limitation) commercial, industrial, investment management, banking, consulting, legal, accounting, financial, professional, close personal, charitable or familial relationships, among others.

Yes ____________ No ✓

IF YES, please provide a complete description of this relationship.

---

[2] Please note, the Securities and Exchange Commission has adopted a presumption that a person who is not an executive officer or the direct or indirect beneficial owner of 10% or more of any class of voting equity securities of the listed company or of an entity that controls, is controlled by or is under common control with the Company will not be deemed to be an "**affiliated person.**"

8

In the event that you subsequently learn of any information that would affect the accuracy or completeness of the information that you have previously reported in this Questionnaire, please contact Robert S. Molloy at (781) 828-9300 x2029 or Kathy Lehmann at (781) 828-9300 x2543 or at klehmann@dxlg.com immediately.

Please complete, sign and return the Questionnaire to Kathy Lehmann by PDF or fax at (781) 821-5174.

Your signature at the end of this Questionnaire constitutes your consent to the disclosure of the information contained in your answers in the Company's Proxy Statement and Annual Report as and to the extent required by the Securities and Exchange Commission and applicable Nasdaq rules and federal and state securities laws. You should be aware that a director of a registrant who files proxy materials or reports that are false or misleading in any material respect may, among other things, be personally liable to shareholders who have been damaged by the false or misleading statements. Therefore you should answer completely and accurately each part of this Questionnaire.

* * * * *

I have attached 0 additional pages to this Questionnaire.

I consent to being named in the Company's Proxy Statement and Annual Report and other solicitation materials, if so nominated as a director of the Company. I confirm my understanding that the provisions of the Company's governing documents must be complied with and satisfied in order for me to qualify, and be properly nominated as, a director of the Company, including the provisions of Section 4.15 of the Fourth Amended and Restated By-Laws of Destination XL Group, Inc. The answers to the foregoing questions are complete and accurate in all respects to the best of my knowledge and belief. I will notify the Company promptly if any of my responses change. In the absence of notice from me concerning any changes in the foregoing answers following the date of this Questionnaire, the Company is to understand that the information appearing in this Questionnaire remains, to the best of my knowledge, accurate and complete.

Dated: 5/1/2018 2018

[signature]
Signature

GUS D HALAS
Name: Please print or type

9

 Destination XL Group, Inc.  Business Relationships Questionnaire  Have you. or your spouse or dependents, had any actual or proposed direct or indirectbusiness relationships with KPMG, or have you provided services to KPMG during theperiod from January 29, 2017 through the dale of this questionnaire?  Please circle your response: Yes or  I f yes, please describe the relationship and any fees or revenues received or receivable?  The answer to the foregoing question is correctly stated to the best of my knowledge and  Date  <R-O I %

 Definitions for Purposes of This Questionnaire  Dependent  Direct business relationship  Indirect business relationship  means any person who received more than half oftheir support for the most recent calendar year fromthe relevant individual.  when an individual or entity enters into a businessrelationship as one of the principal parties to thatrelationship.  when a third party controlled by the individual orentity enters into a business relationship as one of theprincipal parties to that relationship. This includesinstances when, for example, a trust or persona!holding company controlled by an individual entersinto a business relationship.

 Name; Richard Van Doren, Jr.  CONFIDENTIAL  DESTINATION XL GROUP, INC.  Questionnaire for  Potential Director Nominees  Please review this Questionnaire and answer accurately (in ink other than black). Please be sure that  every question in this Questionnaire is answered; if the answer to any question is “None” or “Not  Applicable,” please so state. If the space supplied is insufficient to answer any question, please attach extra  sheets of paper. The Appendix at the back of this Questionnaire explains the meaning of certain terms used in theQuestionnaire.  Please sign, date and return the completed Questionnaire to the Legal Department, 555 Turnpike Street.Canton, Massachusetts 02021 as soon as possible.  If you have questions as to any terminology used in this Questionnaire or as to the significance of any  particular fact or situation, please contact Robert S. Molloy at (781) 828-9300 x2029 or Kathy Lehmann at (781)828-9300 x2543 or at klehmann@dxlg.com.  Thank you for your asssistance.

PART I
PERSONAL AND PROFESSIONAL HISTORY
(Reg. S-K, Item 401)

1. Basic Information

Name: Richard D. Van Doren, Jr.

Date of Birth: November 16, 1976

Home Address: 1435 Marlborough Road
Hillsborough, CA 94010

Home Telephone: (650) 627-8367

Work Address: 628 Middlefield Road
Palo Alto, CA 94301

Work Telephone: (650) 285-4274

Email: richard.vandoren@gmail.com

2. Directorships

a. Are you (or have you been at any time during the last five years) a director of any company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, is subject to the periodic reporting requirements of Section 15(d) of such Act, or is registered as an investment company under the Investment Company Act of 1940?

_____ Yes __X__ No

b. If so, please list each such company.

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3. Business Experience Since February 1, 2013

Please describe your business experience, principal occupations and employment from February 1, 2013 to the present. You need not repeat any information given in answer to Question 2. Give dates to the nearest month. Give the name and a brief description of the principal business of any company or other organization for which you worked and state whether the company is a parent, subsidiary or other affiliate of the Company, if applicable. Give enough information about the nature of your responsibilities in your prior positions (*e.g.*, size of operation supervised) to enable the reader to assess the level of your professional competence.

Period (please indicate month/year of start date and end date)	Company or Other Organization	Parent, Subsidiary or Other Affiliate of the Company	Principal Business	Position and Responsibilities
05/2010 – 04/2014	Marcato Capital Management	No Affiliations	Registered Investment Adviser	Chief Financial Officer
04/2014 – 08/2016	Pacific Grove Capital Management	No Affiliations	Registered Investment Adviser	Chief Operating Officer & Chief Financial Officer
05/2016 – 09/2017	AltLink Corporation	No Affiliations	FinTech Company	Co-Founder & CEO
11/2016 - current	Samsara BioCapital, LLC	No Affiliations	Registered Investment Adviser	Chief Financial Officer

4. Family Relationships to Other Company Officers or Directors

a. Are you related by blood, marriage or adoption to any other person who is a director or officer of the Company or who has been nominated or chosen to become one? (For purposes of this question only, include any such family relationship not more remote than first cousin.)

_____ Yes __X__ No

b. If so, please provide the following information:

Name of Relative　　　　Relationship

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 5.  Arrangements. Understandings, or Contracts  a. Were you selected or are you to be selected to become a director or officer of the  Company as the result of any arrangement, understanding or contract between yourselfand any other person?  Yes X No  b. If so, please give the name(s) of such person(s) and describe the arrangement or  understanding.  c. Are there any agreements or arrangements between you and any person or entity other  than the Company relating to compensation or other payment in connection with yourservice as a director of the Company?  Yes X No  d. If so, please give the name(s) of such person(s)/entity and describe the material terms of  the arrangement or understanding.  6.  Involvement in Certain Types of Legal Proceedings  a. Since February 1, 2008, have you (1) filed a bankruptcy or insolvency petition, (2) been  the subject of such a petition filed by someone else, (3) had any business or property putin receivership, (4) been a partner or former partner of a partnership subject to such apetition or receivership, or (5) been an officer or former officer of a corporation or otherorganization subject to such a petition or receivership?  Yes  X No  b. Since February 1, 2008, have you been convicted in any criminal proceeding (excluding  traffic violations)?  Yes  X No  c.  Are you a named subject of a pending criminal proceeding (excluding traffic violations)?  Yes  X  No  -4 -

 d. Since February 1,2008, have you ever been enjoined, suspended or otherwise limited by  any court or other authority from participating in any of the following activities;  (I) acting as a futures commission merchant, introducing broker, commodity trading  advisor, commodity pool operator, floor broker, leverage transaction merchant orother person regulated by the Commodity Futures Trading Commission(“C.F.T.C.”) or a similar foreign governmental entity, or an associated person ofthe foregoing?  Yes  X No  (2) acting as an investment advisor, underwriter, broker or dealer in securities, or an  associated person of any of the foregoing?  Yes  X No  (3) acting as director or employee or otherwise being affiliated with any investment  company, bank, savings and loan association, or insurance company?  Yes  X No  (4)  engaging in any other activity connected with securities or commodities?  Yes  X No  (5)  engaging in any other type of business practice?  Yes  X No  (6) engaging or continuing in any other conduct or practice in connection with any of  the above activities?  Yes  X No  (7)  associating with any person engaged in any of the above activities?  Yes  X No  e. Since February 1, 2008, have you been found by a court or by the Securities and  Exchange Commission (the “SEC”) or C.F.T.C. or a similar foreign governmental entityto have violated any foreign, federal or state securities law or commodities law (whetheror not the finding or judgment was subsequently reversed, suspended or vacated)?  Yes  X No  -  5-

f. Since February 1, 2008, have you been the subject of, or a party to, any foreign, federal or state judicial or administrative order, judgment, decree or finding relating to an alleged violation of:

(1) any foreign, federal or state securities or commodities law or regulation?

_____ Yes __X__ No

(2) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order?

_____ Yes __X__ No

(3) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity?

_____ Yes __X__ No

g. Since February 1, 2008, have you been the subject of, or party to, any sanction or order of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member?

_____ Yes __X__ No

h. Since February 1, 2008, have you been subject to any judicial or administrative proceeding before any court, commission (including the SEC or C.F.T.C.), board or other government agency concerning any matter similar in nature to the matters described in parts d., e., f. and g. of this question which did not result in a judgment or finding or is now pending?

_____ Yes __X__ No

i. To your knowledge, since February 1, 2008, have you been subject to any investigation by any government agency or body concerning any matter similar in nature to the matters described in parts d., e., f. and g. of this question which did not result in the institution of judicial or administrative proceedings or is now pending?

_____ Yes __X__ No

j. Since February 1, 2008, have you been named in, or found liable or guilty in, any civil or criminal proceeding or investigation by any foreign, federal or state governmental agency alleging fraud or breaches of any duties to shareholders or other constituents of a company?

_____ Yes __X__ No

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k. Since February 1, 2008, have you been subject to any order, judgment or decree that restrains or enjoins you from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the SEC or similar foreign governmental entity or (iii) arising out of the conduct of the business of an underwriter, broker, dealer or municipal securities dealer, investment advisor or paid solicitor of purchasers of securities?

_____ Yes __X__ No

l. Since February 1, 2008, have you been subject to a United States Postal Service false representation order?

_____ Yes __X__ No

m. Are you subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

_____ Yes __X__ No

n. Have you been involved in, or has any inquiry, investigation, lawsuit or disciplinary action been initiated against you by any regulatory or professional organization, including, but not limited to, the SEC, any state securities commission, FINRA (formerly NASD) or any foreign regulatory authority?

_____ Yes __X__ No

o. Do you know of any inquiry, investigation, lawsuit or disciplinary action initiated against the Company, any of its officers, directors, principals, associates, affiliates, predecessors or five percent stockholders by any regulatory organization including, but not limited to, the SEC, any state securities commission, FINRA (formerly NASD) or any foreign regulatory authority?

_____ Yes __X__ No

p. If your answer to any of the above questions is "Yes," please describe in detail what happened. Please name all persons involved, give the court and/or agency docket number of the proceeding, and provide any other information that might explain or aid in understanding your involvement in the proceeding.

7. Do you consent to being named in the Proxy Statement and agree to serve as a director if elected?

__X__ Yes _____ No

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 PART II  COMPENSATION(Reg. S-K, Item 402)  8. The Company will review its records to gather information on all compensation paid to you by  the Company and its subsidiaries. The following questions are intended to help ensure that allcompensation is identified and to otherwise assist in the Company’s review.  a. During the last fiscal year, did you receive any compensation as a director or officer of  the Company from any person other than the Company or its subsidiaries?  Yes  X No  If yes, please describe.  b. Please describe any consulting fees earned from, or paid or payable by the Company  and/or its subsidiaries to you, including through joint ventures. If none, please soindicate.  None  c. Do you have an employment agreement with the Company or any of its subsidiaries? If  so, please describe.  Yes  X No  d. Do you have any agreement or arrangement with the Company or its subsidiaries, or does  the Company or its subsidiaries have any plan, under which you will receive any paymentat, following or in connection with your resignation, retirement or other termination ofyour employment or from a change in control of the Company or a change in yourresponsibilities following a change in control? If so, please describe.  Yes  X No  -8-

e. Please describe any other compensation (regardless of amount) earned or paid to you during the last fiscal year that is not already reported in this Question 8 (including compensation related to transactions between the Company or any of its subsidiaries and any third party from which you or any Immediate Family member receives compensation). If none, please so indicate.

None

PART III
TRANSACTIONS WITH THE COMPANY OR ANY SUBSIDIARY
(Reg. S-K, Item 404(a))

The questions in this section are designed to assist the Company in identifying the existence of any "related party transactions", including a transaction that would be required to be disclosed in the Company's proxy statement. The SEC requires the Company to include information that relates to transactions involving your Immediate Family members. Please refer to the definition of "Immediate Family" in Appendix A below in connection with your responses to these questions. Please also complete the attached *Annex A*, which is a list of your Immediate Family members. This is intended to help you respond to the questions below.

9. Since the beginning of fiscal 2017 (i.e., January 29, 2017), have you, any Associate of yours or any member of your Immediate Family had, or do you propose to have, any interest, directly or indirectly, in any transaction (or series of similar transactions) in which the Company, any of its subsidiaries or any of their pension, retirement or similar plans was or is to be a participant and the amount involved in such transaction exceeds $120,000? Please note you are deemed to have an indirect interest in a transaction between the Company and any entity of which you Beneficially Own ten percent or more of its equity interests. If you answer "yes" to this question or the following question, please note that additional follow-up may be necessary.

_____ Yes __X__ No

If yes, for each such transaction, please provide the following information:

- the name of such person;
- a description of the relationship to you and the Company;
- the nature of such person's interest in the transaction(s) (including such person's position(s) or relationships(s) with, or ownership in, a firm, corporation, or other entity that is party to, or has an interest in, such transaction);
- when such transaction(s) occurred or will occur;
- the amount of such transaction(s); and
- the amount of such person's interest in the transaction(s) (without regard to profit or loss).

10. If you, any Associate of yours or any member of your Immediate Family is or was at any time since the beginning of fiscal 2017, or proposes to be, engaged, directly or indirectly, in any financial transaction (or series of similar transactions), arrangement or relationship (including any

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 indebtedness or guarantee of indebtedness) in any amount involving the Company, any of itssubsidiaries or any of their pension, retirement or similar plans as a participant, please indicatebelow the name of such person and indicate such person’s relationship to you and the Company,the nature of the debt, the largest aggregate amount outstanding during the Company’s last fiscalyear, the amount outstanding at February 3, 2018, the amount of principal paid during theCompany’s last fiscal year, the amount of interest paid during the Company’s last fiscal year, andthe rate of interest paid or charged thereon.  Not applicable  1 disclose the following:  II. Do you or any of your Associates have any interest, direct or indirect, by security holdings or  otherwise, in any matters to be acted upon at the 2018 Annual Meeting (other than elections tooffice or interests under option or retirement plans)? If yes, please describe such interest.  Yes  X No  PART IV  LEGAL PROCEEDINGS  (Reg. S-K, Item 103, Instruction 4)  12. Interests Adverse to the Company  a. Are you or any of the following persons a party adverse to the Company or any of its affiliates, or do you or any such person hold an interest adverse to the Company or any of its affiliates, in any legal proceeding?  i.  You?  Yes  X No  ii. Your spouse, or any relative of you or your spouse who lives in your home or who is a  director or officer of the Company?  Yes  X  No  iii.  Any corporation or organization of which you are a director, officer or partner?  Yes  X No  -  10-

iv. Any corporation or organization of which you are, directly or indirectly, the Beneficial Owner of five percent or more of any class of equity securities?

_____ Yes __X__ No

v. Any trust or estate in which you have a beneficial interest or of which you are a trustee or fiduciary?

_____ Yes __X__ No

vi. To your knowledge, any person or any partnership, syndicate or other group who or which is the Beneficial Owner of more than five percent of the outstanding shares of any class of the Company's voting securities?

_____ Yes __X__ No

vii. Any member of the Immediate Family of any of the foregoing persons?

_____ Yes __X__ No

If your answer to any of the above questions is "Yes," please provide the following information for each such legal proceeding: (1) name of court or agency, (2) date proceeding was instituted, (3) principal parties to proceeding, (4) a description of the factual basis alleged to underlie the proceeding, (5) the relief sought, and (6) your relationship, if any, to each of the parties to the proceeding.

b. Do you know of any legal, regulatory or administrative proceeding brought or contemplated by any governmental authority (including but not limited to antitrust price-fixing, tax, environmental, copyright or patent litigation) to which you, the Company or any subsidiary of the Company is or may be a party or of which the property of the Company or any subsidiary of the Company is subject?

___ Yes __X__ No

If your answer is yes, please provide a description below:

PART V
SECURITY OWNERSHIP
(Reg. S-K, Item 403)

13. <u>Interests in the Company's Securities (see Appendix A)</u>

a. Do you Beneficially Own, or have the right to acquire (for example, through the exercise of an option or pursuant to the power to revoke a trust) Beneficial Ownership with respect to, any equity securities of the Company or any of its affiliates:

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 (1)  Directly?  Yes  X  No  (2) Indirectly through your spouse, any minor child of yours, or any relative of you  or your spouse who lives in your home?  Yes  X No  (3) Indirectly through any corporation of which you or any member of your  Immediate Family is a director, officer or partner?  Yes  X  No  (4) Indirectly through any corporation of which you or any member of your  Immediate Family is, directly or indirectly, the Beneficial Owner of five percentof any class of equity securities?  Yes _JC No  (5) Indirectly through any trust or estate in which you or any member of your  Immediate Family has a beneficial interest or of which you or any member ofyour Immediate Family is a trustee or fiduciary?  Yes X No  (6)  Jointly?  Yes  X  No  -  12-

b. If your answer to any portion of Question 13a is "Yes," please provide the following information.

A Class of securities	B Amount Owned Beneficially[1]	C Of amount shown in column B, number of shares with respect to which you have the right to acquire Beneficial Ownership within 60 days[2]	D Nature of Beneficial Ownership[3]	E Direct or indirect ownership[4]

[1] Includes shares deemed to be Beneficially Owned as specified in Appendix A.

[2] See Appendix A. State nature of right to acquire Beneficial Ownership (for example, "subject to option").

[3] For all shares listed, state whether you have (a) sole voting power, (b) shared voting power, (c) sole investment power or (d) shared investment power. If you share voting or investment power, please identify the person with whom such power is shared and describe the arrangement or agreement under which it is shared.

[4] If shares are owned directly, so state. If shares are owned indirectly, state the nature of such indirect ownership (for example, "by wife").

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c. With respect to any securities listed in your answer to Question 13b, do you wish to disclaim Beneficial Ownership thereof?

_____ Yes ____ No

If so, please indicate the class and amount of securities as to which you are disclaiming Beneficial Ownership.

Class of Securities	Amount

d. Do you know of any person, company or group who or which is the Beneficial Owner or pledgee of more than five percent of the outstanding shares of any class of the Company's voting securities or who or which has the right to acquire Beneficial Ownership of more than five percent of any class of such securities?

_____ Yes __X__ No

If so, please state the name of such person, company or group.

e. To your knowledge, do any holders of more than five percent of any class of the Company's voting securities hold such securities pursuant to any voting trust or similar agreement?

_____ Yes __X__ No

If so, please state the name(s) and address(es) of the voting trustee(s).

f. Are any of the shares Beneficially Owned by you, as described in 13a and 13b above, held in a margin account or otherwise pledged as security or collateral? If so, briefly describe the details below and indicate the number of shares pledged as security.

_____ Yes __X__ No

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 Changes in Control  a. Are you aware of any arrangements, including any pledge of securities of the Company  or any of its affiliates or subsidiaries that have resulted in, or may at a later date result in,a change in control of the Company?  Yes X No  b.  If so, please describe.  PART VI  PAYMENTS TO FOREIGN OFFICIALS AND IRAN RELATED ACTIVITIES  Payments to Foreign Officials or Institutions  a. Have you made any payment or offer to pay any money or anything of value to any  foreign official, foreign political party, foreign party official, or candidate for foreignpolitical office for the purpose of:  (1) influencing any act or decision of such foreign person or institution, or  (2) inducing such foreign person or institution to influence any act or decision of a  foreign government,  in order to assist the Company or any other person or entity to obtain or retain business  for or with any person or to direct business to any person?  Yes  X No  b. Have you made any offer of any money or anything of value to any person, foreign or  domestic, while knowing or having reason to know that all or part of the money or valueoffered would be used for the purposes described in Question 15a?  Yes  X  No  Iran Related Activities:  For purposes of this Question 16, “affiliate” includes any U S. or foreign entity that you directlyor indirectly control (i.e. have the power to direct or cause the direction of the management andpolicies of that entity through ownership of voting securities by contract, or otherwise).

- We also request that you inform us immediately if you or any of your affiliates engages, or plans to engage, in any of the activities described below at any time during the current fiscal year or thereafter.

  a. During the past two years, have you or any of your affiliates engaged in any transactions with, relating to, or benefiting Iran, its government (including its agencies, political subdivisions, and any entity controlled by it or acting on its behalf), or any persons or entities in Iran, whether such transactions are direct or indirect?

  _____ Yes __X__ No

PART VII
COMPENSATION COMMITTEE INTERLOCKS
(Reg. S-K, Item 407(e)(4))

17. Compensation Committee Matters

Did you at any time during fiscal 2017 serve as an executive officer of another company which had as a member of its compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the Board of Directors) an executive officer of the Company?

_____ Yes __X__ No

If yes, please identify the other company, your position with such other company, the Company executive officer in question and his position with such other company:____________________

____

18. Officer Membership on Other Boards and Committees

a. Did you at any time during fiscal 2017 serve as a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another company, one of whose executive officers served on the compensation committee of the Company?

_____ Yes __X__ No

If yes, please identify the other company, your position with such other company, and the member of the Company's compensation committee in question:

____

____

b. Did you at any time during fiscal 2017 serve as a member of the Board of Directors of another company, one of whose executive officers served on the compensation committee of the Company?

- 16 -

 Yes  X No  If yes. please identity the other company and the member of the Company’scompensation committee in question:  c. Did you at any time during fiscal 2017 serve as a member of the compensation committee  (or other Board committee performing equivalent functions or, in the absence of any suchcommittee, the entire Board of Directors) of another company, one of whose executiveofficers served as a director of the Company (but not necessarily a member of thecompensation committee of the Company)?  Yes  X No  If yes, please identify the other company, your position with such other company, and themember of the Company’s Board of Directors in question:  PART VIII  AUDIT COMMITTEE FINANCIAL EXPERTISE  19.  Financial Expertise  a. Do you have education and experience as a principal financial officer, principal  accounting officer, controller, public accountant or auditor or in a position that involvesthe performance of similar function?  X Yes  No  If so, please describe (i) the position(s) that you held, (ii) a statement of your specificduties, (iii) the name of the company or companies in which you held such position(s)and (iv) the period(s) during which you held such position(s):  Samsara BioCapital, LLC: Chief Financial Officer: 11/2016 - Present.  Duties: Responsible for alt firm operations, accounting management, financialmanagement. US audit, tax compliance (SEC & FINRA) and investor relations.  Pacific Grove Capital: Chief Operating Officer and Chief Financial Officer: 04/2014 -08/2016.  Duties: Responsible for all firm operations, accounting management, financial  management, US and international audits, tax, compliance (SEC & FINRA) and investorrelations.  Canned Capital, LLC; Chief Financial Officer: 08/2002 - 05/2010.  Duties: Responsible for firm wide and multi-state operations, accounting management,financial management. US and international audits and lax returns, compliance/riskmanagement and investor relations.  -  17-

 EXP Systems, Inc; Accounting & Finance Manager; 02/2000 - 08/2002.  Duties: Responsible for the company's financial and accounting functions; implementedall phases of financial planning and analysis including business modeling, operatingbudgets, cash flow forecasting, treasury management, financial controls, accountingpolicies and procedures and managed all aspects of our annual audit.  b. If your answer to Question 19 is “No,” have you held a position in which you gained  experience in one or more positions that involve the performance of functions similar tothose that arc performed by principal financial officers, principal accounting officers,controllers, public accountants or auditors?  Yes  No  If so, please describe (i) the position(s) that you held, (ii) a statement of your specific  duties, (iii) the name of the company or companies in which you held such posilion(s)  and (iv) the period(s) during which you held such position(s):  20.  Supervisory Role  a. Do you have experience actively supervising a principal financial official officer,  principal accounting officer, controller, public accountant, auditor or person performingsimilar functions?  X  Yes  No  If so, please describe (i) the position(s) that you held, (ii) a statement of your specificduties, (iii) the name of the company or companies in which you held such position(s)and (iv) the period(s) during which you held such position(s);  Samsara BioCapital, LLC; Chief Financial Officer; 11/2016 - Present.  Duties: Responsible for all firm operations, accounting management, financialmanagement, US audit, tax compliance (SEC & FINRA) and investor relations.  Pacific Grove Capital; Chief Operating Officer and Chief Financial Officer; 04/2014 -08/2016.  Duties: Responsible for all firm operations, accounting management, financial  management. US and international audits, lax. compliance (SEC <& FINRA) and investorrelations.  Canned Capital. LLC; Chief Financial Officer: 08/2002 - 05/2010.  Duties: Responsible for firm wide and multi-state operations, accounting management,financial management. US and international audits and lax returns, compliance/'riskmanagement and investor relations.  EXP Systems, Inc: Accounting & Finance Manager; 02/2000 - 08/2002.  Duties: Responsible for the company's financial and accounting functions: implementedall phases of financial planning and analysis including business modeling, operating  -  18-

budgets, cash flow forecasting, treasury management, financial controls, accounting policies and procedures and managed all aspects of our annual audit.

b. Do you have experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements?

__X__ Yes ____ No

If so, please describe (i) the position(s) that you held, (ii) a statement of your specific duties, (iii) the name of the company or companies in which you held such position(s) and (iv) the period(s) during which you held such position(s):

Samsara BioCapital, LLC; Chief Financial Officer; 11/2016 – Present.
Duties: Responsible for all firm operations, accounting management, financial management, US audit, tax compliance (SEC & FINRA) and investor relations.

Pacific Grove Capital; Chief Operating Officer and Chief Financial Officer; 04/2014 – 08/2016.
Duties: Responsible for all firm operations, accounting management, financial management, US and international audits, tax, compliance (SEC & FINRA) and investor relations.

Cannell Capital, LLC; Chief Financial Officer; 08/2002 – 05/2010.
Duties: Responsible for firm wide and multi-state operations, accounting management, financial management, US and international audits and tax returns, compliance/risk management and investor relations.

EXP Systems, Inc; Accounting & Finance Manager; 02/2000 – 08/2002.
Duties: Responsible for the company's financial and accounting functions; implemented all phases of financial planning and analysis including business modeling, operating budgets, cash flow forecasting, treasury management, financial controls, accounting policies and procedures and managed all aspects of our annual audit.

21. Experience

a. Do you have any other relevant experience through which you gained:

(1) an understanding of generally accepted accounting principals ("GAAP") and financial statements?

__X__ Yes ____ No

(2) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves?

__X__ Yes ____ No

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(3) experience preparing, auditing, analyzing or evaluating financial statements that present the breadth and level of accounting issuer that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements or experience actively supervising one or more persons engaged in such activities?

__X__ Yes ____ No

(4) an understanding of internal controls and procedures for financial reporting?

__X__ Yes ____ No

(5) an understanding of audit committee functions?

__X__ Yes ____ No

If your answer is "Yes" with respect to any of items (i) through (v) above, please provide a general statement of support with respect to each answer:

Samsara BioCapital, LLC; Chief Financial Officer; 11/2016 – Present.
Duties: Responsible for all firm operations, accounting management, financial management, US audit, tax compliance (SEC & FINRA) and investor relations.

Pacific Grove Capital; Chief Operating Officer and Chief Financial Officer; 04/2014 – 08/2016.
Duties: Responsible for all firm operations, accounting management, financial management, US and international audits, tax, compliance (SEC & FINRA) and investor relations.

Cannell Capital, LLC; Chief Financial Officer; 08/2002 – 05/2010.
Duties: Responsible for firm wide and multi-state operations, accounting management, financial management, US and international audits and tax returns, compliance/risk management and investor relations.

EXP Systems, Inc; Accounting & Finance Manager; 02/2000 – 08/2002.
Duties: Responsible for the company's financial and accounting functions; implemented all phases of financial planning and analysis including business modeling, operating budgets, cash flow forecasting, treasury management, financial controls, accounting policies and procedures and managed all aspects of our annual audit.

22. Finance or Accounting Degree

Do you have an advanced degree in finance or accounting?

__X__ Yes ____ No

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If so, please described the advanced degree, the name of the institution where you earned such degree and the year in which you received such degree:

I have earned a Graduate Certificate in Tax from Golden Gate University, San Francisco.

23. Certified Public Accountant

Are you a certified public accountant, or the equivalent, in good standing?

_____ Yes __X__ No

If so, please state the period during which you actively practiced as a certified public accountant (or the equivalent):

24. Accounting or Financial Expertise

Are you certified or otherwise identified as having accounting or financial expertise by a recognized private body that establishes and administers standards in respect of such expertise, and in good standing?

_____ Yes __X__ No

If so, please (i) describe the nature of such certification, (ii) identify the administering body and (ii) state the period during which you have been so certified:

25. Laws and Regulations

Please provide a general statement describing your level of familiarity and experience with (i) all applicable laws and regulations regarding the preparation of financial statements of public companies and (ii) reviewing, preparing, auditing or analyzing financial statements of public companies:

I have been preparing US and international audits for over 15 years. These audits range from limited partnerships to corporations with multi-state and worldwide business activities. As part of my duties as a risk manager and valuation agent, I consistently review public filings on a wide range of publicly traded and privately held companies. Furthermore, I have a deep knowledge and understanding of SEC & FINRA compliance rules and regulations, tax compliance, GAAP, Sarbanes-Oxley Act of 2002 and the JOBS Act, to name a few.

26. Other Relevant Qualifications or Experience

To the extent not covered by Questions 19-25 above regarding your experience in evaluating the financial statements of public companies, please provide a description of any of your other relevant qualifications or experience that would assist the Company in evaluating your ability to understand and evaluate the Company's financial statements and its other financial information

- 21 -

and to make knowledgeable and through inquiries whether (i) the Company's financial statements "fairly present" its financial condition, results of operations and cash flows in accordance with GAAP; and (ii) the Company's financial statements and other financial information, taken together, "fairly present" the Company's financial condition, results of operations and cash flow:

For over 15 years, I have analyzed hundreds of publicly traded and privately held companies, evaluating operating cash flows models (current and forecasted), business valuations (internal, external & independent 3rd parties), market dynamics, board leadership, strategic leadership, team culture and general financial stability of a business. I have managed teams and have worked on deals which have resulted in profitable strategic business alliances and alternatives. Furthermore, I have built and managed several portfolio companies.

I consent to being named in the Company's Proxy Statement and Annual Report and other solicitation materials, if so nominated as a director of the Company. I confirm my understanding that the provisions of the Company's governing documents must be complied with and satisfied in order for me to qualify, and be properly nominated as, a director of the Company, including the provisions of Section 4.15 of the Fourth Amended and Restated By-Laws of Destination XL Group, Inc. The answers to the foregoing questions are complete and accurate in all respects to the best of my knowledge and belief. I will notify the Company promptly if any of my responses change. In the absence of notice from me concerning any changes in the foregoing answers following the date of this Questionnaire, the Company is to understand that the information appearing in this Questionnaire remains, to the best of my knowledge, accurate and complete.

Richard D. Van Doren, Jr.
(Print full name)

(Signature)

Dated: May 1, 2018

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Appendix A

Definition of "Beneficial Ownership"

The SEC has adopted a definition of "beneficial ownership," as used in this Questionnaire, that is different from the one with which you may be familiar in the context of insider trading. Securities owned "beneficially" would include not only securities held by you for your own benefit, whether in bearer form or registered in your own name or otherwise, but also securities held by others for your benefit (regardless of whether or how they are registered) such as, for example, securities held for you by custodians, brokers, relatives, executors, administrators, or trustees, and securities held for your account by pledgees, securities owned by a partnership in which you are a member, and securities owned by any corporation which is or should be regarded as a personal holding corporation of yours.

The SEC's definition of "beneficial ownership" provides generally that:

(a) A person "beneficially owns" a security if he or she, directly or indirectly, has or shares voting power (*i.e.*, the power to vote, or to direct the voting of such security) and/or investment power (*i.e.*, the power to dispose or to direct the disposition of such security) whether through any contract, arrangement, understanding, relationship or otherwise.

(b) A person is also deemed to be the beneficial owner of a security if he or she has the right to acquire such security within 60 days including any right to acquire such a security during that time period (a) through the exercise of any option, warrant or right; (b) through the conversion of a security; (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

In the view of the SEC, any person or entity that controls, or has the power to control, a beneficial owner is itself a beneficial owner with respect to the securities owned by the controlled person or entity. Thus, for example, a parent company would be the beneficial owner of securities owned by a subsidiary over which it has control. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise.

Please note that under the definitions set forth above, there may be more than one beneficial owner of the same security, such as when a person places securities in a revocable discretionary account with a trustee or investment adviser who can vote or dispose of the securities; in that case, the individual would have investment power since he or she could revoke the arrangement and the trustee or investment adviser would have voting power and investment power. Thus, both the individual and the investment adviser would have beneficial ownership of the same securities.

Definition of "Executive Officer"

When used in reference to any company or business entity, "executive officer" means the chief executive officer, president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for the company. (Executive officers of subsidiaries may be deemed executive officers of the company if they perform such policy making functions for the company.)

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 Definition ol “Immediate Family”  A person’s “immediate family” includes such person’s spouse, parents, stepparents, children,  stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law (whether by blood or adoption), or anyone residing in such person's home (other than a tenant oremployee).  Definition of “Associate”  The term "associate,” as used in this Questionnaire, means:  1. any corporation or organization (other than the Company or a majority-owned subsidiary of the  Company) of which you are an officer or partner or are, directly or indirectly, the beneficialow ner of 10% or more of any class of equity securities;  2. any trust or other estate in which you have a substantial beneficial interest or as to which you  serve as trustee or in a similar fiduciary capacity; and  3. your spouse, or any relative of you or your spouse, who lives with you, or who is a director or  officer of the Company or any of its parents or subsidiaries.  -24 -

 Annex A  Immediate Family Members  Board  Relationship  Name  Employer  Title  Memberships  Spouse  Shelby Van  None  None  None  Doren  Children  Trenton Van None  None  None  Doren  Parker Van  None  None  None  Doren  Mollie Van  None  None  None  Doren  Step-children  N/A  N/A  N/A  N/A  Sons-in-law  N/A  N/A  N/A  N/A  Daughters-in-law  N/A  N/A  N/A  N/A  Parents  N/A  N/A  N/A  N/A  Step-parents  N/A  N/A  N/A  N/A  Parents-in-law  N/A  N/A  N/A  N/A  Siblings  N/A  N/A  N/A  N/A  Brothers-in-law  N/A  N/A  N/A  N/A  Sisters-in-law  N/A  N/A  N/A  N/A  Other persons  None  None  None  None  sharing your  household (otherthan tenants andemployees)  -25-

NAME: RICHARD D. VAN DOREN, JR.

DESTINATION XL GROUP, INC.

QUESTIONNAIRE FOR DIRECTORS REGARDING INDEPENDENCE

Response Mechanics: Please review this Questionnaire and answer accurately (in ink other than black). **Please be sure that *every* question in this Questionnaire is answered; if the answer to any question is "None" or "Not Applicable," please so state.** If the space provided for answers is inadequate, please use attachments to provide the additional detail. Unless otherwise stated, answers should be given as of the date on which you complete this Questionnaire. A limited number of questions may *appear* to overlap. Accordingly, you should feel free to cross-reference your answers in order to avoid repeating information.

Purpose of Responses: The questions below are designed to elicit a variety of information that could be useful to the Board in determining the "independence" of its Directors. In making this determination, the Board will be guided by a few specific requirements, but otherwise will need to rely on broad general principles and its own collective judgment. Unless one of several objective factors causes a Director not to be "independent" under Nasdaq requirements, the question for the Board will be whether one or more current, and in some cases certain former, relationships that involve the Company or members of its management, taken as a whole, cause the Director not to be "independent." In this regard, the New York Stock Exchange (solely for informational purposes given that the Company is an Nasdaq-listed company) has stated that:

> *"it is not possible to anticipate, or explicitly to provide for, all circumstances that might signal potential conflicts of interest, or that might bear on the materiality of a director's relationship to a listed company. . . Accordingly, it is best that boards making 'independence' determinations broadly consider all relevant facts and circumstances. In particular, when assessing the materiality of a director's relationship with the company, the board should consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others."*

Materiality and Significance – Some Information on Standards: Because neither Nasdaq nor applicable law and regulations have specifically stated what "material" means in this context, the Board will need to apply a broad, common law standard of materiality: *whether a reasonable investor would attach importance to the existence of the relationship in determining that the Director in question was not independent.* For purposes of completing this Questionnaire, it is important to note not only that a single significant relationship may be material, but also that multiple relationships which individually are not significant may, collectively, be material when viewed as a whole. Wherever possible this Questionnaire attempts to define in context what is "material," but in many instances it is simply not possible to give a bright-line standard for you to apply. In those instances, please keep in mind that the Board, in making its determination needs more, rather than less information so that it can put itself in the shoes of the "reasonable investor." When the facts might lend themselves to multiple interpretations from the "reasonable investor" standard, it is appropriate for the Board as a whole, rather than each individual

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Director, to reach a judgment as to materiality. In some instances, this Questionnaire uses the term "significant," which is intended to cast a broader net than the term "material" while still allowing you to use your discretion in responding. In all events, if you have any doubts as to disclosure, please err on the side of disclosing what may arguably be "insignificant" or "immaterial" relationships, so as to enable the Board to make the most accurate and informed of determinations.

Use of Responses, Company Information Assistance: The information solicited by this Questionnaire will be used by the Board to comply with legal and Nasdaq requirements that have become the focus of much public attention and are closely monitored by institutional investors. Each Director has a vested interest in the process being as complete and thorough as possible. At the same time, the Board is well aware that it would be unduly burdensome to require each Director to disclose every single relationship, no matter how routine or insignificant or incidental, which may have any bearing on any of the questions in this Questionnaire. Therefore, in addition to asking you to make your own judgment as to whether any specific relationship is of the kind as to which a reasonable investor would want more information, the Board is prepared to make available Company data and resources to assist you in ascertaining whether specific entities with whom you or your immediate family or affiliates have a relationship also have a relationship with the Company or its management or affiliates.

Some Defined Terms: For purposes of this Questionnaire, the following terms have the following meanings unless otherwise noted:

- "**Immediate family**" member means any of the following: your spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than persons employed by you) who shares your home.
- "**Affiliate**" means, with respect to any person, any person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such person.
- "**Control,**" when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "**controlling**" and "**controlled**" have meanings correlative to the foregoing.

Please note that the definitions of "**affiliate**" and "**control**" are not necessarily objective definitions and you should therefore be over inclusive in your assessment of whether a person has been or is "**affiliated**" with another person, including the Company.

Please note that Nasdaq Listing Rules and the Securities and Exchange Commission rules effectively require the Company to monitor the independence of directors and members of the Audit Committee, Compensation Committee and Nominating/Corporate Governance committee throughout the year. As a result, if there is any change or proposed change in the facts on which your answers to this questionnaire are based, it is important that you notify Robert S. Molloy at (781) 828-9300 x2029 or Kathy Lehmann at (781) 828-9300 x2543 or via email (klehmann@dxlg.com) as soon as possible.

Thank you for your attention in completing this important Questionnaire.

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 L  BACKGROUND  I.  Do you serve on the board of directors of other companies?  Yes  No  X  IF YES, please provide a complete description of this service. However, in the event youserve on a number of “affiliated” or related entities, please feel free to list the “Parent” orsimilar entity with a general reference to the other entities.  2. Are you, or is any member of your “immediate family,” now employed, or have you or  any member of your “immediate family” been employed within the last three years, asan executive officer of another company for which any of the Company’s currentexecutive officers serve or served at the same time on the other company’s compensationcommittee?  Yes  No  X  IF YES. please provide a complete description of this relationship.  II.  EMPLOYMENT  1. Since January 1,2015, have you (or any member of your “immediate family”) been  employed by the Company or any of its subsidiaries or predecessors?  Yes  No  X  IF YES, please provide a complete description of this employment.  2. Since January 1,2015, have you or any member of your “immediate family” received  more than $120,000 per year in direct compensation or other payments from the  Company or any of its subsidiaries or predecessors, in any capacity, other than (i) directorand committee fees or (ii) pension or other forms of deferred compensation for priorservice (provided such compensation is not contingent in any way on continued service)?  Yes  No  X  IF YES, please provide a complete description of this compensation or other paymentand related services for the Company or any of its subsidiaries or predecessors.  3. Since January 1,2015, have you (or any member of your “immediate family”) had any  personal services contract(s) with the Company or any of its subsidiaries or predecessors  3 or a member of senior management of the Company or any of its subsidiaries orpredecessors?  Yes  No  X  IF YES, please provide a complete description of this arrangement. You may attach a  copy or an existing summary of the contract(s).  111.  THIRD PARTY RELATIONSHIPS  1. Since January 1, 2015, have you (or any member of your “immediate family”) been an  executive officer, employee, partner or controlling stockholders of a company that makespayments to, or receives payments from, the Company or any of its subsidiaries orpredecessors for property or services in an amount which, in any single fiscal year,exceeds die greater of $200,000 or 5% of such other company’s consolidated grossrevenues?  Yes  No  X  IF YES, please provide a complete description of this service or employmentrelationship.  2. Since January 1, 2015, have you had any ongoing business or professional relationship  with the Company or any of its subsidiaries or predecessors (oilier than service as a  Director of the Company), whether or not material in an economic sense, that involvescontinued dealing with management, such as the relationship between the Company andany investment banker, financial advisor, accounting or consulting firm, public orinvestor relations firm, or legal counsel?  Yes  No  X  IF YES, please provide a complete description of this relationship.  3. Since January 1,2015, have you (or any member of your “immediate family”) had any  material business or professional relationship with either:  (a) the Company or any of its subsidiaries or predecessors (other than service  as a Director of the Company); or  (b) a member of senior management of the Company or any of its subsidiaries  or predecessors (whether related to such member’s duties and  responsibilities as an employee of the Company or his or her personalbusiness/finances)?  For purposes of this question, you should assume that any gross revenue should beconsidered “material” if it exceeds 5% of your (or any member of your “immediate  4 family's") (i) annual gross income, derived from all sources, during either of the last two years, or (ii) net worth, on a fair market value basis. At the same time, a relationship may be material, even if it does not cross this threshold, if it is otherwise significant for you or a member of your "**immediate family**," either individually, or when viewed in the context of other relationships, or when taken together with multiple relationships involving you and your "**immediate family**" as a whole.

Yes ____________ No _____X_____

IF YES, please provide a complete description of this relationship.

4. Since January 1, 2015, have you (or any member of your "**immediate family**") performed services or been employed by or a representative of or "**affiliated**" with any firm or organization, or received any financial benefit from any such firm or organization, providing services (including, without limitation, professional advisory, financial consultation, tax, or legal counsel services) for the Company or any of its subsidiaries or predecessors or a member of senior management of the Company or any of its subsidiaries or predecessors?

Yes ____________ No _____X_____

IF YES, please provide a complete description of this service or employment relationship.

5. Since January 1, 2015, have you (or has any member of your "**immediate family**") been a controlling shareholder, member of the board of directors or trustees of, general partner of, an executive officer of or otherwise "**affiliated**" with a customer, supplier or service provider of the Company or any of its subsidiaries or predecessors?

Yes ____________ No _____X_____

IF YES, please provide a complete description of this relationship.

6. Since January 1, 2015, have you (or any member of your "**immediate family**") been employed by, on the board of directors or trustees of, or otherwise "**affiliated**" with a not-for-profit entity that receives direct and/or significant contributions from the Company or any of its subsidiaries or predecessors, including any members of any such Company's senior management, or any foundation or similar entity established by or on the behalf of any of the foregoing?

Yes ____________ No _____X_____

IF YES, please provide a complete description of this relationship.

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 7. Are you (or any member of your "immediate family”) now a current partner of our  independent auditors, or did you or a family member at any time within the three years  prior to the date you sign this Questionnaire, work on our company’s audit as a partner oremployee of our independent auditors?  Yes  No  X  IF YES, please provide a complete description of this relationship.  IV.  AUDIT COMMITTEE MATTERS  1. Since January 1,2015, have you been "affiliated” with or employed by, or has any  member of your "immediate family” been "affiliated” with or employed in a  professional capacity by, a present or former internal or external auditor of the Companyor any of its subsidiaries or predecessors?  Yes  No  X  IF YES, please provide a complete description of this relationship or involvement.  2. Since January 1,2017, have you received or do you currently have the right to receive,  directly or indirectly, any consulting, advisory, or other compensatory fees, including anyfees paid, directly or indirectly, for services as a consultant or a legal or financial advisor(including fees paid to your firm even if you are not the actual service provider),regardless of the amount, from the Company or any of its subsidiaries or predecessorsother than (i) director and committee fees or (ii) pension or other forms of deferredcompensation for prior service (provided such compensation is not contingent in any wayon continued service)?  Yes  No  X  IF YES, please provide a complete description of this compensation.  3. Since January l, 2015, have you owned, been employed by, or served as a director (or in  a similar capacity) of any entity that accepted any consulting, advisory, or othercompensatory fee from the Company or any of its subsidiaries or predecessors?  Yes  No  X  IF YES, please provide a complete description of this compensation.  6

4. Since January 1, 2017, have you been an "**affiliated person**" of the Company or any subsidiary thereof? **<u>For purposes of this question only</u>**, "**affiliated person**" of the Company or any subsidiary thereof means (A) with respect to any person, any person directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such person; (B) any executive officer of any "**affiliate**"; (C) any director who also is an employee of an "**affiliate**"; (D) any general partner of an "**affiliate**"; and (E) any managing member of an "**affiliate**."[1]

Yes ____________ No ____X________

IF YES, please provide a complete description of this relationship.

V. COMPENSATION COMMITTEE MATTERS

1. Since January 1, 2017, have you received or do you currently have the right to receive, directly or indirectly, any consulting, advisory, or other compensatory fees, including any fees paid, directly or indirectly, for services as a consultant or a legal or financial advisor (including fees paid to your firm even if you are not the actual service provider), regardless of the amount, from the Company or any of its subsidiaries or predecessors other than (i) director and committee fees or (ii) pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service)?

Yes ____________ No ______X________

IF YES, please provide a complete description of this compensation.

2. Since January 1, 2015, have you owned, been employed by, or served as a director (or in a similar capacity) of any entity that accepted any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries or predecessors?

Yes ____________ No _____X________

If YES, please provide a complete description of this compensation.

3. Since January 1, 2017, have you been an "**affiliated person**" of the Company or any subsidiary thereof? **<u>For purposes of this question only</u>**, "**affiliated person**" of the Company or any subsidiary thereof means (A) with respect to any person, any person

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1 Please note, the Securities and Exchange Commission has adopted a presumption that a person who is not an executive officer or the direct or indirect beneficial owner of 10% or more of any class of voting equity securities of the listed company or of an entity that controls, is controlled by or is under common control with the Company will not be deemed to be an "**affiliated person**."

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 directly, or indirectly through one or more intermediaries, controlling, controlled by, orunder common control with such person; (B) any executive officer of any ‘'affiliate”;  (C) any director who also is an employee of an “affiliate”; (D) any general partner of an“affiliate”; and (E) any managing member of an “affiliate.”2  Yes  No  X  IF YES, please provide a complete description of this relationship.  4. With respect to any compensation consultant, legal counsel or other adviser (each, a  “Consultant”) retained by the Compensation Committee in fiscal 2017, did you have, ordo you have, any business or personal relationship with such Consultant?  Yes  No  X  IF YES. please provide a complete description of this relationship.  5, With respect to any Consultant retained by the Compensation Committee in fiscal 2017,  do you have any knowledge of, or reason to believe, that there is an actual or potentialconflict of interest between (i) yourself or the Company, its directors or its executiveofficers and (ii) such Consultant?  Yes  No  X  IF YES, please provide a complete description of this relationship.  VI.  MISCELLANEOUS  1. Do you or any member of your “immediate family” have any other relationship (either  current or former) with the Company or members of its senior management (either  directly or as a partner, shareholder or officer of an organization that has a relationship  with the Company) that might reasonably be considered significant to consideration ofyour actual or perceived independence as a Director of the Company? For purposes ofillustration, potentially significant relationships could include (without limitation)commercial, industrial, investment management, banking, consulting, legal, accounting,financial, professional, close personal, charitable or familial relationships, among others.  Yes  No  X  IF YES, please provide a complete description of this relationship.  Please note, the Securities and Exchange Commission has adopted a presumption that a person who is not anexecutive officer or the direct or indirect beneficial owner of 10% or more of any class of voting equitysecurities of the listed company or of an entity that controls, is controlled by or is under common control withthe Company will not be deemed to be an “affiliated person.”  8

In the event that you subsequently learn of any information that would affect the accuracy or completeness of the information that you have previously reported in this Questionnaire, please contact Robert S. Molloy at (781) 828-9300 x2029 or Kathy Lehmann at (781) 828-9300 x2543 or at klehmann@dxlg.com immediately.

Please complete, sign and return the Questionnaire to Kathy Lehmann by PDF or fax at (781) 821-5174.

Your signature at the end of this Questionnaire constitutes your consent to the disclosure of the information contained in your answers in the Company's Proxy Statement and Annual Report as and to the extent required by the Securities and Exchange Commission and applicable Nasdaq rules and federal and state securities laws. You should be aware that a director of a registrant who files proxy materials or reports that are false or misleading in any material respect may, among other things, be personally liable to shareholders who have been damaged by the false or misleading statements. Therefore you should answer completely and accurately each part of this Questionnaire.

* * * * *

I consent to being named in the Company's Proxy Statement and Annual Report and other solicitation materials, if so nominated as a director of the Company. I confirm my understanding that the provisions of the Company's governing documents must be complied with and satisfied in order for me to qualify, and be properly nominated as, a director of the Company, including the provisions of Section 4.15 of the Fourth Amended and Restated By-Laws of Destination XL Group, Inc. The answers to the foregoing questions are complete and accurate in all respects to the best of my knowledge and belief. I will notify the Company promptly if any of my responses change. In the absence of notice from me concerning any changes in the foregoing answers following the date of this Questionnaire, the Company is to understand that the information appearing in this Questionnaire remains, to the best of my knowledge, accurate and complete.

Dated: May 1, 2018

Signature

Richard D. Van Doren, Jr.
Name: Please print or type

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Destination XL Group, Inc.  Business Relationships Questionnaire  Have you, or your spouse or dependents, had any actual or proposed direct or indirectbusiness relationships with KPMG. or have you provided services to KPMG during theperiod from January 29, 2017 through the date of this questionnaire?  Please circle your respons  or  No  If yes, please describe the relationship and any fees or revenues received or receivable?  Yes. I currently use KPMG's audit services at Samsara BioCapital, LLC to conduct ourannual US audit. I have not, nor has my spouse or dependents, received compensationfrom KPMG.  The answer to the foregoing question is correctly stated to the best of my knowledgeand belief.  Signature;  Print Name: Richard Van Doren  Date; May 1,2018

 Definitions for Purposes of This Questionnaire  Dependent  Direct business relationship  Indirect business relationship  means any person who received more than half oftheir support for the most recent calendar year fromthe relevant individual.  when an individual or entity enters into a businessrelationship as one of the principal parties to thatrelationship.  when a third party controlled by the individual orentity enters into a business relationship as one of theprincipal parties to that relationship. This includesinstances when, for example, a trust or personalholding company controlled by an individual entersinto a business relationship.